Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-228632

$1,008,500,000 Automobile Receivables Backed Notes

AmeriCredit Automobile Receivables Trust 2020-2

Issuing Entity (CIK No. 0001814917)

AFS SenSub Corp.

Depositor (CIK No. 0001347185)

Sponsor and Servicer (CIK No. 0001002761)

We suggest that you read the section entitled “Risk Factors” on page 17 of this prospectus and consider the factors in that section before making a decision to invest in the notes.

The notes are automobile loan asset-backed securities which represent obligations of the issuing entity and are not interests in or obligations of any other person or entity.

Neither the notes nor the automobile loan contracts will be insured or guaranteed by any governmental agency or instrumentality.

You should retain this prospectus for future reference.

The issuing entity will issue -
● seven classes of notes that are offered by this prospectus;
● one class of subordinated notes that is not offered by this prospectus. These subordinated notes will initially be retained by the depositor or an affiliate of the depositor; and
● all or a portion of one or more of the other classes of notes may be retained by the depositor or its affiliates.
The notes -

●   are backed by a pledge of assets of the issuing entity. The assets of the issuing entity securing the notes will include a pool of sub-prime automobile loan contracts secured by new and used automobiles, light duty trucks and vans. Sub-prime automobile loan contracts are contracts made to borrowers who have experienced prior credit difficulties and generally have credit bureau scores ranging from 500 to 700;

● receive monthly distributions on the eighteenth day of each month, or, if not a business day, then on the next business day, beginning on August 18, 2020; and
● currently have no trading market.
Credit enhancement for the notes offered by this prospectus will consist of -
● excess cashflow collected on the pool of automobile loan contracts;
● overcollateralization resulting from the excess of the principal amount of the automobile loan contracts over the aggregate principal amount of the notes;

●   the subordination of each class of notes to those classes senior to it, including the subordination of the class of notes which is not being offered by this prospectus to each class of notes being offered by this prospectus; and

● a reserve account that can be used to cover payments of timely interest, parity payments and ultimate principal on the notes.

	Principal Amount	Interest Rate		Final Scheduled Distribution Date	Price to Public (1)	Underwriting Discounts	Proceeds to Seller (2)
Class A-1 Notes	$180,000,000	0.26105%		July 19, 2021	100.00000%	0.150%	99.85000%

Class A-2-A Notes	$340,000,000	0.60%		December 18, 2023	99.99620%	0.250%	99.74620%

Class A-2-B Notes	$50,000,000	One-month LIBOR + 0.35%	(3)(4)	December 18, 2023	100.00000%	0.250%	99.75000%

Class A-3 Notes	$183,200,000	0.66%		December 18, 2024	99.98314%	0.350%	99.63314%

Class B Notes	$80,130,000	0.97%		February 18, 2026	99.99715%	0.500%	99.49715%

Class C Notes	$99,460,000	1.48%		February 18, 2026	99.99537%	0.600%	99.39537%

Class D Notes	$75,710,000	2.13%		March 18, 2026	99.97729%	0.750%	99.22729%

	$1,008,500,000				$1,008,432,110	$3,451,435	$1,004,980,675

(1)	Plus accrued interest, if any, from July 22, 2020.
(2)	Before deducting expenses, estimated to be $850,000.
(3)

The Class A-2-B Notes will accrue interest at a floating rate based on a benchmark which will initially be one-month LIBOR, plus a spread. However, the benchmark may change in certain situations. See “Description of the Notes—Floating Rate Benchmarks” for more information on how one-month LIBOR is determined and the circumstances under which the benchmark may change.

(4)

If the sum of the benchmark and the spread for the Class A-2-B Notes is less than 0.00% for any interest period, then the interest rate for the Class A-2-B Notes for such interest period will be deemed to be 0.00%.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Bookrunners

BNP PARIBAS	Deutsche Bank Securities	J.P. Morgan	Goldman Sachs & Co. LLC

Co-Managers for the Class A Notes

BB Securities	Credit Agricole Securities	Morgan Stanley	RBC Capital Markets

Prospectus dated July 14, 2020.

This document is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover of this prospectus.

Until ninety (90) days after the date of this prospectus, all dealers that buy, sell or trade the notes, may be required to deliver a prospectus, regardless of whether they are participating in the offer. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

Important Notice about the Information Presented in this Prospectus

•	You should rely only on information provided or referenced in this prospectus. We have not authorized anyone to provide you with different information.

•

We include cross-references in this prospectus to captions in these materials where you can find further related discussions. The table of contents on the previous page provides the pages on which these captions are located.

Where You Can Find More Information

The depositor, AFS SenSub Corp., as registrant, filed with the Securities and Exchange Commission, or the Commission, or the SEC, under the Commission file number 333-228632, a registration statement under the Securities Act of 1933, as amended, or the Securities Act, with respect to the notes offered pursuant to this prospectus. This prospectus, which forms a part of the registration statement, omits certain information contained in such registration statement pursuant to the rules and regulations of the Commission.

As long as the issuing entity is required to report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, the issuing entity will file, or the servicer or the depositor will file for the issuing entity, annual reports on Form 10-K and distribution reports on Form 10-D, monthly asset-level data files and related documents on Form ABS-EE, any current reports on Form 8-K, and amendments to those reports with the Commission under the file number 333-228632-05. A copy of any reports may be obtained by any noteholder by request to the servicer.

The depositor engaged a third party to assist in certain components of the review of the automobile loan contracts that is described under “Depositor Review of Automobile Loan Contracts.” The report produced by that third party is a “third-party due diligence report” pursuant to Rule 15Ga-2 of the Exchange Act, and the findings and conclusions of that report were therefore furnished to the Commission on a Form ABS-15G on July 2, 2020 under file number 333-228632.

A number of items are incorporated by reference into this prospectus. See “Incorporation by Reference” for a description of incorporation by reference.

The Commission maintains a website containing reports, proxy materials, information statements and other information regarding issuers that file electronically with the Commission. The address is http://www.sec.gov.

You may request a free copy of any of the filings incorporated by reference into this prospectus by writing or calling: AmeriCredit Financial Services, Inc., 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102; telephone (817) 302-7000. You may obtain more information about AmeriCredit at https://www.gmfinancial.com. The information about AmeriCredit’s website in the immediately preceding sentence and its content is not incorporated by reference into this prospectus.

Notice to Residents of the United Kingdom

WITHIN THE UNITED KINGDOM, THIS PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED TO PERSONS (I) AUTHORIZED TO CARRY ON A REGULATED ACTIVITY UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED, OR THE “FSMA”, (II) WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND WHO QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED, OR THE “FPO”, (III) WHO FALL WITHIN ARTICLE 49(2) OF THE FPO, OR (IV) WHO ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED (TOGETHER, RELEVANT PERSONS). IN THE UNITED KINGDOM, THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. IN THE UNITED KINGDOM, ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE NOTES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN A RELEVANT PERSON IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

Notice to Residents of the European Economic Area and the United Kingdom

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF REGULATION (EU) 2017/1129, AS AMENDED, (THE PROSPECTUS REGULATION).

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE EEA) OR IN THE UNITED KINGDOM (THE U.K.). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU AS AMENDED, MIFID II; OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97, AS AMENDED, THE INSURANCE DISTRIBUTION DIRECTIVE, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS REGULATION (QUALIFIED INVESTORS).

CONSEQUENTLY, NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS AMENDED (THE PRIIPS REGULATION), FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA OR IN THE U.K. HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA OR IN THE U.K. MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF NOTES IN THE EEA OR THE U.K. WILL ONLY BE MADE TO ANY LEGAL ENTITY WHICH IS A QUALIFIED INVESTOR. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OR THE U.K. OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, NOR THE DEPOSITOR, NOR ANY OF THE UNDERWRITERS HAVE AUTHORISED, NOR DO THEY AUTHORISE, THE MAKING OF ANY OFFER OF NOTES IN THE EEA OR THE U.K. OTHER THAN TO ONE OR MORE QUALIFIED INVESTORS.

Forward-Looking Statements

Any projections, expectations and estimates in this prospectus are not historical in nature but are forward-looking statements based on information and assumptions the sponsor and the depositor consider reasonable. Forward-looking statements are about circumstances and events that have not yet taken place, so they are uncertain and may vary materially from actual events. Neither the sponsor nor the depositor is obligated to update or revise any forward-looking statements, including changes in economic conditions, portfolio or asset pool performance or other circumstances or developments, after the date of this prospectus.

Summary of Transaction Parties (1)

(1)	This chart provides only a simplified overview of the relationships between the key parties to the transaction.

Refer to this prospectus for a further description of the relationships between the key parties.

Flow of Funds (1)

Available Funds
To the Servicer, the servicing fee, any supplemental servicing fees, reimbursements for mistaken deposits and other related amounts. To AmeriCredit, amounts paid to the collection account but not related to interest, principal or extension fees
To the Trustee, the Owner Trustee, the Trust Collateral Agent and the Asset Representations Reviewer for fees, expenses and indemnities (to the extent not already paid) in each case subject to a maximum specified annual limit
Interest on the Class A Notes
Principal, for parity, on the Class A Notes
Principal, for legal final, on the Class A Notes
Interest on the Class B Notes
Principal, for parity, on the Class A Notes and Class B Notes
Principal, for legal final, on the Class B Notes
Interest on the Class C Notes
Principal, for parity, on the Class A Notes, the Class B Notes and the Class C Notes
Principal, for legal final, on the Class C Notes
Interest on the Class D Notes
Principal, for parity, on the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes
Principal, for legal final, on the Class D Notes
Interest, if any, on the Class E Notes
Principal, for parity, on the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes
Principal, for legal final, on the Class E Notes
Noteholders' Principal Distributable Amount
Reserve Account up to the required amount
Principal to achieve the specified amount of overcollateralization
Additional fees owed to the Trustee, the Owner Trustee, the Trust Collateral Agent and the Asset Representations Reviewer, in excess of the related cap
Certificateholder

(1)

This chart provides only a simplified overview of the priority of the monthly distributions. The order in which funds will flow each month as indicated above is applicable for so long as no event of default has occurred. For more detailed information or for information regarding the flow of funds upon the occurrence of an event of default, please refer to this prospectus for a further description.

Summary of Prospectus

•

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, carefully read this entire prospectus.

•

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus.

•

There are material risks associated with an investment in the notes. You should read the section entitled “Risk Factors” beginning on page 17 of this prospectus and consider the risk factors described in that section before making a decision to invest in the notes.

The Issuing Entity

AmeriCredit Automobile Receivables Trust 2020-2, or the issuing entity, is a Delaware statutory trust. The issuing entity will issue the notes and be liable for their payment. The issuing entity’s principal asset will be a pool of sub-prime automobile loan contracts secured by new and used automobiles, light duty trucks and vans.

The Depositor

AFS SenSub Corp., or the depositor, is a Nevada corporation which is a wholly-owned special-purpose subsidiary of AmeriCredit. The depositor will sell the pool of sub-prime automobile loan contracts to the issuing entity.

The Sponsor and the Servicer

AmeriCredit Financial Services, Inc., or AmeriCredit, or the sponsor, or the servicer, is a Delaware corporation. AmeriCredit’s principal offices are located at 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102 and its telephone number is (817) 302-7000.

The sponsor either purchased the automobile loan contracts without recourse from automobile dealers or directly originated the automobile loan contracts with consumers. The sponsor will sell the automobile loan contracts to the depositor and, in its capacity as servicer, will service the automobile loan contracts on behalf of the issuing entity.

The Trustee and Trust Collateral Agent

The Bank of New York Mellon, or the trustee, or the trust collateral agent is a New York banking corporation. The trustee will serve as trustee and trust collateral agent pursuant to the indenture and as trust collateral agent pursuant to the sale and servicing agreement.

The Owner Trustee

Wilmington Trust Company, or the owner trustee, is a Delaware trust company. Wilmington Trust Company will serve as owner trustee not in its individual capacity but solely as owner trustee of the issuing entity, pursuant to the trust agreement.

The Asset Representations Reviewer

Clayton Fixed Income Services LLC, or the asset representations reviewer, is a Delaware limited liability company. Clayton Fixed Income Services LLC will serve as asset representations reviewer pursuant to the asset representations review agreement.

Cutoff Date

June 10, 2020. The issuing entity will receive amounts collected on the automobile loan contracts after this date.

Closing Date

On or about July 22, 2020.

Description of the Securities

The issuing entity will issue the asset-backed notes pursuant to the indenture. The notes are designated as the “Class A-1 Notes,” the “Class A-2-A Notes,” the Class A-2-B Notes,” the “Class A-3 Notes,” the “Class B Notes,” the “Class C Notes,” the “Class D Notes” and the “Class E Notes”. The Class A-2-B Notes are sometimes referred to as the “Floating Rate Notes.” The Class A-2-A Notes and the Class A-2-B Notes, collectively, are the “Class A-2 Notes” and constitute a single class having equal rights to payments of principal and interest, which will be made on a pro rata basis based on the principal balance of the Class A-2 Notes. The Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes are the “Class A Notes.” A residual certificate representing the residual interest in the issuing entity will also be issued pursuant to the trust agreement, but the residual certificate will initially be retained by the depositor or an affiliate and is not being offered pursuant to this prospectus.

The Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes are being offered by this prospectus and are sometimes referred to as the publicly offered notes or the offered notes. The Class E Notes are not being offered by this prospectus, and will initially be retained by the depositor or an affiliate of the depositor. The Class E Notes are sometimes referred to as the non-offered notes, and collectively, with the publicly offered notes, the notes. All or a portion of one or more of the other classes of notes may be retained by the depositor or its affiliates. For more information, see “Risk Factors—Retention of any of the notes by the depositor or an affiliate of the depositor could adversely affect the market value of your notes and/or limit your ability to resell your notes.”

Each class of notes will have the initial note principal balance, interest rate and final scheduled distribution date listed in the following tables:

Publicly Offered Notes

Class	Initial Note Principal Balance	Interest Rate	Final Scheduled Distribution Date

A-1	$180,000,000	0.26105%	July 19, 2021

A-2-A	$340,000,000	0.60%	December 18, 2023

A-2-B	$50,000,000	One-month LIBOR + 0.35% (1)(2)	December 18, 2023

A-3	$183,200,000	0.66%	December 18, 2024

B	$80,130,000	0.97%	February 18, 2026

C	$99,460,000	1.48%	February 18, 2026

D	$75,710,000	2.13%	March 18, 2026

(1) The Class A-2-B Notes will accrue interest at a floating rate based on a benchmark which will initially be one-month LIBOR, plus a spread. However, the benchmark may change in certain situations. See “Description of the Notes—Floating Rate Benchmarks” for more information on how one-month LIBOR is determined and the circumstances under which the benchmark may change.

(2) If the sum of the benchmark and the spread for the Class A-2-B Notes is less than 0.00% for any interest period, then the interest rate for the Class A-2-B Notes for such interest period will be deemed to be 0.00%.

Non-Offered Notes

Class	Initial Note Principal Balance	Interest Rate	Final Scheduled Distribution Date
E	$31,500,000	0.00%(1)	February 18, 2028

(1) Prior to the twenty-fourth distribution date, interest on the Class E Notes will accrue at 0.00%. From and after the twenty-fourth distribution date, (i) if on the twenty-fourth distribution date target overcollateralization is satisfied, interest on the Class E Notes will accrue at 2.23%, or (ii) if on the twenty-fourth distribution date target overcollateralization is not satisfied, interest on the Class E Notes will accrue at 0.00%.

Interest on each class of notes will accrue during each interest period at the applicable interest rate.

With respect to the Floating Rate Notes, initially, for each interest period, LIBOR will be the rate for deposits in U.S. dollars for a one-month period which appears on the Reuters Screen LIBOR01 Page (or similar replacement page) as of 11:00 a.m., London time, on the related LIBOR determination date, as described further under “Description of the Notes—Floating Rate Benchmarks—Determination of LIBOR.”

The LIBOR determination date for each interest period will be:

•	July 20, 2020 for the interest period from the closing date to the first distribution date; and

•	for each interest period thereafter, the second London business day prior to the distribution date on which such interest period begins.

The publicly offered notes will initially be issued in book-entry form only, and will be issued in minimum denominations of $1,000 and integral multiples of $1,000 (except for one note of each class which may be issued in a denomination other than an integral multiple of $1,000).

The notes will not be listed on any securities exchange.

You may hold your publicly offered notes through The Depository Trust Company in the United States or through Clearstream Banking, société anonyme or the Euroclear System in Europe.

The notes will be secured solely by the pool of sub-prime automobile loan contracts and the other assets of the issuing entity which are described under “—The Trust Property.”

Distribution Dates

•	For as long as the sponsor is the servicer, the distribution date will be the eighteenth day of each month, subject to the business day rule set forth below, commencing on August 18, 2020. If the sponsor is no longer acting as servicer, the distribution date may be a different day of the month, subject to the business day rule set forth below.

•	Business day rule:

If any distribution date is not a business day, then the distribution due on that date will be made on the next business day.

•	Record dates:

The record date for each distribution date is the close of business on the business day immediately preceding that distribution date. The record date is the date as of which the trust collateral agent will fix the identity of noteholders. Noteholders whose identities are fixed on a record date will receive payments on the related distribution date.

•	Collection periods:

The collection period for each distribution date is the calendar month immediately preceding the calendar month in which that distribution date occurs or, for the first distribution date, the period after the cutoff date to the close of business on July 31, 2020. Amounts received on the trust property during each collection period will be used to make the payments described under “—Payments” on the related distribution date.

Payments

As further described under the section of this prospectus entitled “Description of the Transaction Documents — Distributions — Distribution Date Payments,” the servicer will instruct the trust collateral agent to make the distributions from available funds on each distribution date in the following order of priority (except in those circumstances when the priority of payments set forth under “—Events of Default” is applicable):

1.

to the servicer, the servicing fee for the related calendar month, any supplemental servicing fees for the related calendar month, any reimbursements for mistaken deposits and other related amounts and certain other amounts due on the automobile loan contracts that the servicer is entitled to retain; and to the sponsor, amounts deposited into the collection account but not related to interest, principal or extension fees due on the automobile loan contracts;

2.

to the trustee, the owner trustee, the trust collateral agent and the asset representations reviewer, any accrued and unpaid fees, expenses and indemnities then due to each of them (to the extent the servicer has not previously paid those fees, expenses and indemnities), in each case subject to a maximum specified annual limit;

3.	to pay interest due on the Class A Notes;

4.	to pay principal to the extent necessary to reduce the principal balance of the Class A Notes to the pool balance, which amount will be paid out as described under “—Principal”;

5.	to pay the remaining principal balance of any Class A Notes on their respective final scheduled distribution dates;

6.	to pay interest due on the Class B Notes;

7.

to pay principal to the extent necessary, after giving effect to any payments made under clauses 4 and 5 above, to reduce the combined principal balance of the Class A Notes and Class B Notes to the pool balance, which amount will be paid out as described under “—Principal”;

8.	to pay the remaining principal balance of the Class B Notes on their final scheduled distribution date;

9.	to pay interest due on the Class C Notes;

10.

to pay principal to the extent necessary, after giving effect to any payments made under clauses 4, 5, 7 and 8 above, to reduce the combined principal balance of the Class A Notes, Class B Notes and Class C Notes to the pool balance, which amount will be paid out as described under “—Principal”;

11.	to pay the remaining principal balance of the Class C Notes on their final scheduled distribution date;

12.	to pay interest due on the Class D Notes;

13.

to pay principal to the extent necessary, after giving effect to any payments made under clauses 4, 5, 7, 8, 10 and 11 above, to reduce the combined principal balance of the Class A Notes, Class B Notes, Class C Notes and Class D Notes to the pool balance, which amount will be paid out as described under “—Principal”;

14.	to pay the remaining principal balance of the Class D Notes on their final scheduled distribution date;

15.	to pay interest due, if any, on the Class E Notes;

16.

to pay principal to the extent necessary, after giving effect to any payments made under clauses 4, 5, 7, 8, 10, 11, 13 and 14 above, to reduce the combined principal balance of the Class A Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes to the pool balance, which amount will be paid out as described under “—Principal”;

17.	to pay the remaining principal balance of the Class E Notes on their final scheduled distribution date;

18.	to pay the Noteholders’ Principal Distributable Amount, which amount will be paid out as described under “—Principal”;

19.	to the reserve account, the amount necessary to cause the amount deposited therein to equal the specified reserve account amount;

20.	to make a payment of the Accelerated Principal Amount, which amount will be paid out as described under “—Principal”;

21.

to pay each of the trustee, the owner trustee, the trust collateral agent and the asset representations reviewer any fees, expenses and indemnities then due to such party that are in excess of the related cap or annual limitation specified in the sale and servicing agreement; and

22.	to pay all remaining amounts to the certificateholder.

Sale of Automobile Loan Contracts

In certain circumstances the servicer may direct the issuing entity to sell automobile loan contracts that are more than 60 days delinquent to a third party that is unaffiliated with the servicer, the sponsor, the depositor or the issuing entity. Delinquent automobile loan contracts may be sold only if the sale proceeds received are at least equal to certain minimum sale proceeds set forth in the sale and servicing agreement. Furthermore, in no event may more than 20% of the initial number of automobile loan contracts in the pool be sold by the issuing entity in this manner.

Interest

Interest on the notes will be payable on each distribution date. The interest period relating to each distribution date will be the period from and including the most recently preceding distribution date—or, in the case of the first distribution date, from and including the closing date—to but excluding the related distribution date. Interest on the notes of each class will accrue at the interest rate for that class during each interest period. Interest payable on the Class A Notes will be paid pari passu to the holders of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes.

Interest on the Class A-1 Notes and the Class A-2-B Notes will be calculated on an “actual/360” basis. Interest on the other classes of notes will be calculated on a “30/360” basis.

Principal

•	Principal of the notes will be payable on each distribution date in an amount generally equal to:

1.

100% of the principal amortization which occurred in the automobile loan contract pool during the prior calendar month, but not to exceed the amount necessary to build and maintain the required overcollateralization, plus

2.

certain amounts of interest collected on the automobile loan contracts during the prior calendar month, which will be used to pay principal on the notes on that distribution date, but only as necessary to prevent undercollateralization or to cause the remaining principal balance of a class of notes to be repaid on its final scheduled distribution date, plus

3.

certain amounts of excess cashflow collected on the automobile loan contracts during the prior calendar month, which would otherwise be distributed to the certificateholder, which will be used to pay principal on the notes on that distribution date, but only as necessary to build or maintain overcollateralization at its required level.

•	The outstanding principal balance of any class of notes, if not previously paid, will be payable on the final scheduled distribution date for that note.

•	The classes of notes are “sequential pay” classes. On each distribution date, all amounts allocated to the payment of principal as described in clauses 4, 5, 7, 8, 10, 11, 13, 14, 16, 17, 18 and 20 of “Payments” above will be aggregated and will be paid out in the following order of priority (except in those circumstances when the priority of payments set forth below in “Events of Default” is applicable):

to the Class A–1 Notes, until they are paid off;

to the Class A–2 Notes pro rata among the Class A-2-A Notes and the Class A-2-B Notes, until they are paid off;

to the Class A–3 Notes, until they are paid off;

to the Class B Notes, until they are paid off;

to the Class C Notes, until they are paid off;

to the Class D Notes, until they are paid off; and

to the Class E Notes, until they are paid off.

•

Because the notes are “sequential pay,” if, due to losses, insufficient liquidation proceeds or otherwise, the trust property proves to be inadequate to repay the principal on all of the notes in full, it is possible that certain earlier maturing classes of notes will be paid in full and that the losses will be fully borne by the later maturing classes of notes. In that case, losses would be borne in reverse order of payment priority (i.e. beginning with the most junior class then outstanding).

The Trust Property

The issuing entity’s assets will principally include:

•	a pool consisting of primarily sub-prime automobile loan contracts, which are secured by new and used automobiles, light duty trucks and vans;

•	collections on the automobile loan contracts received after June 10, 2020;

•	the security interests in the financed vehicles securing the automobile loan contracts;

•	the automobile loan contract files;

•	an assignment of all rights to proceeds from claims on insurance policies covering the financed vehicles or the obligors;

•	an assignment of all rights to proceeds from liquidating the automobile loan contracts;

•	an assignment of the proceeds received from dealers under agreements between the sponsor and the dealers;

•	amounts held in the collection account, the note distribution account and the reserve account;

•	other rights under the transaction documents; and

•	all proceeds from the items described above.

The Automobile Loan Contract Pool

•	The automobile loan contracts consist of motor vehicle retail installment sale contracts originated by dealers for assignment to the sponsor and automobile loan contracts originated directly by the sponsor. All of the automobile loan contracts were originated in accordance with the sponsor’s credit policies. The automobile loan contracts are contracts made primarily to borrowers who have experienced prior credit difficulties and generally have credit bureau scores ranging from 500 to 700.

•	The automobile loan contracts generally consist of simple interest automobile loan contracts, which provide for equal monthly payments.

•	Upon discovery of a breach by the depositor of certain of the representations and warranties with respect to the automobile loan contracts under the sale and servicing agreement, the depositor shall have the obligation to repurchase from the issuing entity any automobile loan contract in which the interests of the noteholders are materially and adversely affected by the breach by no later than the end of the second calendar month after the calendar month in which the breach was first discovered, unless the breach has been cured by that time.

•

Upon either (i) the discovery of a breach by the sponsor of certain of the representations and warranties with respect to the automobile loan contracts under the purchase agreement in which the interests of the noteholders are materially and adversely affected by the breach, or (ii) any other event which requires the repurchase of an automobile loan contract by the depositor under the sale and servicing agreement, the sponsor shall have the obligation to repurchase from the issuing entity any related automobile loan contract affected by the breach by no later than the end of the second calendar month after the calendar month in which the breach was first discovered, unless the breach has been cured by that time.

•	Upon discovery of a breach by the servicer of certain covenants with respect to its servicing of the automobile loan contracts under the sale and servicing agreement, the sponsor shall purchase from the issuing entity the automobile loan contracts affected by such breach if the interests of the noteholders are materially and adversely affected by such breach.

Servicing Fee

The servicer will be paid on each distribution date from available funds prior to any payments on the notes. The servicer will receive the following fees as payment for its services on each distribution date:

•	For so long as the sponsor is the servicer:

–	A servicing fee, generally equal to (1) one-twelfth times (2) 2.25% times (3) the aggregate principal balance of the automobile loan contracts (but excluding any automobile loan contract that, prior to the end of the last day of the preceding calendar month, related to a liquidated or repurchased vehicle) as of the beginning of the calendar month preceding the calendar month in which the distribution date occurs; and

–	A supplemental servicing fee, equal to all administrative fees, expenses and charges paid by or on behalf of obligors, including late fees, prepayment fees and liquidation fees collected on the automobile loan contracts during the preceding calendar month (but excluding any fees or expenses related to extensions).

•	If any entity other than the sponsor becomes the servicer, the servicing fee may be adjusted as agreed upon by the majority noteholders of the most senior class outstanding and the successor servicer as set forth in the sale and servicing agreement.

Pool Information

•	The statistical information in this prospectus is based on the automobile loan contracts as of June 10, 2020, or the cutoff date.

•	As of the cutoff date, the automobile loan contracts in the pool had:

–	an aggregate principal balance of $1,105,208,590.10;

–	a weighted average annual percentage rate of approximately 11.88%;

–	a weighted average original term to maturity of approximately 72 months;

–	a weighted average remaining term to maturity of approximately 64 months;

–	an individual remaining term to maturity of not more than 74 months and not less than 3 months; and

–	a weighted average custom score of 250 and a weighted average credit bureau score of 581.

•	As of the cutoff date, 24.46% of the number of automobile loan contracts in the pool have been delinquent between 31 and 60 days one or more times; and 11.25% of the number of automobile loan contracts in the pool have been delinquent between 61 and 90 days one or more times.

•	As of the cutoff date, 17.93% of the number of automobile loan contracts in the pool have received one or more monthly payment extensions.

•	Additional statistical information about the automobile loan contracts is provided under “The Automobile Loan Contracts.”

Credit Enhancement

Credit enhancement for the notes will consist of excess cashflow, overcollateralization, subordination and a reserve account.

If available funds together with amounts available under any credit enhancement are insufficient to make required payments of principal on the notes, it is possible that certain earlier maturing Class A Notes will be paid in full and that the losses will be fully borne in reverse order of payment priority (i.e. starting with the most junior class of notes then outstanding) and losses may be incurred by the later maturing Class A Notes. In addition, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes will only receive principal payments after each class of notes senior to that class of notes has been paid in full, exposing those noteholders to losses.

Excess Cashflow

It is anticipated that more interest will be paid by the obligors on the automobile loan contracts each month than the amount that is necessary to pay both the interest earned on the notes each month and all of the issuing entity’s monthly fees and expenses, resulting in excess cashflow. Any excess cashflow that is generated in a particular month will be available to build and/or maintain the reserve account at its required level and to make additional principal payments on the notes to build and maintain a target amount of overcollateralization. See “Description of the Transaction Documents—Credit Enhancement—Application of Excess Cashflow” in this prospectus for more information regarding the application of excess cashflow.

Overcollateralization

Overcollateralization refers to the amount by which the aggregate principal balance of the automobile loan contracts exceeds the principal balance of the notes. On the closing date, the initial amount of overcollateralization will be approximately 5.90% of the aggregate principal balance of the automobile loan contracts as of the cutoff date.

On each distribution date, any excess cashflow that is not used to fund the reserve account to its required level will be available to be paid to the noteholders to reduce the principal balance of the notes in order to build to or maintain the target amount of overcollateralization.

The target amount of overcollateralization on any distribution date will equal (1) 16.50% of the aggregate principal balance of the automobile loan contracts as of the end of the related collection period minus (2) the amount required to be on deposit in the reserve account on that distribution date. See “Description of the Transaction Documents—Credit Enhancement—Overcollateralization” for more information regarding overcollateralization.

Subordination

A class of notes that is lower in priority of payment provides credit support to those classes of notes having higher priority of payment relative to that class. To the extent that the trust property does not generate enough cashflow in a particular month to satisfy the issuing entity’s obligations on the related distribution date, any shortfalls or losses will be absorbed as follows:

•	first, by the holders of the Class E Notes, to the extent amounts are due to them;

•	second, by the holders of the Class D Notes, to the extent amounts are due to them;

•	third, by the holders of the Class C Notes, to the extent amounts are due to them;

•	fourth, by the holders of the Class B Notes, to the extent amounts are due to them; and

•	fifth, by the holders of the Class A Notes, to the extent amounts are due to them, in reverse order of payment priority (except as described under “Events of Default”).

Reserve Account

On the closing date, 2.5% of the initial aggregate principal balance of the automobile loan contracts will be deposited into the reserve account. On each distribution date, any excess cashflow will be deposited into the reserve account to maintain the amount on deposit at 2.5% of the initial aggregate principal balance of the automobile loan contracts; provided, that the amount on deposit in the reserve account will not exceed the aggregate principal amount of the notes after giving effect to the payments described in clauses 1 through 18 under “—Payments” above.

If, on any distribution date, collections on the automobile loan contracts are insufficient to cover the payments of certain fees and expenses of the issuing entity, interest on the notes, principal payments on the notes that are necessary to maintain parity, or principal payments on each class of notes that are necessary to pay off any class of notes on its final scheduled distribution date, then amounts on deposit in the reserve account will be withdrawn and used to pay such shortfalls in the order of priority described under “—Payments” above.

Book-Entry Notes

The issuing entity will issue the notes as global securities registered in the name of Cede & Co. as nominee of The Depository Trust Company. The noteholders will not receive definitive securities representing their interests except in limited circumstances described under “Description of the Notes— Book-Entry Registration” in this prospectus.

Optional Redemption

On any distribution date on which the aggregate principal balance of the automobile loan contracts declines to 10% or less of the aggregate principal balance of the automobile loan contracts as of the cutoff date, the notes then outstanding may be redeemed in whole, but not in part, if the servicer or the depositor exercises its “clean-up call” option to purchase the automobile loan contract pool. The servicer or the depositor may exercise this option by depositing a redemption price that is at least equal to the unpaid principal amount of the notes of each class then outstanding, plus accrued and unpaid interest to the collection account, which amount will then be used to repay all outstanding notes.

Events of Default

The following are events of default under the indenture:

•	default in the payment of any interest on any note of the controlling class when it becomes due and payable, and such default continues for five business days;

•	default in the payment of the principal of any note on its final scheduled distribution date;

•	certain breaches of representations, warranties and covenants by the issuing entity (subject to any applicable cure period);

•	certain events of bankruptcy relating to the issuing entity or the issuing entity’s property (subject to any applicable cure period); and

•	certain events relating to the characterization of the issuing entity for federal or state income tax purposes.

If an event of default has occurred and is continuing, the notes may be accelerated and subject to immediate payment at par, plus accrued interest. If an event of default has occurred and is continuing and the notes are accelerated, the trust collateral agent may be directed to sell the trust property, or any portion of the trust property, at one or more private or public sales. Any such liquidation of the trust property may occur only subject to certain provisions that are set forth under “Description of the Notes— Events of Default.”

Any amounts that are collected (i) following the occurrence of an event of default (other than an event of default related to a breach of a covenant or a representation and warranty), (ii) following an acceleration of the notes or (iii) upon a full or partial liquidation of the trust assets, will not be distributed in accordance with the priorities set forth under “—Payments” but will instead be distributed in accordance with the following priorities:

1.

to the servicer, the owner trustee, the trustee, the trust collateral agent and the asset representations reviewer, certain amounts due and owing to such entities, pursuant to the priorities in clauses 1 and 2, and without regard to any caps set forth in clause 2, under “— Payments,” above;

2.	to the Class A noteholders, for amounts due and unpaid on the Class A Notes for interest, ratably, without preference or priority;

3.

to the Class A noteholders, for amounts due and unpaid on the Class A Notes for principal, first, to the noteholders of the Class A-1 Notes until they are paid off and, second, to the noteholders of the Class A-2 Notes and the Class A-3 Notes, ratably, without preference or priority, until they are paid off;

4.	to the Class B noteholders, for amounts due and unpaid on the Class B Notes for interest;

5.	to the Class B noteholders, for amounts due and unpaid on the Class B Notes for principal, until the Class B Notes are paid off;

6.	to the Class C noteholders, for amounts due and unpaid on the Class C Notes for interest;

7.	to the Class C noteholders, for amounts due and unpaid on the Class C Notes for principal, until the Class C Notes are paid off;

8.	to the Class D noteholders, for amounts due and unpaid on the Class D Notes for interest;

9.	to the Class D noteholders, for amounts due and unpaid on the Class D Notes for principal, until the Class D Notes are paid off;

10.	to the Class E noteholders, for amounts due and unpaid, if any, on the Class E Notes for interest;

11.	to the Class E noteholders, for amounts due and unpaid on the Class E Notes for principal, until the Class E Notes are paid off; and

12.	to pay all remaining amounts to the certificateholder.

Federal Income Tax Consequences

Katten Muchin Rosenman LLP, tax counsel to the depositor, is of the opinion that for U.S. federal income tax purposes, assuming compliance with the terms of the transaction documents, (i) the publicly offered notes will, and although the conclusion is not free from doubt, the Class E Notes should be characterized as indebtedness to the extent the notes are treated as beneficially owned by a person other than the depositor and its affiliates for such purposes, and (ii) the issuing entity will not be characterized as an association or publicly traded partnership taxable as a corporation. By your acceptance of a publicly offered note, you agree to treat the note as indebtedness for U.S. federal, state and local income and franchise tax purposes.

Katten Muchin Rosenman LLP has prepared the discussion under “Material U.S. Federal Income Tax Consequences” and is of the opinion that such discussion, as it relates to U.S. federal income tax matters and to the extent that it constitutes matters of law or legal conclusions with respect thereto, accurately states all material U.S. federal income tax consequences of the purchase, ownership and disposition of the publicly offered notes to their original purchaser.

ERISA Considerations

Subject to the important considerations described under “ERISA Considerations” in this prospectus, pension, profit-sharing and other employee benefit plans may purchase the publicly offered notes. Fiduciaries of such plans should consult with counsel regarding the applicability of the provisions of ERISA before purchasing the publicly offered notes. The Class E Notes may not be purchased by, on behalf of, or with assets of any plan.

Legal Investment

The Class A-1 Notes will be structured to be eligible for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended, or the 1940 Act. A money market fund should consult its legal advisors regarding the eligibility of the Class A-1 Notes under Rule 2a-7 and its financial advisors regarding whether an investment in the Class A-1 Notes satisfies its investment policies and objectives.

Static Pool Information

Static pool information for the sponsor’s securitized asset pools is contained in Annex A to this prospectus.

1940 Act Registration

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the 1940 Act, contained in Section 3(c)(5) of the 1940 Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity has been structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined under “Volcker Rule Considerations”).

Ratings of the Notes

The sponsor has engaged two nationally recognized statistical rating organizations, each an NRSRO, to assign credit ratings to the publicly offered notes.

The ratings of the publicly offered notes will address the likelihood of the payment of principal and interest on the publicly offered notes according to their terms. Each engaged NRSRO rating the publicly offered notes will monitor the ratings using its normal surveillance procedures. Each engaged NRSRO may change or withdraw an assigned rating at any time. Any rating action taken by one NRSRO may not necessarily be taken by another NRSRO. No party to the transaction documents will be responsible for monitoring any changes to the ratings on the publicly offered notes. See “Ratings” for more information regarding the ratings.

Credit Risk Retention

The risk retention regulations in Regulation RR of the Exchange Act, or Regulation RR, require the sponsor, either directly or through its majority-owned affiliates, to retain an economic interest of at least 5% in the credit risk of the automobile loan contracts. The sponsor intends to satisfy this credit risk retention requirement by the depositor retaining an “eligible horizontal residual interest” in an amount equal to at least 5% of the fair value, as of the closing date, of the notes and the residual certificate to be issued by the issuing entity. See “Credit Risk Retention” for more information regarding the manner in which the sponsor intends to satisfy the risk retention regulations.

Registration Under the Securities Act

The depositor has filed a registration statement relating to the notes with the SEC on Form SF-3. The depositor met the registrant requirements set forth in paragraph I.A. of the General Instructions to Form SF-3 at the time the registration statement was filed.

Risk Factors

You should consider the following factors in connection with the purchase of the notes:

We cannot predict the rate at which the notes will amortize.	Your notes may amortize more quickly than expected for a variety of reasons. First, obligors can prepay their automobile loan contracts, since the automobile loan contracts are prepayable at any time without penalty. Additionally, prepayments can occur as a result of, among other things, (i) obligor default, resulting in the repossession and sale of the financed vehicle, or (ii) damage to the vehicle or death or disability of the obligor, resulting in payments to the issuing entity under applicable insurance. The rate of prepayments may be influenced by a variety of factors, including changes in economic and social conditions. The fact that consumer obligors generally may not sell or transfer their financed vehicles securing the automobile loan contracts without the servicer’s consent may also influence the rate of prepayments.

Second, under certain circumstances, the depositor, the sponsor and the servicer are obligated to purchase automobile loan contracts from the issuing entity as a result of breaches of representations, warranties and/or covenants. As a result of such a repurchase, the affected automobile loan contracts would be repurchased from the issuing entity, the outstanding principal balance of the affected automobile loan contracts would be paid to the issuing entity and those repurchase amounts would be available to make payments on your notes.

Third, the notes contain an overcollateralization feature that could result in accelerated principal payments to noteholders, which would cause faster amortization of the notes than of the automobile loan contract pool.

Fourth, the servicer, has the right to direct the issuing entity to sell automobile loan contracts that are more than 60 days delinquent to an unaffiliated third party at a certain minimum sale price as set forth in the sale and servicing agreement. However, no more than 20% of the initial number of automobile loan contracts in the automobile loan contract pool may be sold in this manner.

Finally, the servicer or the depositor has the right to purchase the automobile loan contracts remaining in the automobile loan contract pool when the outstanding principal balance of the automobile loan contract pool is 10% or less of the aggregate principal balance of the automobile loan contract pool as of the cutoff date. If this right is exercised by the servicer or the depositor, you may be paid principal on the notes earlier than you expected.

In any of these cases, you may be repaid principal on the notes at a different rate than you expect and you may not be able to reinvest the principal repaid to you at a rate of return that is at least equal to the rate of return on your notes.

Geographic concentrations of automobile loan contracts may increase concentration risks.	Adverse economic conditions or other factors, including natural disasters and public health emergencies, affecting any state or region could increase the delinquency or loan loss experience of the automobile loan contracts originated in that state or region. As of the cutoff date, obligors with respect to approximately 16.82%, 7.56%, 6.83% and 5.91% of the automobile loan contracts, based on the automobile loan contracts’ principal balance as of such date, were located in the states of Texas, Florida, California and Ohio, respectively. No other state accounts for more than 5.00% of the aggregate principal balance of the pool of automobile loan contracts as of the cutoff date.

You may suffer a loss if the final maturity date of the notes is accelerated.	If an event of default occurs under the indenture and the maturity dates of the outstanding notes are accelerated, the trustee may direct the trust collateral agent to sell the automobile loan contracts and the proceeds from such a sale would be used to prepay those notes in advance of their final scheduled distribution dates. The proceeds from such a sale of the automobile loan contracts may be insufficient to pay the aggregate principal amount of the outstanding notes and accrued interest on those notes in full. If this occurs, you may suffer a loss due to such an acceleration.

The notes are asset-backed debt and the issuing entity has only limited assets.	The sole sources for repayment of the notes are payments on the trust property (which will principally consist of payments on the automobile loan contracts) and amounts (if any) on deposit in the cash accounts held by the trust collateral agent. You may suffer a loss if these amounts are insufficient to pay amounts due on the notes.

There may be a conflict of interest among classes of notes.	As described elsewhere in this prospectus, the holders of the most senior class of notes then outstanding will make certain decisions with regard to treatment of defaults by the servicer, acceleration of payments on the notes in the event of a default under the indenture and certain other matters. Because the holders of different classes of notes may have varying interests when it comes to these matters, you may find that courses of action determined by other noteholders do not reflect your interests but that you are nonetheless bound by the decisions of these other noteholders.

Because the Class B Notes, the Class C Notes and the Class D Notes are subordinated to the Class A Notes, payments on those classes are more sensitive to losses on the automobile loan contracts.	Certain notes are subordinated, which means that (i) principal paid on those classes as part of monthly distributions or, in the event of a default, upon acceleration, will be made only once payments of principal have been made in full to all classes of notes senior to those classes and (ii) interest paid on those classes as part of monthly distributions or, in the event of a default, upon acceleration, will be made only once payments of interest have been made in full to all classes of notes senior to those classes. The Class A Notes have the highest priority of payment, followed in descending order of priority of payment by the Class B Notes, the Class C Notes and the Class D Notes. Therefore, if there are insufficient amounts available to pay all classes of notes the amounts they are owed on any distribution date or following acceleration, delays in payment or losses will be suffered by the most junior outstanding class or classes even as payment is made in full to more senior classes.

Principal may be paid on certain classes of notes before interest is paid on other classes.	If on any distribution date the outstanding principal amount of the notes exceeds the principal balance of the pool of automobile loan contracts, a payment of principal, to the extent available, will be made to the holders of the most senior outstanding class or classes of notes to eliminate that undercollateralization. Furthermore, if any class of notes has an outstanding principal amount on its final scheduled distribution date, a payment of principal, to the extent available, will be made to the holders of that class of notes on that distribution date to reduce their outstanding principal amount to zero. Certain of these principal payments will be made before interest payments are made on certain subordinated classes of notes on that distribution date. As a result, there may not be enough cash available to pay the interest on certain subordinated classes of notes on that distribution date.

Coronavirus or other public health emergencies may impact the financial markets and adversely affect the market value of your notes and/or limit your ability to resell your notes	The coronavirus disease 2019, or COVID-19, pandemic has resulted in a widespread health crisis that has adversely affected businesses, economies and financial markets worldwide, placed constraints on the operations of businesses, decreased consumer mobility and activity, led to high levels of unemployment in the United States and caused significant economic volatility in the United States and international capital markets. The sponsor’s business has been affected in various ways, as discussed below, including in its operations, and the sponsor cannot predict the length and severity of the COVID-19 pandemic or its effects on the sponsor.

Among other things, the COVID-19 pandemic has resulted in the closure of many businesses and significant increases in unemployment in the United States. As a result of the foregoing, a significant percentage of obligors may be unable to make payments on the automobile loans contracts, which may result in significant delinquencies and losses on the automobile loan contracts securing your notes and result in reduced cashflows or losses on your notes.

If the COVID-19 pandemic and government measures intended to slow the spread of COVID-19 result in significant changes in General Motors Company’s, or GM’s, liquidity, capital position and access to the capital markets, or the production or sales of GM vehicles to retail customers, the impact of such measures could be significantly adverse to the sponsor’s business, financial condition, liquidity, and results of operations.

In an effort to assist obligors impacted by the COVID-19 pandemic, the servicer continues to work with obligors on an individual basis to provide payment deferments, due date changes, late fee waivers and other assistance programs. These programs may negatively impact cashflows to the issuing entity in the near term and, if not effective in mitigating the effect of COVID-19 on obligors, may adversely affect the notes.

In addition, certain governmental authorities, including United States federal, state or local governments could enact laws, regulations, executive orders or other guidance that allow obligors to forego making scheduled payments for some period of time or require modification to the receivables and some states have enacted executive orders that preclude creditors from exercising certain rights or taking certain actions with respect to the automobile loan contracts, including repossession or liquidation of vehicles. These programs, if enacted, expanded or continued for an extended period of time, could negatively impact cashflows on the Notes, particularly if such legislation is enacted in a jurisdiction with a high concentration of automobile loan contracts. See “Risk Factors — Geographic concentrations of automobile loan contracts may increase concentration risks.”

In addition, the sponsor has enacted necessary health and safety measures that allow substantially all of its employees to work remotely. An extended period of remote work arrangements could introduce operational risk, including cybersecurity risks. The servicer also utilizes third party vendors for certain business activities. While the servicer closely monitors the business continuity activities of these third parties, successful implementation and execution of their business continuity strategies are largely outside the servicer’s control. If any transaction party is unable to adequately perform their obligations under the transaction documents due to a remote working environment, this will likely adversely impact the performance of the automobile loan contracts securing your notes and the timing and amount of distributions on the notes.

The COVID-19 pandemic has also impacted secondary market liquidity for asset-backed securities such as the notes, so there can be no assurance that you will be able to sell your notes at favorable prices or at all.

The extent to which the COVID-19 pandemic impacts the notes will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 pandemic and the actions taken to contain it or treat its impact. The sponsor cannot predict how legal and regulatory responses to the pandemic and related economic problems will affect its business or that of GM.

All of the foregoing could have a negative impact on the performance of the automobile loan contracts securing your notes and, as a result, you may experience delays in payments or losses on your notes. Furthermore, the anticipated expiration of certain government measures taken in response to the COVID-19 pandemic, such as the increased unemployment compensation provided for in the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act, may adversely affect the ability of obligors to make timely payments on the receivables. For more information about the effects that the COVID-19 pandemic, a global economic downturn or other financial market disruptions may have on your notes, you should read “—During periods of economic downturn, losses may increase and loans used to finance vehicles may incur greater losses,” “—You may not be able to sell your notes, and may have to hold your notes to maturity even though you may want to sell” and “The Sponsor’s Automobile Financing Program—Material Developments to the Sponsor’s Automobile Financing Program.”

During periods of economic downturn, losses may increase and loans used to finance vehicles may incur greater losses.	Historically, the United States has experienced periods of economic slowdown or recession. Periods of economic slowdown or recession may adversely affect the performance and market value of your notes. The United States is currently experiencing an economic downturn of unknown severity and duration. The COVID-19 pandemic and related disruptions in economic activities have led to a significant increase in unemployment beginning in March 2020, which is expected to continue. It is uncertain as to how high unemployment levels could rise or how long periods of high unemployment could last. High unemployment and lack of available credit are likely to lead to increased delinquencies, defaults, repossessions and losses on automobile loan contracts. Such periods of slowdown or recession may also be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding automobile loan contracts, which could weaken collateral coverage and increase the amount of a loss in the event of a default. Also, any increases in the inventory of used automobiles during a period of economic slowdown or recession will typically depress the prices at which repossessed automobiles may be sold.

Additionally, higher gasoline prices, unstable real estate values, declining stock market values and other factors that impact consumer confidence or disposable income could increase loss frequency and decrease consumer demand for automobiles and weakened collateral values on certain types of vehicles during the most recent economic slowdown or recession and may have similar effects in any period of economic slowdown or recession. Because the automobile loan contracts owned by the issuing entity were made predominately to sub-prime borrowers, the actual rates of delinquencies, defaults, repossessions and losses on these automobile loan contracts are higher than those experienced in the general automobile finance industry and may be impacted to a greater extent during an economic downturn. See “Delinquency and Loan Loss Information,” “Delinquency Experience” and “Loan Loss Experience” for delinquency, default, loan loss and repossession information regarding the automobile loan contracts originated and serviced by the sponsor. There can be no assurance that the historical delinquency, default, loan loss and repossession experience will be representative of future performance in various economic environments. In addition, because a pandemic such as the COVID-19 pandemic has not occurred in recent years, historical loss experience is likely to not accurately predict the performance of the automobile loan contracts securing your notes. Investors should expect increased delinquencies and losses on the automobile loan contracts securing the notes.

In addition to an economic slowdown or recession, the asset-backed securities market, along with credit markets in general, may experience disruptions. Such disruptions could result in a reduction in the general availability of credit which may slow the expected rate of prepayment of automobile loan contracts. If losses on the automobile loan contracts securing your notes increase, recovery rates on repossessed financed vehicles decrease or the expected rate of prepayment decreases then the yields on the notes will be relatively more sensitive to losses on the automobile loan contracts. If the actual rate and amount of losses exceed your expectations, the yield to maturity on your notes may be lower than anticipated.

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, may adversely affect the market value of your notes and/or limit your ability to resell your notes.

The sponsor has engaged two nationally recognized statistical rating organizations, or NRSROs, and will pay them a fee to assign ratings on the notes.

The ratings on the notes are not recommendations to purchase, hold or sell the notes and do not address market value or investor suitability. The ratings reflect each engaged NRSRO’s assessment of the future performance of the pool of automobile loan contracts, the credit enhancement on the notes and the likelihood of repayment on the notes. There can be no assurance that the automobile loan contract pool and/or the notes will perform as expected or that the ratings will not be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the pool of automobile loan contracts, errors in analysis or otherwise. None of the depositor, the sponsor or any of their affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any rating on the notes. If the ratings on your notes are reduced, withdrawn or qualified, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

We note that an NRSRO may have a conflict of interest where, as is the industry standard and the case with the ratings of the notes, the sponsor, the depositor or the issuing entity pays the fees charged by the engaged NRSROs for their ratings services. The sponsor has not engaged any other NRSRO to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes. However, under effective Commission rules, information provided by or on behalf of the sponsor to an engaged NRSRO for the purpose of assigning or monitoring the ratings on the notes is required to be made available to all NRSROs in order to make it possible for non-engaged NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus. NRSROs, including the engaged NRSROs, have different methodologies, criteria, models and requirements. If any non-engaged NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the engaged NRSROs, which may adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-engaged NRSROs any information provided to any engaged NRSRO for the purpose of assigning or monitoring the ratings on the notes, an engaged NRSRO could withdraw its ratings on the notes, which may adversely affect the market value of your notes and/or limit your ability to resell your notes.

Potential investors in the notes are urged to make their own evaluation of the notes, including the credit enhancement on the notes and the likely repayment of the notes, and not to rely solely on the ratings on the notes.

The regulatory environment in which the consumer finance industry operates could have a material adverse effect on the sponsor’s business and operating results.	The sponsor is subject to a wide variety of laws and regulations in the jurisdictions where it operates, including supervision and licensing by numerous governmental entities. These laws and regulations can create significant constraints on the sponsor’s operations and result in significant costs related to compliance. Failure to comply with these laws and regulations could impair the ability of the sponsor to continue operating and result in substantial civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible revocation of licenses, and damage to reputation, brand and valued customer relationships.

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, imposes significant regulatory oversight on the financial industry and grants the Consumer Financial Protection Bureau, or the CFPB, extensive rulemaking and enforcement authority, all of which may substantially impact the sponsor’s operations. As a “larger participant” in the automobile finance market, the sponsor is subject to possible comprehensive and rigorous on-site examinations by the CFPB. Any violations of law or unfair lending practices found during these examinations could result in enforcement actions, fines, and mandated process, procedure or product-related changes or consumer refunds.

On March 27, 2020, the CARES Act was enacted to address the effects of the COVID-19 pandemic. The potential impact of the CARES Act on financial institutions and other nonbank financial companies, such as the sponsor, or consumers, such as the obligors, is unknown. Compliance with the implementing regulations under the CARES Act may impose costs on, or create operational constraints for, the sponsor and may have an adverse impact on the ability of the servicer to effectively service the pool of automobile loans contracts.

The sponsor could be materially and adversely affected by significant legal and regulatory proceedings.	The sponsor is subject to various legal and regulatory proceedings and governmental investigations in the ordinary course of the sponsor’s business. An adverse outcome in one or more of these proceedings or investigations could result in substantial damages, settlements, fines, penalties, diminished income or reputational harm. For a further discussion of these matters, refer to “Legal Proceedings—The Sponsor and the Servicer.”

Automobile loan contracts that do not comply with consumer financial protection laws could result in delays in payments or losses on your notes.	If an automobile loan contract does not comply with U.S. federal and state consumer financial protection laws, the servicer may be prevented from or delayed in collecting on the automobile loan contract. Also, some of these laws may provide that the assignee of a consumer contract (such as the issuing entity) is liable to the obligor for any failure of the contract to comply with these laws. This could result in delays in payment or losses on your notes. For more details about consumer financial protection laws relating to the automobile loan contracts, see “Material Legal Aspects of the Automobile Loan Contracts—Consumer Protection Laws.”

You may suffer a loss due to the floating interest rate on the Floating Rate Notes if interest rates rise because the issuing entity will not enter into interest rate hedges.	The pool of automobile loan contracts provides for level monthly payments and all classes of notes, except the Floating Rate Notes, will bear interest at a fixed rate. The Floating Rate Notes will bear interest at a floating rate based on a benchmark, which will initially be one-month LIBOR, plus a spread. Even though the issuing entity will issue the Floating Rate Notes, it will not enter into any interest rate hedges or other derivatives contracts to mitigate this interest rate risk.

The issuing entity will make payments on the Floating Rate Notes out of amounts received on the pool of automobile loan contracts and not solely from any subset of collections that are dedicated to the Floating Rate Notes. Therefore, an increase in the benchmark would increase the amount due as interest payments on the Floating Rate Notes without any corresponding increase in the amount of interest due on the automobile loan contracts or any additional source of funds that provide a source of payment for those increased interest payments.

If the floating rate payable by the issuing entity increases to the point at which the amount of interest and principal due on the notes, together with other fees and expenses payable by the issuing entity, exceeds the amounts received on the pool of automobile loan contracts, the issuing entity may not have sufficient funds to make payments on the notes. If the issuing entity does not have sufficient funds to make these payments, you may experience delays or reductions in the interest and principal payments on your notes.

Negative benchmark rates will reduce the rate of interest on the Class A-2-B Notes.	The interest rate on the Class A-2-B Notes will be a floating rate based on a benchmark, which will initially be one-month LIBOR, plus a spread. Changes in the benchmark will affect the interest rate and the amount of interest paid on the Class A-2-B Notes. If the benchmark decreases below 0.00% for any interest period, the interest rate for that period, including the spread, will be reduced by the amount the benchmark is negative, but not below 0.00%.

Uncertainty relating to the LIBOR calculation process and potential phasing out of LIBOR after 2021 and any change to a benchmark replacement for the Class A-2-B Notes may adversely affect the value of the Class A-2-B Notes.

Actions by regulators or law enforcement agencies may result in changes to the manner in which LIBOR is determined or the establishment of alternative benchmark rates. For example, on July 27, 2017, the U.K. Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021. The U.K. Financial Conduct Authority has indicated that it expects that the current panel banks will voluntarily sustain LIBOR until the end of 2021, however there can be no assurance that they will not cease to do so sooner. At this time, it is not possible to predict the effect of any such changes, any establishment of alternative benchmark rates or a change to a benchmark replacement or any other reforms to LIBOR that may be enacted in the United Kingdom or elsewhere. Uncertainty as to the nature of such potential changes, alternative benchmark rates or other reforms may adversely affect the trading market for LIBOR-based securities, including the Class A-2-B Notes in the United States, the United Kingdom or elsewhere.

The floating rate of interest on the Class A-2-B Notes will be based on a benchmark that will initially be one-month LIBOR, plus a spread, although it may be changed following the occurrence of a Benchmark Transition Event. Due to the uncertainty regarding the future of LIBOR, we cannot provide any assurances that this new benchmark will be representative of market interest rates or consistent with previously published one-month LIBOR during the life of the Class A-2-B Notes.

If a published LIBOR rate is unavailable at any time prior to the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, the rate of interest on the Class A-2-B Notes will be determined using the alternative methods stated in “Description of the Notes—Floating Rate Benchmarks—Determination of LIBOR.” These alternative methods may result in lower interest payments than would have been made if LIBOR were available in its current form. The alternative methods may also be subject to factors that make LIBOR impossible or impracticable to determine. If a published LIBOR rate is unavailable and banks are unwilling to provide quotations, the rate of interest on the Class A-2-B Notes for a determination date will be the same as on the preceding determination date, and such rate could remain the rate of interest on the Class A-2-B Notes for the remaining life of the Class A-2-B Notes.

As described under “Description of the Notes—Floating Rate Benchmarks—Benchmark Transition Event,” one-month LIBOR will be replaced as the benchmark for the Class A-2-B Notes following the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date. The Benchmark Transition Events generally include the making of public statements or publication of information by the administrator of the benchmark, its regulatory supervisor or certain other governmental authorities that the benchmark will no longer be provided or is no longer representative of underlying market or economic reality. However, we cannot provide any assurances that these events will be sufficient to trigger a change in the benchmark at all times when the then-current benchmark is no longer representative of market interest rates, or that these events will align with similar events in the market generally or in other parts of the financial markets, such as the derivatives market.

Further, as described under “Description of the Notes —Floating Rate Benchmarks—Benchmark Transition Event,” the benchmark replacement will depend on the availability of various alternative benchmarks, the first of which is term SOFR, the second of which is compounded SOFR and the last two of which are not currently specified. The Secured Overnight Financing Rate, or SOFR, was selected by the Alternative Reference Rates Committee, or ARRC, of the Federal Reserve Bank of New York, or the FRBNY, as the replacement for LIBOR. However, because SOFR is a secured, risk-free rate, while LIBOR is an unsecured rate reflecting counterparty risk, SOFR is not representative of LIBOR.

The FRBNY started publishing SOFR in April 2018. The FRBNY has also started publishing historical indicative SOFR dating back to 2014, although such historical indicative data inherently involve assumptions, estimates and approximations. Since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over the term of the Floating Rate Notes may bear little or no relation to the historical actual or historical indicative data.

Moreover, one-month LIBOR is a forward-looking term rate. Term SOFR, which is expected to be a similar forward-looking term rate which will be based on SOFR, is the first alternative among the several benchmark replacements, but is currently being developed under the sponsorship of the FRBNY, and we cannot provide any assurances that the development of term SOFR will be completed. If term SOFR is not available as of the Benchmark Replacement Date, the next available benchmark replacement is compounded SOFR. Compounded SOFR is a backward-looking rate generally calculated using actual rates during the interest period, and may be even less representative of one-month LIBOR. Finally, if a benchmark replacement other than term SOFR is chosen because term SOFR is not initially available, term SOFR will become the benchmark replacement if it later becomes available, which could lead to further volatility in the interest rate on the Class A-2-B Notes.

In order to compensate for these differences in the benchmark, a benchmark replacement adjustment will be included in any benchmark replacement. However, we cannot provide any assurances that any benchmark replacement adjustment will be sufficient to produce the economic equivalent of the then-current benchmark, either at the Benchmark Replacement Date or over the life of the Class A-2-B Notes. As a result of each of the foregoing factors, we cannot provide any assurances that the characteristics of any benchmark replacement will be similar to the then-current benchmark that it is replacing, or that any benchmark replacement will produce the economic equivalent of the then-current benchmark that it is replacing.

It is anticipated that the replacement of the benchmark will not be a taxable event under current law for noteholders of the Floating Rate Notes, because the benchmark replacement will replace the then-current benchmark by operation of the terms of the Floating Rate Notes, and all requisite decisions will be made unilaterally by the trust. However, we cannot provide any assurances that the IRS will not treat the replacement of the benchmark as a taxable event under current law. Recently issued proposed Treasury regulations provide additional guidance on the tax treatment of a replacement of the benchmark. Pursuant to the proposed Treasury regulations, an alteration of the terms of the Floating Rate Notes to replace the then-current benchmark with a “qualified rate” would not be treated as a modification and therefore would not result in a taxable exchange for noteholders of the Floating Rate Notes. Many of the benchmark replacements that could be obtained through the benchmark replacement process will likely result in a benchmark replacement that will meet the definition of a qualified rate. However, we cannot provide any assurances that any benchmark replacement will be a qualified rate under the proposed Treasury regulations. For more information about the tax treatment of the notes due to a Benchmark Transition Event, you should read “Material U.S. Federal Income Tax Consequences—Tax Characterization and Treatment of the Notes—Benchmark Transition Event.”

Finally, the servicer will have discretion in certain elements of the benchmark replacement process, including determining if a Benchmark Transition Event and its related Benchmark Replacement Date has occurred, determining which benchmark replacement is available and, if term SOFR or compounded SOFR is not available, selecting a benchmark replacement, determining the benchmark replacement adjustment and making benchmark replacement conforming changes. The noteholders will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations. See “Description of the Notes—Floating Rate Benchmarks—Benchmark Transition Event” for more information about the benchmark for the Floating Rate Notes and the replacement of the benchmark.

Retention of any of the notes by the depositor or an affiliate of the depositor could adversely affect the market value of your notes and/or limit your ability to resell your notes.	Some or all of one or more classes of the notes may be retained by the depositor or conveyed to an affiliate of the depositor. As a result, the market for such a retained class of notes may be less liquid than would otherwise be the case and, if any retained notes are subsequently sold in the secondary market, it could reduce demand for notes of that class already in the market, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. Additionally, if any retained notes are subsequently sold in the secondary market, the voting power of the noteholders of the outstanding notes may be diluted.

You may not be able to sell your notes, and may have to hold your notes to maturity even though you may want to sell.	A secondary market for your notes may not be available. If it is available, it may not provide you with sufficient liquidity of investment or continue for the life of these notes. The underwriters may establish a secondary market in the notes, although no underwriter will be obligated to do so. The notes are not expected to be listed on any securities exchange or quoted in the automated quotation system of a registered securities association. The notes are not intended to comply with any risk retention rules in the European Economic Area or the United Kingdom and any retention pursuant to Regulation RR shall not comprise a retention of a material net economic interest in the transaction for those purposes.

The trust property consists mainly of automobile loan contracts made primarily to sub-prime borrowers.	The trust property consists of automobile loan contracts made primarily to sub-prime borrowers which are originated under lending programs of the sponsor designed to serve consumers who have limited access to traditional automobile financing. There is a high degree of risk associated with sub-prime borrowers. The typical sub-prime borrower may have had previous financial difficulties or may have a limited credit history. Because the sub-prime automobile loan contracts that are included in the trust property were made to consumers who are unable to meet the credit standards imposed by most traditional automobile financing services, the sponsor charges interest on the automobile loan contracts at higher rates than those charged by many traditional financing sources. Sub-prime automobile loan contracts such as those included in trust property therefore entail relatively higher risk and may be expected to experience higher levels of delinquencies, defaults and net losses than automobile loan contracts originated by traditional automobile financing sources.

Federal and state laws may limit the collection of payments on the automobile loan contracts and repossession of the vehicles.	Federal and state laws may prohibit, limit, or delay repossession and sale of the vehicles to recover losses on defaulted automobile loan contracts. As a result, you may experience delays in receiving payments and suffer losses on your notes.

Insolvency of the sponsor may cause your payments to be reduced or delayed.	In some circumstances, a bankruptcy of the sponsor may reduce payments to you. The sponsor has structured this transaction such that, in the event the sponsor were to become bankrupt, the automobile loan contracts sold to the issuing entity are not expected to be treated as property of the sponsor’s bankruptcy estate.

The steps taken to guard the sold automobile loan contracts against bankruptcy of the sponsor include the creation of the depositor as a special-purpose subsidiary of the sponsor (the formation documents for which restrict the nature of its businesses and its ability to commence a voluntary bankruptcy case or proceeding) and the transfer of the automobile loan contracts to the depositor. The depositor, in turn, transfers the automobile loan contracts to the issuing entity and the issuing entity is also a special-purpose entity, the formation documents for which restrict the nature of its business and its ability to commence a voluntary bankruptcy case or proceeding. The depositor and the issuing entity are both required by their formative documents to be operated in such a manner as to minimize the risk that they would be consolidated with the sponsor in the event of the sponsor’s bankruptcy.

The sponsor believes that its transfer of the automobile loan contracts to the depositor is structured so that it should be treated as an absolute and unconditional assignment and transfer under bankruptcy law and that the automobile loan contracts should not, in the event that the sponsor were to become bankrupt, become property of the sponsor’s bankruptcy estate. Furthermore, the sponsor believes that it, the depositor and the issuing entity are, and will be, operated in a manner that minimizes the likelihood that the assets of the depositor or the issuing entity would be consolidated with those of the sponsor in the event of the sponsor’s bankruptcy.

However, in the event of an insolvency of the sponsor, a court or bankruptcy trustee could attempt to:

•

recharacterize the transfer of the automobile loan contracts by the sponsor to the depositor and/or by the depositor to the issuing entity as a borrowing by the sponsor from the depositor, the issuing entity or the noteholders, secured by a pledge of the automobile loan contracts; or

•	consolidate the assets of the depositor and/or the issuing entity with those of the sponsor.

If a recharacterization attempt is successful, a court could elect to accelerate payment of the notes and liquidate the automobile loan contracts, in which case you may only be entitled to the outstanding principal amount and interest on the notes at the interest rate on the date of payment. A recharacterization attempt, even if unsuccessful, could result in delays in payments to you.

If either attempt were successful, an event of default would occur with respect to the notes, the notes would be accelerated and the trustee’s or the trust collateral agent’s recovery on your behalf could be limited to the then-current value of the automobile loan contracts. Consequently, you could lose the right to future payments and you may not receive your anticipated interest and principal on the notes.

Insolvency of the entity that is holding the automobile loan contracts may cause your payments to be reduced or delayed.	Any insolvency by the sponsor, the servicer, or any other party while in possession of the automobile loan contracts may result in competing claims to ownership or security interests in the automobile loan contracts which could result in delays in payments on the notes or losses to noteholders.

In addition, if the sponsor, the servicer, or another party that is in possession of the automobile loan contracts, sells or pledges and delivers them to another party, that party could acquire an interest in the automobile loan contracts with priority over the trust collateral agent’s interest. This could result in losses to noteholders.

Commingling of collections with the sponsor’s corporate funds may result in reduced or delayed payments to you.	While the sponsor is the servicer, cash collections on the automobile loan contracts will be remitted directly to the sponsor and held by the sponsor prior to deposit in the collection account as required by the transaction documents. These cash collections may be commingled with the sponsor’s corporate funds prior to their deposit to the collection account.

If bankruptcy proceedings are commenced with respect to the sponsor while it is acting as servicer, the issuing entity or the trust collateral agent may not have a perfected security interest in those collections and any funds then held by the servicer may be unavailable to noteholders.

Interests of other persons in the automobile loan contracts or the related financed vehicles could reduce funds available to pay the notes.	If another person acquires an interest in an automobile loan contract or a related financed vehicle that is superior to the issuing entity’s interest, the collections on that automobile loan contract or the proceeds from the sale of that financed vehicle may not be available which could reduce or delay the funds available to make payments on your notes. If the issuing entity does not have a perfected security interest in an automobile loan contract or a financed vehicle, its ability to repossess and sell the financed vehicle securing a defaulted automobile loan contract may be adversely affected. Another person could acquire an interest in an automobile loan contract or a financed vehicle that is superior to the issuing entity’s interest if:

•

the issuing entity does not have a perfected security interest in the automobile loan contract or the financed vehicle because the sponsor’s security interest in the automobile loan contract or in the financed vehicle was not properly perfected,

•

the issuing entity does not have a perfected security interest in the financed vehicle in some states because the servicer will not amend the certificate of title to identify the issuing entity as the new secured party,

•

the issuing entity’s security interest in the automobile loan contract or the financed vehicle is impaired because holders of some types of liens, such as tax liens or mechanic’s liens, may have priority over the issuing entity’s security interest or a financed vehicle is confiscated by a government agency, or

•	the issuing entity does not have a perfected security interest in the automobile loan contract because the sponsor did not maintain physical possession, in the case of a tangible contract, or “control,” in the case of an electronic contract.

See “Material Legal Aspects of the Automobile Loan Contracts—Security Interests in the Financed Vehicles” for more information about the security interests in the automobile loan contracts and financed vehicles.

Losses and delinquencies on the automobile loan contracts may differ from the sponsor’s historical portfolio or prior securitization pool loss and delinquency levels.	The delinquency and loss levels of the automobile loan contracts owned by the issuing entity may not correspond to the historical levels the sponsor experienced on its automobile loan contract portfolio or in prior securitized pools of similar assets. There is a risk that delinquencies and losses could increase or decrease significantly for various reasons, including changes in the local, regional or national economies.

Noteholders have no recourse against the sponsor for losses.	The depositor, the issuing entity and the noteholders will have no recourse against the sponsor other than (i) for breaches of certain representations and warranties with respect to the automobile loan contracts and (ii) for certain breaches of the sponsor’s obligations, in its capacity as servicer, under the transaction documents. The notes represent obligations solely of the issuing entity. The notes are not guaranteed, in whole or in part, by the sponsor, the servicer, the trustee, the trust collateral agent or any other party. Consequently, if payments on the automobile loan contracts and the credit enhancement are insufficient to pay the notes in full, you will have no rights to obtain payment from the sponsor.

Defaulted automobile loan contracts may result in a delay in payments to noteholders and a loss of your investment.	In the event that the servicer must repossess and dispose of vehicles to recover scheduled payments due on defaulted automobile loan contracts, the issuing entity may not realize the full amount due on an automobile loan contract, or may not realize the full amount on a timely basis. Other factors that may affect the ability of the issuing entity to realize the full amount due on an automobile loan contract include whether endorsements or amendments to certificates of title relating to the vehicles had been filed or such certificates have been delivered to the trustee or trust collateral agent; whether financing statements to perfect the security interest in the automobile loan contracts had been filed; depreciation, obsolescence, damage or loss of any vehicle; a market deterioration for recoveries from repossessed vehicles; and the application of federal and state bankruptcy and insolvency laws. As a result, you may be subject to delays in receiving payments and suffer loss of your investment in the notes.

Transfer of servicing may delay payments to you.

The transaction documents contain provisions that could result in the termination of the sponsor’s servicing rights. If the sponsor were to cease servicing the automobile loan contracts, delays in processing payments on the automobile loan contracts and information regarding automobile loan contract payments could occur. This could delay payments to you. Furthermore, the transaction documents require that the terminated servicer pay the reasonable costs and expenses of transferring servicing to a successor servicer. If the terminated servicer were unable or unwilling to pay such costs and expenses, the transition of servicing responsibilities could be disrupted, which could further delay payments to you. There is no guarantee that a replacement servicer would be able to service the automobile loan contracts with the same capability and degree of skill as the sponsor. See “Description of the Transaction Documents—Servicer Termination Event” for more information about servicer termination events and servicing transfers.

Inability of the sponsor to reacquire automobile loan contracts which breach a representation or warranty may cause your payments to be reduced or delayed.	The transaction documents require the sponsor to reacquire automobile loan contracts from the trust property if representations and warranties concerning the automobile loan contracts’ eligibility for sale to the issuing entity have been breached to the extent the interests of the noteholders are materially and adversely affected by such breach. If the sponsor is unable to reacquire the automobile loan contracts, no other party is obligated to perform or satisfy these obligations, and you may experience delays in receiving payments and suffer losses on your investment in the notes as a result.

Inadequate insurance on vehicles may cause losses on your investment.	Each automobile loan contract requires the obligor to maintain insurance covering physical damage to the financed vehicle, with the sponsor named as a loss payee. The obligors select their own insurers to provide the required coverage, so the specific terms and conditions of their insurance policies vary.

In addition, although each automobile loan contract generally gives the sponsor the right to obtain force-placed insurance coverage in the event the required physical damage insurance on a vehicle is not maintained by an obligor, neither the sponsor nor the servicer is obligated to obtain force-placed coverage and neither is in the practice of obtaining force-placed insurance coverage. In most cases, the sponsor does not typically obtain forced-placed insurance on the automobile loan contracts. In the event insurance coverage is not maintained by obligors and coverage is not force-placed, then insurance recoveries may be limited in the event of losses or casualties to financed vehicles related to the automobile loan contracts included in the trust property, and you could suffer a loss on your investment.

Limitations on interest payments and repossessions may cause losses on your investment.

Generally, under the terms of the Servicemembers Civil Relief Act and similar state legislation, a lender may not charge an obligor who enters military service after the origination of the automobile loan contract interest, including fees and charges, above an annual rate of 6% during the period of the obligor’s active duty status, unless a court orders otherwise upon application of the lender. It is possible that this action could affect the servicer’s ability to collect full amounts of interest on some of the automobile loan contracts. In addition, this legislation imposes limitations that would impair the servicer’s ability to repossess an affected financed vehicle during the obligor’s period of active duty status. Thus, in the event that these automobile loan contracts go into default, there may be delays in receiving payments and you could suffer losses on your investment in the notes.

The sponsor’s cashflow could be adversely affected by any negative performance of automobile loan contracts in the sponsor’s servicing portfolio.	The sponsor is the holder of the residual interests in the depositor and the depositor will initially be the holder of the residual interest in the issuing entity. For so long as the depositor is the holder of the residual interest in the issuing entity, the sponsor will be the ultimate recipient of excess cash flow received by the issuing entity. The amount of such excess cash flow released to the sponsor will be dependent on the performance of the trust property. In the event that there is no excess cash flow because of the performance of the trust property, the sponsor may become unable to act as servicer and there may be delays in receiving payments.

In cases where there is no excess cash flow because of the performance of the trust property or where excess cash flow does not flow to the sponsor and is instead used to increase credit enhancement, the sponsor will nonetheless continue to receive servicing fees, subject to the priority of payments, and will continue to receive those fees for so long as it remains the servicer under the transaction.

Failure to amend or reissue the certificates of title to the financed vehicles may cause you to experience delays in payments or losses.	None of the sponsor, the depositor, the issuing entity, the trustee, the trust collateral agent or any other party will amend or reissue the certificates of title to the financed vehicles to note their sale to the issuing entity or the grant of a security interest in the vehicles to the trust collateral agent by the issuing entity. Because the certificates of title will not be amended or reissued, the issuing entity may not have a perfected security interest in the financed vehicles securing the automobile loan contracts originated in some states. In the event that an automobile loan contract originated in any such state goes into default, you may experience delays in receiving payments and losses on your investment in the notes.

Changes to the U.S. federal income tax laws could affect the notes.	In 2017, Congress enacted the “Tax Cuts and Jobs Act” which made numerous changes to the U.S. federal income tax laws. The interpretation of many provisions of this law is still unclear. We cannot predict when or to what extent any U.S. federal tax laws, regulations, interpretations or rulings clarifying this law will be issued or the impact of any such guidance on noteholders. Prospective investors are urged to consult their tax advisors regarding the effect of the Tax Cuts and Jobs Act and other potential changes to the U.S. federal tax laws prior to purchasing the notes.

For more information about changes to the U.S. federal income tax laws, you should read “Material U.S. Federal Income Tax Consequences—Tax Characterization and Treatment of the Notes—Changes in U.S. Federal Tax Laws.”

Use of Proceeds

The depositor will use the proceeds from offering the notes to:

•	pay the sponsor the purchase price for the automobile loan contracts; and

•	fund the initial deposit to the reserve account, on behalf of the issuing entity.

The depositor or its affiliates may use the net proceeds from the issuance of the notes to pay their debt, including “warehouse” debt secured by some or all of the automobile loan contracts prior to their sale to the issuing entity. This “warehouse” debt may be owed to one or more of the underwriters or their affiliates, so a portion of the proceeds that is used to pay “warehouse” debt may be paid to the underwriters or their affiliates. No expenses incurred in connection with the selection and acquisition of the automobile loan contracts will be paid for from the offering proceeds.

The Sponsor and the Servicer

The sponsor and servicer for the notes will be AmeriCredit Financial Services, Inc., or AmeriCredit. AmeriCredit was incorporated in Delaware on July 22, 1992. AmeriCredit’s executive offices are located at 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102; telephone (817) 302-7000.

On October 1, 2010, pursuant to the terms of the Agreement and Plan of Merger, dated as of July 21, 2010, AmeriCredit Corp. became a wholly-owned subsidiary of General Motors Holdings LLC. General Motors Holdings LLC is in turn a wholly-owned subsidiary of General Motors Company, or GM. AmeriCredit Corp. was subsequently renamed General Motors Financial Company, Inc., or GM Financial. AmeriCredit continues to be a wholly-owned and the primary operating subsidiary of GM Financial.

The sponsor originated 100% of the automobile loan contracts included in this transaction. The sponsor purchases automobile loan contracts that are originated and assigned to it by automobile dealers and, at times, has originated automobile loan contracts directly with consumers.

The sponsor services all automobile loan contracts that it purchases or originates, though some servicing functions are performed by affiliates of the sponsor, according to the sponsor’s servicing policies as described below. As of March 31, 2020, the sponsor serviced a portfolio in North America of approximately 1.80 million automobile loan contracts with an aggregate outstanding balance of approximately $38 billion. See “The Sponsor’s Automobile Financing Program” for more information regarding the sponsor’s business and “The Sponsor’s Securitization Program” for information regarding the sponsor’s securitization program.

The sponsor will sell and assign the pool of automobile loan contracts to the depositor pursuant to a purchase agreement. If it is discovered that the sponsor has breached certain representations or warranties under the purchase agreement with respect to an automobile loan contract, the sponsor will be obligated to repurchase the affected automobile loan contract from the depositor to the extent the interests of the noteholders therein are materially and adversely affected by such breach. See “The Automobile Loan Contracts—Repurchase Obligations” for more information regarding the representations and warranties that the sponsor will make regarding the automobile loan contracts and its repurchase obligations under the purchase agreement.

The transaction documents for prior pools of automobile loan contracts that were securitized by the sponsor under any automobile loan securitization program contain covenants requiring the repurchase of automobile loan contracts for the breach of a related representation or warranty. During the three-year period ended June 30, 2020, none of the sponsor or the depositor, or the trust collateral agent or the owner trustee for any of those prior securitizations, received a demand to repurchase any automobile loan contracts underlying a securitization sponsored by the sponsor, and there was no activity with respect to any demand made prior to such period. The sponsor, as securitizer, discloses all fulfilled and unfulfilled repurchase requests for automobile loan contracts that were the subject of a demand to repurchase on SEC Form ABS-15G. The sponsor filed its most recent Form ABS-15G pursuant to Rule 15Ga-1 of the Exchange Act with the SEC on February 3, 2020. The sponsor’s CIK number is 0001002761.

Under the sale and servicing agreement, the sponsor will service the automobile loan contracts and will be compensated for acting as the servicer. The servicer’s activities consist primarily of collecting and processing customer payments, responding to customer inquiries, initiating contact with customers who are delinquent in payment of an installment, maintaining the security interests in the financed vehicles and arranging for the repossession of the financed vehicles, liquidation of collateral and pursuit of deficiencies when necessary. See “The Sponsor’s Automobile Financing Program—Loan Servicing” for more information regarding the sponsor’s general servicing procedures. See “Description of the Transaction Documents—Servicing Compensation” for more information regarding the servicer’s duties under the sale and servicing agreement.

In its capacity as servicer, the sponsor will be responsible for holding (or, with respect to any automobile loan contracts that are electronic chattel paper, maintaining in electronic format) the automobile loan contracts and the related automobile loan contract files on behalf of the trust collateral agent. The sponsor will ensure that the automobile loan contracts and the related automobile loan contract files are clearly identified as being separate from other records. See “Material Legal Aspects of the Automobile Loan Contracts—Security Interests in the Financed Vehicles— Perfection” for more information regarding the sponsor’s custodial duties with respect to the automobile loan contracts and the related automobile loan contract files.

As long as the sponsor is the servicer, the certificates of title of the financed vehicles will not be amended or reissued to note the sale of the automobile loan contracts by the sponsor to the depositor or the sale of the automobile loan contracts by the depositor to the issuing entity or the grant of a security interest in the related financed vehicles to the trust collateral agent by the issuing entity. Because the certificates of title are not amended, the issuing entity may not have a perfected security interest in financed vehicles originated in some states. See “Material Legal Aspects of the Automobile Loan Contracts” for more information regarding the certificates of title relating to the automobile loan contracts.

General Motors Financial of Canada, Ltd., or GMF of Canada, is a wholly-owned subsidiary of the sponsor that operates a servicing center in Peterborough, Ontario. GMF of Canada was incorporated in the province of Ontario on May 25, 1998. GMF of Canada has been servicing subprime automobile loan contracts since 2001 through its wholly-owned subsidiary, AmeriCredit Service Center Ltd., which merged with GMF of Canada on December 31, 2003. GMF of Canada utilizes the sponsor’s standardized servicing policies and procedures and operates on the same single, unified and interconnected software platform that the sponsor’s other servicing centers utilize, all of which are described under “The Sponsor’s Automobile Financing Program—Loan Servicing.” GMF of Canada is managed by the same executive officers of the sponsor that oversee the rest of the sponsor’s operations, including servicing through its other servicing centers. GMF of Canada is operated as a separate legal entity from the sponsor due solely to the location of its servicing center in a foreign jurisdiction, despite being operated identically to the sponsor’s other servicing centers and not as a stand-alone entity (other than as is required for regulatory and corporate governance purposes).

GMF of Canada will service a portion of the automobile loan contracts on behalf of the issuing entity. GMF of Canada will service these automobile loan contracts pursuant to the Amended and Restated Servicing Agreement between GMF of Canada, as successor by merger to AmeriCredit Service Center Ltd., and the sponsor, as amended as of January 1, 2006, in accordance with the sale and servicing agreement and in accordance with the sponsor’s customary servicing policies and procedures, using the degree of skill and attention that the sponsor exercises with respect to all comparable automobile loan contracts that it services for itself or others. No delegation or sub-contracting by the sponsor of its duties under the sale and servicing agreement to GMF of Canada shall relieve the sponsor of its responsibility with respect to such duties.

The sponsor will be the initial servicer, but as described under “Description of the Transaction Documents—Servicer Termination Event,” there are circumstances where the sponsor may be removed as servicer. Information regarding the manner in which the sponsor may be removed as servicer following the occurrence of a Servicer Termination Event and the manner in which a successor servicer may be appointed is described under “Description of the Transaction Documents — Rights Upon Servicer Termination Event.”

The Depositor

AFS SenSub Corp., the sponsor’s wholly-owned subsidiary, is a Nevada corporation, incorporated in October 2000. The depositor’s address is 101 Convention Center Drive, Suite 850, Las Vegas, Nevada 89109; telephone (702) 949-0141. The depositor met the registrant requirements set forth in paragraph I.A. of the General Instructions to Form SF-3 at the time the registration statement was filed.

The depositor is a special-purpose entity that was formed for the limited purpose of purchasing automobile loan contracts from the sponsor and transferring the automobile loan contracts to third parties and any activities incidental to or necessary for this purpose.

The depositor will purchase the pool of automobile loan contracts from the sponsor pursuant to a purchase agreement and will sell the automobile loan contracts to the issuing entity pursuant to the sale and servicing agreement. If it is discovered that the depositor has breached certain representations or warranties under the sale and servicing agreement with respect to an automobile loan contract, the depositor will be required to repurchase the affected automobile loan contract from the issuing entity if the interests of the noteholders therein are materially and adversely affected by the breach. In this case, the sponsor will be obligated to repurchase the affected automobile loan contract from the depositor pursuant to the purchase agreement. See “The Automobile Loan Contracts—Repurchase Obligations” for more information regarding the representations and warranties that the depositor will make regarding the automobile loan contracts and its repurchase obligations under the sale and servicing agreement.

The sponsor and the depositor have structured this transaction so that the bankruptcy of the sponsor is not expected to result in the consolidation of the depositor’s assets and liabilities with those of the sponsor. On the closing date, the depositor will receive a legal opinion, subject to various facts, assumptions and qualifications, opining that if the sponsor were adjudged bankrupt, it would not be a proper exercise of a court’s equitable discretion to disregard the separate corporate existence of the depositor and to require the consolidation of the depositor’s assets and liabilities with those of the sponsor. However, there can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of the sponsor. Delays in distributions on the notes and possible reductions in distribution amounts could occur if a court decided to consolidate the depositor’s assets with those of the sponsor, or if a filing were made under any bankruptcy or insolvency law by or against the depositor, or if an attempt were made to litigate any of those issues.

In connection with the offering of the notes, the chief executive officer of the depositor will make the certifications required under the Securities Act about this prospectus, the disclosures made about the characteristics of the automobile loan contracts and the structure of this securitization transaction, the risks of owning the notes and whether the securitization transaction is structured to produce sufficient cash flows to make interest and principal payments on the notes when due. This certification will be filed by the depositor with the SEC at the time of filing of this prospectus. Despite the fact that the chief executive officer will make these certifications, this does not reduce or eliminate the risks of investing in the notes.

The Issuing Entity

AmeriCredit Automobile Receivables Trust 2020-2, the issuing entity, is a Delaware statutory trust formed under a trust agreement to consummate the transactions described in this prospectus. The issuing entity’s principal offices are in Wilmington, Delaware, in care of the owner trustee at the address listed under “The Owner Trustee.”

The depositor will, on or prior to the closing date, transfer to the issuing entity an amount equal to $1.00 as the initial capitalization of the trust. In addition, the depositor will pay organizational expenses of the trust as they may arise.

The issuing entity will not engage in any activities other than:

•	acquiring, holding and managing the automobile loan contracts and its other assets and proceeds from its assets;

•	selling automobile loan contracts from time to time, as directed by the servicer, in accordance with the provisions of the sale and servicing agreement;

•	issuing the notes and the residual certificate (which represents the residual interest in the issuing entity);

•	making payments on the notes and the residual certificate;

•	entering into and performing its obligations under the transaction documents to which it is a party; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish these activities.

Modifications to the trust agreement, including to the foregoing permissible activities, may be made by the depositor and the owner trustee, upon notice by the depositor to the engaged NRSROs and with the consent of, in certain cases, the holder of the residual certificate and holders of a majority of the then-outstanding principal balance of the notes, and in all cases, subject to the limitations set forth in the trust agreement.

The issuing entity will use the proceeds from the initial sale of the notes to purchase the automobile loan contracts from the depositor and to fund the initial deposit to the reserve account. In addition to the automobile loan contracts, the issuing entity will own the trust property, described in “The Trust Property.”

The sale of the automobile loan contracts by the depositor to the issuing entity will be treated as a financing rather than as a sale for accounting purposes. The depositor will represent and warrant that the trust collateral agent, acting on behalf of the noteholders, will have a first priority perfected security interest in the automobile loan contracts by reason of the indenture and the filing of a UCC-1 financing statement by the issuing entity in the State of Delaware which will give notice of the security interest in favor of the trust collateral agent. The issuing entity will be required to maintain such perfected security interest.

The issuing entity may not, without the prior written consent of the owner trustee: (a) institute any proceedings to be adjudicated as bankrupt or insolvent; (b) consent to the institution of bankruptcy or insolvency proceedings against it; (c) file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy with respect to it; (d) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the issuing entity or a substantial part of its property; (e) make any assignment for the benefit of the issuing entity’s creditors; (f) admit in writing its inability to pay its debts generally as they become due; or (g) take any action in furtherance of any of the foregoing (any of the foregoing, a bankruptcy action). In considering whether to give or withhold written consent to any of these actions by the issuing entity, the owner trustee, with the consent of the certificateholder, shall consider the interests of the noteholders in addition to the interests of the issuing entity and whether the issuing entity is insolvent. The owner trustee will have no duty to give written consent to any of these actions by the issuing entity if the owner trustee has not been furnished a letter from an independent accounting firm of national reputation stating that in the opinion of such firm the issuing entity is then insolvent.

The owner trustee (as such and in its individual capacity) will not be personally liable to any person on account of the owner trustee’s good faith reliance on the provisions of the trust agreement regarding a bankruptcy action or in connection with the owner trustee’s giving prior written consent to a bankruptcy action by the issuing entity in accordance with the trust agreement, or withholding such consent, in good faith, and neither the issuing entity nor any certificateholder will have any claim for breach of fiduciary duty or otherwise against the owner trustee (as such and in its individual capacity) for giving or withholding its consent to any such bankruptcy action. No certificateholder of the issuing entity has the power to commence any bankruptcy actions on behalf of the issuing entity or to direct the owner trustee to take any such actions on the part of the issuing entity. To the extent permitted by applicable law, the consent of the trust collateral agent must be obtained prior to taking any bankruptcy action by the issuing entity.

Furthermore, the issuing entity has structured this transaction so that the bankruptcy of the depositor or the sponsor is not expected to result in the consolidation of the issuing entity’s assets and liabilities with those of the depositor or the sponsor. On the closing date, the issuing entity will receive a legal opinion, subject to various facts, assumptions and qualifications, opining that if the depositor or the sponsor were adjudged bankrupt, it would not be a proper exercise of a court’s equitable discretion to disregard the separate corporate existence of the issuing entity and to require the consolidation of the issuing entity’s assets and liabilities with those of the depositor or the sponsor, as applicable. However, there can be no assurance that a court would not conclude that the assets and liabilities of the issuing entity should be consolidated with those of the depositor or sponsor, as appropriate.

The residual certificate (which represents the residual interest in the issuing entity) will be issued pursuant to the trust agreement and will initially be held by the depositor, the entity that formed the issuing entity. The residual certificate is intended to constitute an “eligible horizontal residual interest” under Regulation RR of the Exchange Act because it is an interest in the issuing entity (i) with respect to which on any distribution date on which the issuing entity has insufficient funds to satisfy its obligation to pay all contractual interest or principal due, any resulting shortfall will reduce amounts payable to the residual certificate prior to any reduction in the amounts payable to any class of notes and (ii) that has the most subordinated claim to payments of both principal and interest by the issuing entity.

Capitalization and Liabilities of the Issuing Entity

The following table illustrates the expected assets of the issuing entity as of the closing date:

Aggregate Principal Balance of the Automobile Loan Contracts	$1,105,208,590.10
Reserve Account	$27,630,214.75

The following table illustrates the expected liabilities of the issuing entity as of the closing date:

Class A-1 Notes	$180,000,000
Class A-2 Notes	$390,000,000
Class A-3 Notes	$183,200,000
Class B Notes	$80,130,000
Class C Notes	$99,460,000
Class D Notes	$75,710,000
Class E Notes	$31,500,000

Total	$1,040,000,000

The issuing entity’s fiscal year ends on December 31.

The Owner Trustee

Wilmington Trust Company, the owner trustee, is a Delaware trust company incorporated in 1903. On July 1, 2011, Wilmington Trust Company filed an amended charter which changed its status from a Delaware banking corporation to a Delaware trust company. The owner trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. Since 1998, Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving automobile loan contracts.

On May 16, 2011, after receiving all required shareholder and regulatory approvals, Wilmington Trust Corporation, the parent of Wilmington Trust Company, through a merger, became a wholly-owned subsidiary of M&T Bank Corporation, or M&T, a New York corporation.

The owner trustee has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs and except as described under “Legal Proceedings,” Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

Pursuant to the trust agreement, the owner trustee will perform limited administrative functions of the issuing entity including the execution and delivery of the transaction documents and any related certificate or other document to which the issuing entity is a party. The issuing entity will authorize and direct the trustee to authenticate and deliver the notes and the owner trustee will be authorized but not obligated to take all other actions required of the issuing entity pursuant to the transaction documents.

The depositor will indemnify the owner trustee and its officers, directors, successors, assigns, agents and servants against any and all loss, liability or expense incurred by the owner trustee in connection with the performance of its duties under the transaction documents, except that the depositor shall not be liable for or required to indemnify the owner trustee from any loss, liability or expense that results from the owner trustee’s willful misconduct, bad faith or negligence. The owner trustee is obligated to perform only those duties that are specifically assigned to it in the trust agreement. The owner trustee will not be liable for any action taken at the direction of the servicer or the certificateholder in accordance with the transaction documents. The owner trustee will not be required to expend its own funds or incur any financial liability in respect of any of its actions as owner trustee if the owner trustee has reasonable grounds to believe that reimbursement to it of such funds or for such liabilities is not reasonably assured. The owner trustee is not liable for any error of judgment made by it in good faith.

Wilmington Trust Company will be the owner trustee initially, but there are certain conditions under which the owner trustee may be removed or may resign, in which case a successor owner trustee will be appointed. See “Description of the Transaction Documents—Replacement of Owner Trustee” for information regarding the owner trustee’s removal, resignation and replacement.

The Trustee and Trust Collateral Agent

The Bank of New York Mellon will be the trustee and trust collateral agent under the indenture and the trust collateral agent under the sale and servicing agreement. The Bank of New York Mellon is a New York banking corporation. Its corporate trust office is located at (a) solely for the purposes of the transfer, surrender, exchange or presentation for final payment of the notes, 2001 Bryan Street, 9th Floor, Dallas, Texas 75201, Attention: Transfer Unit – AMCAR 2020-2, and (b) for all other purposes, 240 Greenwich Street, New York, New York 10286, Attn: Corporate Trust Administration – AMCAR 2020-2. The Bank of New York Mellon acts as trustee through its Global Corporate Trust Division in the Securities Services line of business. The Global Corporate Trust Division offers a full range of trust and administrative services for prime and sub-prime asset-backed transactions from offices across the U.S. and around the world. Asset classes for which The Bank of New York Mellon serves as trustee include residential mortgages, credit cards, auto loans, equipment loans and leases, trade receivables, commercial leases and franchise loans. The servicer, the depositor and their respective affiliates may maintain normal commercial banking relationships with The Bank of New York Mellon and its affiliates. The fees and expenses of the trustee and trust collateral agent will be paid by the servicer under the sale and servicing agreement and to the extent not paid thereunder, will be paid by the issuing entity in accordance with the priority of payments set forth under “Description of the Transaction Documents — Distributions — Distribution Date Payments.”

The issuing entity will cause the servicer to indemnify the trustee, the trust collateral agent and their respective officers, directors, employees and agents against any and all loss, liability or expense (including attorneys’ fees and expenses, including any attorneys fees and expenses incurred in connection with the enforcement of any indemnification obligations under the transaction documents) incurred by each of them in connection with the acceptance or the administration of the issuing entity and the performance of its duties under the transaction documents. Neither the issuing entity nor the depositor will be required to indemnify against any loss, liability or expense incurred by the trustee or trust collateral agent through the trustee’s or the trust collateral agent’s own willful misfeasance, negligence except for errors in judgment or bad faith. The trustee is obligated to perform only those duties that are specifically assigned to it in the indenture and the sale and servicing agreement. The trustee may conclusively rely on certificates and opinions furnished to it in accordance with the indenture. The indenture does not require the trustee to expend or risk its own funds or otherwise incur financial liability if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it. The trustee is not liable for any error of judgment made by it in good faith. The trustee will not be liable with respect to any action it takes or omits to take pursuant to directions from the noteholders in accordance with the indenture. See “Description of the Notes” for more information regarding the trustee’s duties under the indenture and the trust collateral agent’s duties under the sale and servicing agreement.

The Bank of New York Mellon will be the trustee and trust collateral agent initially, but there are certain conditions under which the trustee and trust collateral agent may be removed or may resign, in which case a successor trustee and trust collateral agent will be appointed. See “Description of the Transaction Documents—Replacement of Trustee” for information regarding the trustee’s and the trust collateral agent’s removal, resignation and replacement.

The Asset Representations Reviewer

Clayton Fixed Income Services LLC, Clayton, a Delaware limited liability company, will act as the “asset representations reviewer” under the asset representations review agreement. Clayton is a wholly-owned subsidiary of Covius Services, LLC. Clayton and its affiliates have provided independent due diligence loan review and servicer oversight services since 1989. Clayton has been engaged as the asset representations reviewer on more than 350 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton and its affiliates are leading providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements. Clayton and its affiliates have performed over 12 million loan reviews and provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies. These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The asset representations reviewer is an “eligible asset representations reviewer,” meaning that (i) it is not affiliated with the sponsor, the depositor, the servicer, the trustee, the owner trustee, the trust collateral agent or any of their affiliates and (ii) neither it nor any of its affiliates has been hired by the sponsor or the underwriters to perform pre-closing due diligence work on the automobile loan contracts. The asset representations reviewer is not responsible for reviewing the automobile loan contracts for compliance with the representations under the transaction documents, except in connection with a review under the asset representations review agreement, or for determining whether noncompliance with any representation is a breach of the transaction documents.

The asset representations reviewer’s main duties will be:

•	reviewing certain automobile loan contracts following receipt of a review notice from the trustee, and

•	providing a report on the results of the review to the issuing entity, the servicer and the trustee.

See “Description of the Transaction Documents—Asset Representations Review Triggers and Procedures—Asset Representations Review Procedures” for a description of the nature of the review to be performed by the asset representations reviewer.

The asset representations reviewer will not be liable for any action, omission or error in judgment unless it is due to willful misconduct, bad faith or negligence by the asset representations reviewer. The asset representations reviewer will not be liable for any errors in any review materials relied on by it to perform a review or for the noncompliance or breach of any representation made about the automobile loan contracts.

The issuing entity will, or will cause the servicer to, indemnify the asset representations reviewer for liabilities and damages resulting from the asset representations reviewer’s performance of its duties under the asset representations review agreement unless caused by the willful misconduct, bad faith or negligence (other than errors in judgment) of the asset representations reviewer or as a result of any breach of representations made by the asset representations reviewer in the asset representations review agreement.

The issuing entity will pay the upfront and annual fees and review fees of the asset representations reviewer and pay any indemnities due to the asset representations reviewer, to the extent those amounts are not paid or reimbursed by the servicer. The issuing entity will pay these amounts to the asset representations reviewer on each distribution date, along with similar amounts owed to the trustee, the trust collateral agent and the owner trustee and expenses incurred by the issuing entity under the transaction documents (subject, in each case, to the applicable cap on such amounts described under “Description of the Transaction Documents—Distributions—Distribution Date Payments”), before the issuing entity makes any other payments to items with a lower payment priority.

The asset representations reviewer may not resign, unless (i) it ceases to be an eligible asset representations reviewer, (ii) it becomes legally unable to act or (iii) the issuing entity consents to the resignation. The issuing entity may remove the asset representations reviewer if the asset representations reviewer becomes legally unable to act or becomes subject to a bankruptcy and will be required to remove the asset representations reviewer if it no longer is an eligible asset representations reviewer. No resignation or removal of the asset representations reviewer will be effective until a successor asset representations reviewer is in place. Any successor asset representations reviewer must be an eligible asset representations reviewer.

If during any collection period the asset representations reviewer resigns or is removed, replaced or substituted, or if a new asset representations reviewer is appointed, the date on which the event occurred and the circumstances surrounding the change will be indicated on the distribution report filed on Form 10-D relating to that collection period. Additionally, if a new asset representations reviewer has been appointed, information regarding that party will also be provided in the Form 10-D.

The Sponsor’s Automobile Financing Program

General

The sponsor is a leading automobile finance company that has been operating in the automobile finance business in North America since September 1992. The sponsor’s consumer automobile finance programs include full credit spectrum lending and leasing offered through GM-franchised dealers under the “GM Financial” brand. The sponsor also offers a subprime lending product through both GM- and non-GM-franchised and select independent dealers under the “AmeriCredit” brand. In addition, the sponsor offers a commercial lending program primarily for GM-franchised dealers.

The sponsor purchases automobile loan contracts, generally without recourse, for new and used vehicles purchased by consumers and, to a lesser extent has at times made automobile loans directly to customers buying new and used vehicles. The sponsor services its loan portfolio at regional centers using automated loan servicing and collection systems.

As GM’s captive finance subsidiary, the sponsor’s business strategy includes increasing the amount of new GM automobile sales by offering a broad spectrum of competitive financing programs, while at the same time continuing to remain a valuable financing source for loans for non-GM-franchised dealerships. In addition, the sponsor is the exclusive provider for lease financing products for new GM vehicles and also offers commercial lending services for GM-franchised dealerships. The sponsor sources its business primarily through its relationships with automobile dealers, which are maintained through its regional credit centers and marketing representatives (dealer account representatives).

Certain of the sponsor’s automobile finance programs are designed to serve customers who have limited access to automobile financing through traditional financing sources, such as banks and credit unions. These borrowers typically have experienced prior credit difficulties or have limited credit histories. Because the sponsor at times serves customers who are unable to meet the credit standards imposed by many traditional financing sources, in these instances the sponsor generally charges higher interest rates than those charged by such sources. Because the sponsor may provide financing in this relatively high-risk market, the sponsor also expects to sustain a higher level of delinquencies and credit losses on these specific automobile loan contracts.

Origination Network

The sponsor’s origination platform provides specialized focus on marketing and financing programs and underwriting automobile loan contracts. Responsibilities are segregated so that the sales group markets the sponsor’s programs and products to its dealer customers, while the underwriting group focuses on underwriting, negotiating and closing applications submitted by those dealers. The sales and underwriting groups are further segregated, with separate teams servicing GM-franchised dealers and non-GM-franchised dealers. This structure allows the sponsor to maintain efficient service for its non-GM-franchised dealers while providing GM-franchised dealers the broader loan, lease and commercial lending products. All underwriters are aligned with credit centers and may work remotely from a home office. Dealer account representatives are aligned with the credit centers and work remotely in their service areas. The sponsor believes that the personal relationships its credit underwriters and dealer account representatives establish with the dealers’ staff are an important factor in creating and maintaining productive relationships with its dealer customer base.

The sponsor selects markets for credit center locations based upon numerous factors, most notably proximity to the geographic markets and dealers it seeks to serve and availability of qualified personnel. Credit centers are typically situated in suburban office buildings.

Credit centers are staffed by a credit center vice president, regional credit managers, credit managers and credit underwriting specialists. The credit center vice president reports to a senior vice president in the sponsor’s corporate office. Credit center personnel are compensated with base salaries and incentives based on overall credit center performance, which includes factors such as credit quality, pricing adequacy and volume objectives. The credit center vice presidents, regional credit managers and senior vice presidents monitor credit center compliance with the sponsor’s underwriting guidelines. The sponsor’s management information systems provide these managers with access to credit center information, enabling them to consult with credit center teams on credit decisions and assess adherence to the sponsor’s credit policies. Additionally, information systems and underwriting systems have systemic controls which limit an underwriter from approving business outside of their assigned credit authority. The senior vice presidents also make periodic visits to the credit centers to conduct operational reviews.

Dealer account representatives typically work from a home office but are aligned with a credit center. They solicit dealers for applications and maintain the sponsor’s relationships with the dealers in their geographic vicinity, but do not have responsibility for credit approvals. The sponsor believes the local presence provided by its dealer account representatives enables it to be more responsive to dealer concerns and local market conditions. Applications solicited by the dealer account representatives are underwritten at the credit centers. The dealer account representatives are compensated with base salaries and incentives based on automobile loan contract dealer penetration rates and volume objectives. The dealer account representatives report to regional sales managers, who report to sales vice presidents. The sales vice presidents report to a senior vice president in the sponsor’s corporate office.

Marketing

As an indirect auto finance provider, the sponsor focuses its marketing activities on automobile dealers. The sponsor is selective in choosing the dealers with whom it conducts business and primarily pursues both GM-franchised and non-GM-franchised dealerships with new and used car operations; however, the sponsor also conducts business with a limited number of independent dealerships. The sponsor finances new GM vehicles, moderately-priced new vehicles from other manufacturers, and later-model, low-mileage used vehicles.

The sponsor maintains non-exclusive relationships with the dealers. The sponsor actively monitors its dealer relationships with the objective of maximizing the volume of applications received from dealerships with whom it does business that meet its underwriting standards and profitability objectives. Due to the non-exclusive nature of the sponsor’s relationships with dealers, the dealers retain discretion to determine whether to obtain financing from the sponsor or from another source for a customer seeking to make a vehicle purchase. The sponsor’s representatives regularly contact and visit dealers to solicit new business and to answer any questions dealers may have regarding the sponsor’s financing programs and capabilities and to explain the sponsor’s underwriting philosophy.

The sponsor generally purchases finance contracts without recourse to the dealership. Accordingly, the dealership has no liability to the sponsor if the consumer defaults on the contract. The dealership typically makes certain representations as to the validity of the contract and compliance with certain laws, and indemnifies the sponsor against any claims, defenses and set-offs that may be asserted against the sponsor because of assignment of the contract or the condition of the underlying collateral. Recourse based upon those representations and indemnities would be limited in circumstances in which the dealership has insufficient financial resources to perform upon such representations and indemnities. The sponsor does not view recourse against the dealership on these representations and indemnities to be of material significance in its decision to purchase finance contracts from a dealership. Depending upon the contract structure and consumer credit attributes, the sponsor may charge dealerships a non-refundable acquisition fee and/or pay dealerships a participation fee when purchasing finance contracts. These fees are assessed on a contract-by-contract basis.

Manufacturer Relationship

The sponsor coordinates with GM to establish marketing programs for loan products. The sponsor has programs with GM, typically known as subvention programs, under which GM provides the sponsor cash payments in order for the sponsor to offer lower interest rates on automobile loan contracts it purchases from GM’s dealership network. These programs serve the sponsor’s goal of increasing new automobile loan contract originations and GM’s goal of making credit more available to consumers purchasing vehicles sold by GM. The programs may include special-rate financing, down payment assistance and cash payments directly to dealers. Under these subvention programs, the sponsor determines the appropriate amount to charge GM for the vehicles contracted under a specific subvention program. In determining this amount, consideration is given to the subvented rate and automobile loan contract term as well as an applicant’s risk profile. The combined subvented support payments are paid by GM directly to the sponsor and do not constitute cashflow that is available to make payments on any notes.

Direct Lending

In addition to purchasing automobile loan contracts originated by dealers, the sponsor may originate automobile loan contracts directly with consumers. An immaterial number of the automobile loan contracts were directly originated with consumers.

Credit Underwriting

The sponsor offers a broad spectrum of financing options to consumers, including subprime consumers who may be unable to obtain financing from traditional sources.    Underwriting loans, especially subprime loans, is largely a judgmental process, but the sponsor’s underwriting process is also supported by its proprietary credit scoring system. The sponsor utilizes underwriting guidelines to achieve a given business strategy. These guidelines are dependent upon risk tolerances which may, and often do, change depending on many different factors, including but not limited to the sponsor’s strategic objectives, market demand for automobile finance including subprime loans, access to and cost of financing, the overall economic environment, consumer credit trends and the volatility in used car pricing. The following paragraphs discuss in more detail the sponsor’s proprietary credit scoring system, underwriting guidelines and the underwriting process.

The sponsor utilizes a proprietary credit scoring system to support the credit approval process. This credit scoring system was developed through statistical analysis of the sponsor’s consumer demographic and portfolio databases consisting of data the sponsor has collected over its more than 20 years of operating history. Credit scoring is used to differentiate credit applicants and to statistically rank order credit risk in terms of expected default rates, which enables the sponsor to evaluate credit applications for approval and tailor automobile loan contract pricing and structure. For example, if a consumer has a lower score, that indicates a higher probability that they will default on an automobile loan contract. In evaluating an application from such a consumer the sponsor would either decline their application, or, if it approves the application, it would compensate for this higher default risk through the structuring and pricing of the automobile loan contract. While the sponsor employs a credit scoring system in the credit approval process, credit scoring does not eliminate credit risk and so some portion of the consumers that the sponsor lends to will default in their payment obligations under their automobile loan contracts despite the sponsor’s underwriting processes. Adverse determinations in evaluating automobile loan contracts for purchase, changes in individual consumers’ circumstances after they enter into their automobile loan contracts or changes in certain macroeconomic factors after the sponsor purchases automobile loan contracts could all negatively affect the credit performance of individual automobile loan contracts and the sponsor’s overall automobile loan contracts portfolio.

The sponsor’s proprietary credit scoring system incorporates data contained in the customer’s credit application, credit bureau report and other third-party data sources as well as the structure of the proposed automobile loan contract and produces a statistical assessment of these attributes. This assessment is used to rank-order applicant risk profiles and recommends the price the sponsor should charge for different risk profiles. The sponsor’s credit scorecards are monitored through comparison of actual performance versus projected performance by score. Periodically, the sponsor refines its proprietary scorecards based on new information, including identified correlations between automobile loan contract performance and data obtained in the underwriting process.

In addition to the sponsor’s proprietary credit scoring system, management sets other underwriting guidelines. These underwriting guidelines are comprised of numerous evaluation criteria, including: (i) identification and assessment of the applicant’s willingness and capacity to repay the automobile loan contract, including consideration of credit history and performance on past and existing obligations; (ii) credit bureau data; (iii) collateral identification and valuation; (iv) payment structure and debt ratios; (v) insurance information; (vi) employment, income and residency verifications, as considered appropriate; and (vii) in certain cases, the creditworthiness of a co-obligor. These underwriting guidelines, and the minimum credit risk profiles of applicants the sponsor will approve as rank-ordered by the credit scorecards, are subject to change from time to time based on economic, competitive and capital market conditions as well as the sponsor’s overall origination strategies.

The sponsor purchases individual automobile loan contracts through the sponsor’s underwriting specialists in regional credit centers using a credit approval process tailored to local market conditions. Underwriting personnel have a specific credit authority based upon their experience and historical automobile loan contract portfolio results as well as established credit scoring parameters. More experienced specialists are assigned higher approval levels. If the suggested loan application attributes and characteristics exceed an underwriting specialist’s credit authority, each specialist has the ability to escalate the loan application to a more senior underwriter with a higher level of approval authority. Authorized senior underwriting officers may approve any automobile loan contract application in accordance with underwriting guidelines. Although the credit approval process is decentralized, the sponsor’s application processing system includes controls to ensure that credit decisions comply with the sponsor’s current credit scoring strategies and underwriting policies and procedures, including approval authorities.

Credit applications are evaluated based on a judgmental review process following an initial assessment using the sponsor’s automated credit scoring system. Under this initial review process, automobile loan contract application packages completed by prospective obligors are received electronically, through web-based platforms that automate and accelerate the financing process. Upon receipt or entry of application data into the sponsor’s application processing system, a credit bureau report and other third-party data sources are automatically accessed and a proprietary credit score is computed. Some applications received by the sponsor fail to meet the sponsor’s minimum credit score requirement and are generally declined automatically at this stage, although certain applications that fail to meet the minimum credit score may nonetheless be evaluated and approved based on the following judgmental review process. For applications that are not automatically declined, underwriting personnel of the sponsor continue to review the application package and judgmentally determine whether to approve the application, approve the application subject to conditions that must be met, or deny the application. At this judgmental review stage, the credit applications are individually reviewed by an underwriting specialist, who examines the information utilized in the initial credit scoring system process together with any additional data. The underwriting specialist then makes a decision based on his or her assessment of the credit strengths and weaknesses of the applicant and the terms of the proposed automobile loan contract. The underwriting specialist might condition approval of an automobile loan contract on one or more of a variety of changes, including, but not limited to, a change that would reduce the monthly payment, such as the making of a larger down payment, the substitution of a less expensive vehicle, or some other adjustment to the originally proposed financing terms. Upon the final determination of the collateral and financing terms, the loan application is assigned a final proprietary credit score by the credit scoring system, and a credit decision to approve or reject the loan application is made by the credit underwriter or personnel with the required level of authority. Dealers are contacted regarding credit decisions and declined applicants are also provided with appropriate notification of the decision.

Completed automobile loan contract packages are sent to the sponsor by dealers. Loan documentation is scanned to create electronic images and electronically forwarded to the sponsor’s centralized automobile loan contract processing department. A processing representative verifies certain applicant employment, income and residency information, if necessary. Loan terms, insurance coverage and other information may be verified or confirmed with the customer at this stage. The sponsor contracts with a third party to maintain the original automobile loan contract and title documents on the sponsor’s behalf.

Once an automobile loan contract is cleared for funding, the funds to purchase that automobile loan contract are electronically transferred to the dealer or in certain instances a check is issued. Upon funding of the automobile loan contract, the sponsor acquires a perfected security interest in the automobile that was financed. Daily reports of newly-originated automobile loan contracts are generated for review by senior operations management. The sponsor’s automobile loan contracts are generally fully amortizing loans with substantially equal monthly installments.

The sponsor uses programs developed and maintained by service providers that allow the sponsor to complete the entire contracting process electronically. Approximately 15.37% of the automobile loan contracts (by aggregate principal balance as of the cutoff date) were originated as electronic automobile loan contracts. Automobile loan contracts that are created electronically are electronically signed by the related obligors and are stored in an electronic vault that is maintained by a third-party to facilitate the process of creating and storing those electronic automobile loan contracts. The third party system uses a combination of technological and administrative features that are designed to: (i) designate a single copy of the record or records comprising an electronic automobile loan contract as being the single authoritative copy of the automobile loan contact; (ii) manage access to and the expression of the authoritative copy; (iii) identify the sponsor as the owner of record of the authoritative copy; and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record. The sponsor typically does not maintain physical copies of any electronic automobile loan contracts.

Following the funding of automobile loan contracts, the sponsor’s credit review department analyzes a sample of automobile loan contracts to determine whether underwriting personnel exercised appropriate judgment consistent with the sponsor’s underwriting guidelines, authorization levels and overall corporate strategy. Post-funding credit performance is also monitored and analyzed by the sponsor’s credit risk management department to determine if any process changes are required depending on the sponsor’s strategic objectives and/or economic conditions.

Credit performance reports track portfolio performance at various levels of detail including total company, credit center and dealership. Various daily reports and analytical data are also generated to monitor credit quality as well as to refine the structure and mix of new automobile loan contract originations. The sponsor reviews profitability metrics on a consolidated basis, as well by the geographic region, origination channel, credit tier and term. Key application data, credit bureau and credit score information, automobile loan contract structures and terms and payment histories are maintained. The credit risk management department also regularly reviews the performance of the sponsor’s credit scoring system and is responsible for the development and enhancement of the sponsor’s credit scorecards.

Loan Servicing

The sponsor’s servicing activities include collecting and processing customer payments, responding to customer inquiries, initiating contact with customers who are delinquent, maintaining the security interest in financed vehicles, and arranging for the repossession of financed vehicles, liquidation of collateral and pursuit of deficiencies when appropriate. As servicer, the sponsor will prepare monthly servicer reports, provide distribution instructions to the trust collateral agent and prepare annual compliance reports.

When an automobile loan contract is originated, the related financed vehicle is required to be covered by a comprehensive and collision insurance policy in accordance with the sponsor’s customary servicing procedures. In addition, the sponsor will have the right, under the sale and servicing agreement, to require each obligor of an automobile loan contract to obtain insurance coverage by acquiring insurance on the obligor’s behalf and charging the obligor the premium payments each month, together with principal and interest and other charges that are incurred to the obligor.

The sponsor uses monthly billing statements to serve as a reminder to customers as well as an early warning mechanism in the event a customer has failed to notify the sponsor of an address change. Approximately 20 days before a customer’s first payment due date and each month thereafter, the sponsor sends the customer a billing statement directing the customer to mail payments to an account established by the servicer. Payment receipt data is then posted to the automobile loan contract accounting system. Payments may also be received from third-party payment processors, such as Western Union, or via electronic transmission of funds. Payment processing and customer account maintenance is performed centrally through the sponsor’s operations centers in Arlington, Texas. The servicer does not customarily advance interest or principal payments on behalf of obligors and the transaction documents do not allow the servicer to make advances with respect to the automobile loan contracts owned by the issuing entity.

Collections

The sponsor services the automobile loan contract portfolio through regional centers located in San Antonio, Texas; Chandler, Arizona; Charlotte, North Carolina; and Peterborough, Ontario. A predictive dialing system is utilized to make telephone calls to customers in the early stages of delinquency. The predictive dialer is a computer-controlled telephone dialing system that simultaneously dials telephone numbers of multiple customers from a file of records extracted from the sponsor’s database. Once a connection is made to the automated dialer’s call, the system automatically transfers the call to a collector and the relevant account information to the collector’s computer screen. By eliminating the time spent on attempting to reach customers, the system gives a single collector the ability to contact a larger number of customers daily.

Once an account reaches a certain level of delinquency, it moves to one of the sponsor’s advanced collection units. The objective of these collectors is to resolve the delinquent account. This unit will service the account through resolution. The sponsor may repossess a financed vehicle if an account is deemed uncollectible; the financed vehicle is deemed to be in danger of being damaged, destroyed or hidden; the sponsor determines that the customer is dealing in bad faith; or the customer voluntarily surrenders the financed vehicle to the sponsor.

Statistically-based behavioral assessment models are used in the sponsor’s automobile loan contract servicing activities to project the relative probability that an individual account will have further credit deterioration. The behavioral assessment models are used to help develop servicing strategies for the portfolio or for targeted account groups within the portfolio.

At times, the sponsor offers payment deferrals to customers who have encountered temporary financial difficulties that hinder their ability to pay in accordance with their automobile loan contract terms. A deferral allows the customer to move delinquent payments to the end of the automobile loan contract, usually by paying a fee that is calculated in a manner specified by applicable law. The collector reviews the customer’s past payment history and behavioral score and assesses the customer’s desire and capacity to make future payments. Before agreeing to a deferral, the collector also considers whether the deferment transaction complies with the sponsor’s policies and guidelines. Any exceptions to the sponsor’s policies and guidelines for deferrals must be approved in accordance with these policies and guidelines. While payment deferrals are initiated and approved in the collections department, a separate department processes authorized deferment transactions. Exceptions to the deferment guidelines are also monitored by the sponsor’s risk management function.

Repossessions

Repossessions are subject to prescribed legal procedures, which include peaceful repossession, one or more customer notifications, a prescribed waiting period prior to disposition of the repossessed automobile and return of personal items to the customer. Some jurisdictions provide the customer with reinstatement or redemption rights. Legal requirements, particularly in the event of customer bankruptcy, may restrict the sponsor’s ability to repossess a vehicle or dispose of the vehicle upon repossession. The sponsor engages independent repossession firms to handle repossessions. All repossessions, other than bankruptcy or previously charged-off accounts, must be approved by a collections officer. Upon repossession and after any prescribed waiting period, the repossessed automobile is sold at auction. The value of the collateral underlying the sponsor’s portfolio is updated periodically with a loan-by-loan link to national wholesale auction values. This data, along with the sponsor’s own experience relative to mileage and vehicle condition, are used for evaluating collateral disposition activities. The sponsor does not sell any vehicles on a retail basis. The proceeds from the sale of a financed vehicle at auction, and any other recoveries, are credited against the balance of the related contract. Auction proceeds from sale of a repossessed financed vehicle and other recoveries are usually not sufficient to cover the outstanding balance of the related contract, and the resulting deficiency is charged-off. The sponsor pursues collection of deficiencies when it deems such action to be appropriate.

The sponsor’s policy is to charge off an automobile loan contract in the month in which the automobile loan contract becomes one-hundred twenty (120) days contractually delinquent if it has not repossessed the related financed vehicle. The sponsor also charges off automobile loan contracts in repossession when the financed vehicle is repossessed and legally available for disposition. A charge-off represents the difference between the estimated net sales proceeds and the outstanding principal balance of the delinquent automobile loan contract including accrued interest.

Risk Management

The sponsor’s credit risk management function is responsible for monitoring the automobile loan contract approval process and supporting the supervisory role of senior operations management. The credit risk management function also regularly reviews the performance of the sponsor’s credit scoring system by tracking actual performance versus projected performance by credit score. It is responsible for development and enhancement of the credit scorecards.

The sponsor’s underwriting guidelines and credit decisioning models are regularly modified, updated and enhanced. Post-funding credit performance is monitored and analyzed by the credit risk management department to determine if any process changes are required depending on the sponsor’s strategic objectives and/or economic conditions. Additionally, the sponsor tracks key variables such as applicant data, credit bureau and credit score information, automobile loan contract structures and terms, and payment histories.

Credit performance reports track portfolio performance at various levels of detail, including total portfolio, credit center and dealer. Various reports and analytical data are generated to monitor credit quality and performance as well as to refine the structure and mix of new automobile loan contract originations. All of this ongoing analysis is regularly reviewed and analyzed by the sponsor to aid in adjusting and improving origination processes and decisioning.

The sponsor’s risk management functions conduct regular reviews of and provides recurring reporting and monitoring on credit center operations, automobile loan contract operations, processing and servicing, collections and other functional areas. The primary objective of the reviews is to identify risks and associated controls and measure compliance with the sponsor’s written policies and procedures. Credit center reviews include a review of compliance with underwriting policies, completeness of automobile loan contract documentation, collateral value assessment and applicant data investigation. In addition, the credit risk management functions perform reviews of the repossession, charge-off, deferment and bankruptcy processes. Written reports are distributed to departmental managers and officers for response and follow-up. Results and responses are also reviewed by senior management.

Material Developments to the Sponsor’s Automobile Financing Program

The sponsor has made several adjustments to its traditional business operations due to the recent COVID-19 pandemic. The sponsor has expanded its standard business continuity plans to allow traditionally in-office functions, such as credit underwriting, funding, payment processing, customer experience, and collections to function in a remote work environment. Generally, the transition to remote operations has had minimal disruptions to the sponsor’s core operations. In an effort to assist obligors impacted by the COVID-19 pandemic, the servicer continues to work with obligors on an individual basis to provide deferments, due date changes, late fee waivers and other assistance programs. The sponsor has an existing practice of utilizing deferments as a servicing tool, whereby the deferred payments are moved to the end of the loan and a new loan maturity date is established. It is anticipated the deferment levels will increase above the sponsor’s historical levels for the duration of the COVID-19 impact. It is still too early to predict the impact the COVID-19 pandemic may have on the related credit metrics. The sponsor will continue to actively monitor daily delinquency trends, payment and deferment trends, and used vehicle auction values to inform its assessment of the situation. The sponsor has recently begun repossessing financed vehicles under limited circumstances and will continue to monitor the situation and needs of its customers in scaling up its repossession efforts.

The Sponsor’s Securitization Program

Under the AmeriCredit Automobile Receivables Trust, or AMCAR, program, which primarily includes sub-prime automobile loan contracts, the sponsor has previously sponsored over 100 publicly offered securitizations since 1994. The sponsor also completed three publicly offered transactions under the AmeriCredit Prime Automobile Receivables Trust, or APART, program between 2007 and 2009, which primarily included prime and near-prime automobile loan contracts. In 2014, the sponsor began to sponsor securitizations backed by automobile lease assets under its GM Financial Automobile Leasing Trust, or GMALT, program; in 2015, the sponsor began to sponsor securitizations backed by dealer floorplan receivables under its GMF Floorplan Owner Revolving Trust, or GFORT, program; and in 2017, the sponsor began to sponsor securitizations backed by prime automobile loan contracts under its GM Financial Consumer Automobile Receivables Trust, or GMCAR, program.

Each of the sponsor’s previous securitizations of automobile loan contracts had a similar legal structure to the current transaction. In each of those securitizations, the sponsor and/or originating affiliates of the sponsor either purchased automobile loan contracts from automobile dealers and other third-party lenders or originated the automobile loan contracts directly with consumers and the sponsor then sold those automobile loan contracts to a wholly-owned subsidiary that served as depositor for the related transaction. The related depositor then resold the automobile loan contracts to a newly-created statutory trust that issued asset-backed securities that were backed by the automobile loan contracts. The sponsor served as and, with respect to the outstanding transactions, continues to serve as, servicer on each transaction.

The Sponsor’s Static Pool Information

Static pool information for the AMCAR program is contained in Annex A to this prospectus. The characteristics of the automobile loan contracts included in prior securitizations may vary from the characteristics of the automobile loan contracts included in this pool. For additional details regarding this pool, please refer to “The Automobile Loan Contracts – Composition” in this prospectus. These differences, along with the varying economic conditions applicable to the securitized pools, may make it unlikely that the automobile loan contracts described in this prospectus will perform in the same way that any of those prior securitized pools have performed. Further, the impact of the COVID-19 pandemic on the performance of the pool described in this prospectus is uncertain, as such, there can be no assurance that the performance of the prior securitization transactions in the AMCAR static pool data will correspond to or be an accurate predictor of the performance of this securitization transaction.

Static pool information contained in Annex A to this prospectus includes summary information for original pool characteristics, the distribution of automobile loan contracts by top five geographic locations of obligors, the distribution of automobile loan contracts by APR, the distribution by credit bureau score at origination, the distribution by custom score at origination, prepayment speeds, pool factors, delinquency information and loss information.

The Trust Property

The trust property will include, among other things:

•	a pool consisting of primarily sub-prime automobile loan contracts, which are secured by new and used automobiles, light duty trucks and vans;

•	moneys received with respect to the automobile loan contracts, after the cutoff date;

•	amounts that are held in the collection account, the note distribution account and the reserve account;

•	the security interests in the financed vehicles granted by obligors;

•	an assignment of the proceeds received from dealers under agreements between the sponsor and dealers;

•	an assignment of the right to receive proceeds from claims on physical damage, credit life and disability insurance policies covering the financed vehicles or the obligors;

•	an assignment of all rights to proceeds from liquidating the automobile loan contracts;

•	the automobile loan contract files;

•	other rights under the transaction documents, including an assignment of the depositor’s rights against the sponsor for breaches of representations and warranties under the purchase agreement; and

•	all proceeds from the items described above.

The automobile loan contracts will be purchased by the depositor from the sponsor under the purchase agreement, and will then be purchased by the issuing entity from the depositor under the sale and servicing agreement, in each case on or about July 22, 2020.

The automobile loan contracts were originated by the sponsor through dealers or were originated directly with consumers by the sponsor according to the sponsor’s credit policies. The automobile loan contracts originated by dealers have been assigned to the sponsor and evidence the indirect financing made to the obligor. The sponsor’s agreements with the dealers who originate the automobile loan contracts may provide for repurchase by or recourse against the dealer if there is a breach of a representation or warranty under the relevant dealer agreement.

Under the indenture, the issuing entity will grant a security interest in the trust property to the trust collateral agent for the trustee’s benefit on the noteholders’ behalf. Any proceeds of the trust property will be distributed according to the indenture.

The Automobile Loan Contracts

Eligibility Criteria for Automobile Loan Contracts

The automobile loan contracts were selected according to several criteria. In addition, as of the cutoff date the automobile loan contracts were selected from the sponsor’s portfolio of sub-prime automobile loan contracts based on the following criteria:

(a)	each automobile loan contract had a remaining maturity of not less than 3 months and not more than 84 months;

(b)	each automobile loan contract had an original maturity of not less than 3 months and not more than 84 months;

(c)	each automobile loan contract had a remaining principal balance of at least $250 and not more than $85,000;

(d)	each automobile loan contract has an annual percentage rate of at least 1% and not more than 33%;

(e)	no automobile loan contract was more than 30 days past due;

(f)	neither the sponsor nor anyone acting on its behalf advanced funds to cause any automobile loan contract to qualify under clause (e) above;

(g)	each obligor had a United States or United States territory billing address as of the date of origination of the automobile loan contract;

(h)	each automobile loan contract is denominated in, and each automobile loan contract provides for payment in, United States dollars;

(i)

each automobile loan contract arose under a contract that is assignable without the consent of, or notice to, the obligor thereunder, and does not contain a confidentiality provision that purports to restrict the ability of the servicer to exercise its rights under the sale and servicing agreement, including, without limitation, its right to review the contract;

(j)	each automobile loan contract arose under a contract with respect to which the sponsor has performed all obligations required to be performed by it thereunder;

(k)	no automobile related to an automobile loan contract was held in repossession;

(l)	no obligor was in bankruptcy; and

(m)	neither the sponsor nor the depositor has selected the automobile loan contracts in a manner that either of them believes is adverse to the interests of the noteholders.

Automobile loan contracts representing more than 10% of the aggregate principal balance of the automobile loan contracts as of the cutoff date were originated in the State of Texas. The performance of the automobile loan contracts in the aggregate could be adversely affected in particular by the development of adverse economic conditions in such state.

No expenses incurred in connection with the selection and acquisition of the automobile loan contracts will be paid for from the offering proceeds.

Composition

The information presented in this prospectus is based on a pool of automobile loan contracts as of the cutoff date. This pool of automobile loan contracts will be sold by the sponsor to the depositor and by the depositor to the issuing entity on the closing date.

•	As of the cutoff date, the automobile loan contracts had an aggregate principal balance of $1,105,208,590.10.

As of the cutoff date, none of the automobile loan contracts in the pool were more than 30 days delinquent. As of July 6, 2020, 543 automobile loan contracts, or approximately 0.97% of the number of automobile loan contracts in the pool, had received a payment extension since the cutoff date.

The automobile loan contract pool’s composition and distribution by custom score and credit bureau score at origination; original term, APR, geographic location, wholesale loan-to-value (LTV) ratio, vehicle make and vehicle segment as of the cutoff date; and the automobile loan contract pool’s historical delinquency experience are detailed in the following tables:

Composition of the Automobile Loan Contracts

as of the Cutoff Date (1)

	New	Used	Total

Aggregate Principal Balance	$610,846,974.38	$494,361,615.72	$1,105,208,590.10

Number of Automobile Loan Contracts	25,769	30,118	55,887

Percent of Aggregate Principal Balance	55.27%	44.73%	100.00%

Average Principal Balance	$23,704.72	$16,414.16	$19,775.77
Range of Principal Balances	($262.45 to $84,981.22)	($250.20 to $84,370.98)	($250.20 to $84,981.22)

Weighted Average APR(2)	10.08%	14.11%	11.88%
Range of APRs	(1.00% to 28.00%)	(2.00% to 29.90%)	(1.00% to 29.90%)

Weighted Average Remaining Term(2)	64 months	63 months	64 months
Range of Remaining Terms	(3 to 73 months)	(3 to 74 months)	(3 to 74 months)

Weighted Average Original Term(2)	73 months	71 months	72 months
Range of Original Terms	(12 to 84 months)	(18 to 84 months)	(12 to 84 months)

(1)

For a description of how the information presented in this table may differ from the asset-level data filed with the SEC on Form ABS-EE, see “The Automobile Loan Contracts—Asset-Level Data About the Automobile Loan Contracts.”

(2)	Calculated based on aggregate principal balance.

Score Distribution of the Automobile Loan Contracts

as of the Cutoff Date (1)

	Custom Score (2)	% of Aggregate Principal Balance (3)	Credit Bureau Score (4)	% of Aggregate Principal Balance (3)
	Less than 215	6.45%
	215 – 224	7.69%	Less than 540	20.27%
	225 – 244	31.73%	540 – 599	40.47%
	245 – 259	23.12%	600 – 659	36.95%
	260 and greater	31.01%	660 and greater	2.32%

Weighted Average Score	250		581

(1)

For a description of how the information presented in this table may differ from the asset-level data filed with the SEC on Form ABS-EE, see “The Automobile Loan Contracts—Asset-Level Data About the Automobile Loan Contracts.”

(2)

Proprietary credit score developed and utilized by the sponsor to support the credit approval and pricing process. The scale of the proprietary score is not comparable to a credit bureau score. A custom score may not be available for a small portion of accounts originated under discontinued origination platforms and those accounts will not be included in the Custom Score table above. Since these accounts are not included in the percentages above, the aggregate principal balance of the accounts based on the custom score may be less than the total pool.

(3)	Percentages may not add to 100% because of rounding.
(4)

A FICO® Auto Score provided by credit reporting agencies. The sponsor utilizes Transunion, Equifax or Experian credit reports depending on the location of the obligor. Credit Bureau Scores are unavailable for some accounts and those accounts are not included in the Credit Bureau Score table above. Since these accounts are not included in the percentages above, the aggregate principal balance of the accounts based on Credit Bureau Score may be less than the total pool.

Distribution of the Automobile Loan Contracts by Original Term

as of the Cutoff Date (1)

Original Term to Scheduled Maturity	Aggregate Principal Balance	% of Aggregate Principal Balance (2)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts (2)
1 – 24 months	$81,019.80	0.01%	9	0.02%
25 – 36 months	1,558,858.70	0.14%	173	0.31%
37 – 48 months	8,381,379.04	0.76%	748	1.34%
49 – 60 months	53,484,792.07	4.84%	3,783	6.77%
61 – 72 months	855,860,497.53	77.44%	44,461	79.56%
73 – 75 months	143,642,741.12	13.00%	5,066	9.06%
76 – 84 months	42,199,301.84	3.82%	1,647	2.95%

Total	$ 1,105,208,590.10	100.00%	55,887	100.00%

(1)

For a description of how the information presented in this table may differ from the asset-level data filed with the SEC on Form ABS-EE, see “The Automobile Loan Contracts—Asset-Level Data About the Automobile Loan Contracts.”

(2)	Percentages may not add up to 100% because of rounding.

Distribution of the Automobile Loan Contracts by APR

as of the Cutoff Date (1)

Distribution by APR	Aggregate Principal Balance	% of Aggregate Principal Balance (2)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts (2)
1.000% to 1.999%	$ 1,313,708.80	0.12%	31	0.06%
2.000% to 2.999%	6,690,825.70	0.61%	193	0.35%
3.000% to 3.999%	30,416,111.37	2.75%	966	1.73%
4.000% to 4.999%	24,126,174.95	2.18%	917	1.64%
5.000% to 5.999%	61,685,558.58	5.58%	2,102	3.76%
6.000% to 6.999%	47,313,053.62	4.28%	2,179	3.90%
7.000% to 7.999%	44,381,295.87	4.02%	1,987	3.56%
8.000% to 8.999%	49,444,162.38	4.47%	2,251	4.03%
9.000% to 9.999%	104,795,412.77	9.48%	4,877	8.73%
10.000% to 10.999%	81,737,511.43	7.40%	4,079	7.30%
11.000% to 11.999%	145,811,376.90	13.19%	7,145	12.78%
12.000% to 12.999%	91,955,412.34	8.32%	4,914	8.79%
13.000% to 13.999%	90,355,260.61	8.18%	4,839	8.66%
14.000% to 14.999%	83,477,594.50	7.55%	4,544	8.13%
15.000% to 15.999%	68,204,905.53	6.17%	3,832	6.86%
16.000% to 16.999%	44,932,766.16	4.07%	2,680	4.80%
17.000% to 17.999%	35,984,451.02	3.26%	2,239	4.01%
18.000% to 18.999%	37,601,889.76	3.40%	2,296	4.11%
19.000% to 19.999%	17,885,704.51	1.62%	1,211	2.17%
20.000% to 20.999%	14,373,470.65	1.30%	1,002	1.79%
21.000% to 21.999%	10,758,754.90	0.97%	758	1.36%
22.000% to 22.999%	4,367,040.75	0.40%	312	0.56%
23.000% to 23.999%	3,950,472.62	0.36%	273	0.49%
24.000% to 24.999%	2,325,433.45	0.21%	173	0.31%
25.000% to 25.999%	799,318.79	0.07%	52	0.09%
26.000% to 26.999%	295,650.20	0.03%	19	0.03%
27.000% to 27.999%	119,262.80	0.01%	8	0.01%
28.000% to 28.999%	69,298.32	0.01%	6	0.01%
29.000% to 29.999%	36,710.82	0.00%	2	0.00%

Total	$ 1,105,208,590.10	100.00%	55,887	100.00%

(1)

For a description of how the information presented in this table may differ from the asset-level data filed with the SEC on Form ABS-EE, see “The Automobile Loan Contracts—Asset-Level Data About the Automobile Loan Contracts.”

(2)	Percentages may not add to 100% because of rounding.

Distribution of the Automobile Loan Contracts by Geographic Location of Obligor

as of the Cutoff Date (1)

Geographic Location	Aggregate Principal Balance	% of Aggregate Principal Balance (2)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts (2)
Alabama	$14,314,838.39	1.30%	749	1.34%
Alaska	3,415,349.33	0.31%	155	0.28%
Arizona	22,076,215.29	2.00%	1,095	1.96%
Arkansas	7,974,713.56	0.72%	444	0.79%
California	75,499,527.95	6.83%	3,766	6.74%
Colorado	13,127,905.85	1.19%	699	1.25%
Connecticut	9,591,207.69	0.87%	522	0.93%
Delaware	3,303,710.64	0.30%	189	0.34%
District of Columbia	1,354,215.13	0.12%	82	0.15%
Florida	83,585,225.76	7.56%	4,170	7.46%
Georgia	39,264,025.50	3.55%	1,909	3.42%
Hawaii	2,221,765.71	0.20%	127	0.23%
Idaho	2,169,939.68	0.20%	116	0.21%
Illinois	52,439,232.55	4.74%	2,595	4.64%
Indiana	26,180,989.29	2.37%	1,374	2.46%
Iowa	8,439,105.43	0.76%	425	0.76%
Kansas	4,192,070.19	0.38%	206	0.37%
Kentucky	24,612,965.16	2.23%	1,298	2.32%
Louisiana	27,756,985.84	2.51%	1,307	2.34%
Maine	4,580,899.22	0.41%	249	0.45%
Maryland	26,954,008.92	2.44%	1,331	2.38%
Massachusetts	16,357,700.32	1.48%	1,002	1.79%
Michigan	30,580,366.46	2.77%	1,658	2.97%
Minnesota	9,809,642.76	0.89%	520	0.93%
Mississippi	11,473,061.59	1.04%	627	1.12%
Missouri	15,012,924.17	1.36%	848	1.52%
Montana	3,638,849.27	0.33%	169	0.30%
Nebraska	3,601,216.40	0.33%	210	0.38%
Nevada	10,262,863.26	0.93%	492	0.88%
New Hampshire	6,270,496.68	0.57%	336	0.60%
New Jersey	23,368,126.05	2.11%	1,226	2.19%
New Mexico	12,331,294.44	1.12%	669	1.20%
New York	39,477,391.87	3.57%	2,101	3.76%
North Carolina	32,953,571.72	2.98%	1,653	2.96%
North Dakota	2,346,916.18	0.21%	107	0.19%
Ohio	65,275,266.24	5.91%	3,444	6.16%
Oklahoma	14,042,332.98	1.27%	728	1.30%
Oregon	7,858,699.87	0.71%	422	0.76%
Pennsylvania	44,122,069.90	3.99%	2,504	4.48%
Rhode Island	2,838,786.21	0.26%	173	0.31%
South Carolina	19,100,512.48	1.73%	983	1.76%
South Dakota	2,162,427.32	0.20%	113	0.20%
Tennessee	18,891,155.96	1.71%	997	1.78%
Texas	185,916,265.95	16.82%	8,324	14.89%
Utah	3,339,506.74	0.30%	165	0.30%
Vermont	2,198,065.61	0.20%	111	0.20%
Virginia	25,720,697.34	2.33%	1,267	2.27%
Washington	10,768,226.28	0.97%	587	1.05%
West Virginia	15,165,847.38	1.37%	707	1.27%
Wisconsin	15,131,330.82	1.37%	829	1.48%
Wyoming	1,693,787.69	0.15%	77	0.14%
Other (3)	444,293.08	0.04%	30	0.05%

Total	$1,105,208,590.10	100.00%	55,887	100.00%

(1)

For a description of how the information presented in this table may differ from the asset-level data filed with the SEC on Form ABS-EE, see “The Automobile Loan Contracts—Asset-Level Data About the Automobile Loan Contracts.”

(2)	Percentages may not add to 100% because of rounding.
(3)	States and Territories with aggregate principal balances less than $1,000,000 each.

Distribution of the Automobile Loan Contracts by Wholesale LTV

as of the Cutoff Date (1)

	Wholesale LTV (2) Range	% of Aggregate Principal Balance(3) (4)
	Less than 100.00%	30.84%
	100.00 – 109.99	18.68%
	110.00 – 119.99	21.25%
	120.00 – 129.99	17.95%
	130.00 – 139.99	9.83%
	140.00 – 149.99	1.31%
	150.00 and greater	0.13%

Weighted Average Wholesale LTV	108%

(1)

For a description of how the information presented in this table may differ from the asset-level data filed with the SEC on Form ABS-EE, see “The Automobile Loan Contracts—Asset-Level Data About the Automobile Loan Contracts.”

(2)

Wholesale LTV is calculated using the total amount financed, which may include taxes, title fees and ancillary products over the wholesale auction value of the financed vehicle at the time the vehicle is financed. The vehicle value at origination is determined by using NADA or “Kelley Blue Book Trade-in” prices for used vehicles or dealer invoice/dealer wholesale price for new vehicles.

(3)

Wholesale LTV was not available or could not be calculated on certain accounts and these accounts are not included in the table above. Since these loans are not included in the Wholesale LTV table, the aggregate principal balance may be less than the total pool.

(4)	Percentages may not add to 100% because of rounding.

Distribution of the Automobile Loan Contracts by Vehicle Make

as of the Cutoff Date (1)

Vehicle Make	Aggregate Principal Balance	% of Aggregate Principal Balance (2)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts (2)
Chevrolet (3)	$551,443,550.24	49.89%	24,618	44.05%
GMC (3)	100,782,169.68	9.12%	3,671	6.57%
Ford	61,821,610.96	5.59%	3,819	6.83%
Nissan	51,437,932.95	4.65%	3,489	6.24%
Buick (3)	50,813,574.87	4.60%	2,502	4.48%
Jeep	34,432,135.17	3.12%	1,954	3.50%
Toyota	34,343,283.68	3.11%	2,122	3.80%
Cadillac (3)	31,378,294.32	2.84%	1,160	2.08%
Kia	29,037,998.88	2.63%	2,124	3.80%
Dodge	27,446,242.60	2.48%	1,916	3.43%
Hyundai	26,095,051.74	2.36%	1,936	3.46%
Ram	18,410,503.58	1.67%	730	1.31%
Honda	17,593,269.13	1.59%	1,280	2.29%
Other (4)	70,172,972.30	6.35%	4,566	8.17%

Total	$1,105,208,590.10	100.00%	55,887	100.00%

(1)

For a description of how the information presented in this table may differ from the asset-level data filed with the SEC on Form ABS-EE, see “The Automobile Loan Contracts—Asset-Level Data About the Automobile Loan Contracts.”

(2)	Percentages may not add to 100% because of rounding.
(3)

The total aggregate principal balance of all new GM vehicles is $518,366,473.40, or approximately 47% of the total pool. The total aggregate principal balance of all new GM vehicles originated under subvention programs accounts for approximately 25% of the total pool.

(4)	Aggregate principal balance of less than 1% of total aggregate principal balance per vehicle make.

Distribution of the Automobile Loan Contracts by Vehicle Segment

as of the Cutoff Date (1)

Vehicle Segment	Aggregate Principal Balance	% of Aggregate Principal Balance (2)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts (2)
Car	$322,755,153.50	29.20%	21,900	39.19%
CUV	437,652,797.14	39.60%	21,084	37.73%
SUV	82,069,324.36	7.43%	3,195	5.72%
Truck	262,617,441.48	23.76%	9,701	17.36%
Unknown (3)	113,873.62	0.01%	7	0.01%

Total	$1,105,208,590.10	100.00%	55,887	100.00%

(1)

For a description of how the information presented in this table may differ from the asset-level data filed with the SEC on Form ABS-EE, see “The Automobile Loan Contracts—Asset-Level Data About the Automobile Loan Contracts.”

(2)	Percentages may not add up to 100% because of rounding.
(3)	Vehicle segmentation was not available for certain accounts at the time the pool was selected.

Historical Delinquency Experience of the Automobile Loan Contracts

as of the Cutoff Date

The following tables set forth the historical delinquency experience of the pool of automobile loan contracts. The servicer considers an automobile loan contract delinquent when an obligor fails to make at least 90% of a scheduled automobile loan contract payment by the contractual payment due date. The period of delinquency is based on the number of days payments are contractually past due. Because the pool of automobile loan contracts includes automobile loan contracts that were made to primarily subprime borrowers, a relatively high percentage of the accounts become delinquent at some point in the life of the automobile loan contract and there is a relatively high rate of account movement between current and delinquent status in the portfolio.

As of the cutoff date, none of the automobile loan contracts in the pool were more than 30 days delinquent. As of the cutoff date, 13,669 automobile loan contracts, or approximately 24.46% of the number of automobile loan contracts in the pool, have been delinquent between 31 and 60 days one or more times, 6,290 automobile loan contracts, or approximately 11.25% of the number of automobile loan contracts in the pool, have been delinquent between 61 and 90 days one or more times, and 1,269 automobile loan contracts, or approximately 2.27% of the number of automobile loan contracts in the pool, have been delinquent more than 90 days one or more times. As of the cutoff date, 10,022 automobile loan contracts, or approximately 17.93% of the number of automobile loan contracts in the pool, have received one or more monthly payment extensions.

Number of Times Ever 31 to 60 Days Delinquent	Aggregate Principal Balance	% of Aggregate Principal Balance (1)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts (1)
0	$930,011,647.08	84.15%	42,218	75.54%
1	68,758,841.64	6.22%	3,377	6.04%
2+	106,438,101.38	9.63%	10,292	18.42%

Total	$1,105,208,590.10	100.00%	55,887	100.00%

(1)	Percentages may not add to 100% because of rounding.

Number of Times Ever 61 to 90 Days Delinquent	Aggregate Principal Balance	% of Aggregate Principal Balance (1)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts (1)
0	$1,047,458,019.44	94.77%	49,597	88.75%
1	23,975,633.32	2.17%	1,999	3.58%
2+	33,774,937.34	3.06%	4,291	7.68%

Total	$1,105,208,590.10	100.00%	55,887	100.00%

(1)	Percentages may not add to 100% because of rounding.

Number of Times Ever Greater Than 90 Days Delinquent	Aggregate Principal Balance	% of Aggregate Principal Balance (1)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts (1)
0	$1,095,370,172.35	99.11%	54,618	97.73%
1	6,202,414.49	0.56%	775	1.39%
2+	3,636,003.26	0.33%	494	0.88%

Total	$1,105,208,590.10	100.00%	55,887	100.00%

(1)	Percentages may not add to 100% because of rounding.

The obligor under each automobile loan contract is required to pay a specified total amount of payments, in substantially equal monthly installments on each due date under the automobile loan contract. Each obligor’s total payment amount equals the amount financed plus interest charges for the related automobile loan contract’s entire term. The interest charges on the automobile loan contracts are generally determined by the simple interest method.

Under a simple interest automobile loan contract, the amount of an obligor’s fixed level installment payment which is allocated to interest is equal to the product of the fixed interest rate on the automobile loan contract (which is typically the APR) multiplied by the elapsed time period (which is expressed as a fraction of a year) multiplied by the remaining principal balance after the preceding automobile loan contract payment. The remainder of the obligor’s payment amount is allocated to reduce the principal balance financed. Accordingly, if an obligor pays a fixed monthly installment before its due date under a simple interest automobile loan contract, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would have been had the payment been made on the contractual due date and the portion of the payment applied to reduce the principal balance of the automobile loan contract will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment under a simple interest automobile loan contract after its contractual due date, the portion of such payment allocable to interest for the period since the preceding payment will be greater than it would have been had the payment been made when due and the portion of such payment applied to reduce the principal balance of the automobile loan contract will be correspondingly less, in which case a larger portion of the principal balance may be due on the final scheduled distribution date.

The issuing entity will account for all automobile loan contracts, whether interest charges on them are accrued under the simple interest method or by any other method, as if they amortized under the simple interest method. If an automobile loan contract is prepaid in full by the obligor, the amount of the payment that is greater than the sum of the outstanding principal balance of the automobile loan contract plus accrued interest on that automobile loan contract will be deposited into the collection account but will then be paid to the servicer as a supplemental servicing fee.

Asset-Level Data About the Automobile Loan Contracts

The depositor prepared asset-level data for the automobile loan contracts and filed it with the SEC on Form ABS-EE, or an asset-level data filing, on or prior to the date of the filing of this prospectus. The initial asset-level data filing is incorporated by reference into this prospectus.

The asset-level data file contains detailed information for each automobile loan contract about its identification, origination, contract terms, financed vehicle, obligor, contract activity, servicing and status. The information presented in this prospectus about the pool of automobile loan contracts is based on calculations made as of the cutoff date. The asset-level data presented in the initial asset-level data filing may have been calculated as of a different date. Further, certain characteristics of the auto loans are required to be calculated differently in the asset-level data filing than how they are calculated in this prospectus. As a result, certain asset-level data presented in this prospectus, including, but not limited to, such data related to principal balances, APRs, original terms, remaining terms, weighted averages, FICO® Auto Scores and geographic locations of obligors may not match the data presented in the initial asset-level data filing due to those differences in how this data is calculated.

Investors should carefully review the asset-level data. The depositor or the issuing entity will prepare updated asset-level data on a monthly basis and will file it with the SEC on Form ABS-EE. For more details about the monthly asset-level data, you should read “Description of the Transaction Documents—Statements to Noteholders.”

Depositor Review of Automobile Loan Contracts

In connection with the offering of the notes, the depositor has performed a review to determine the accuracy of the disclosures made regarding the trust property, including the automobile loan contracts and the initial asset-level data, in order to provide reasonable assurance that the disclosure regarding the trust property is accurate in all material respects under Rule 193 of the Securities Act. Based on the various aspects of the review that are described in greater detail below, the depositor has determined that it has reasonable assurance that all disclosure regarding the trust property that is contained in this prospectus including the asset-level data is accurate in all material respects.

The depositor consulted with, and was assisted by, responsible personnel of the sponsor in performing the review. In addition to internally conducted reviews, the depositor engaged a third party to assist in certain components of the review related to a sample of the automobile loan contracts that are included in the trust property. The depositor determined the nature, extent and timing of the review and level of assistance provided by the third party. In addition, the depositor assumes the responsibility for the review and the findings and conclusions of the review and attributes all findings and conclusions to itself. The review performed consisted of:

•

Process and Systems Review: Personnel of the sponsor confirmed by conducting a review of its loan origination, underwriting, funding and servicing processes and systems that the descriptions contained in this prospectus of how the automobile loan contracts in the pool were originated and how they are serviced are accurate.

•

Forms Review: Personnel of the sponsor confirmed that the forms of contracts that were used to originate the automobile loan contracts in the pool conform in all material respects to the descriptions of those contracts in this prospectus. Personnel of the sponsor also confirmed that forms of dealer agreements pursuant to which it acquired automobile loan contracts from dealers conform in all material respects to the descriptions of those dealer agreements in this prospectus. Appropriate internal legal personnel confirmed that the descriptions of legal and regulatory considerations relating to the origination, ownership and servicing of the automobile loan contracts reflect current federal and state laws and regulations.

•	Internal Reviews: Several departments within the sponsor perform initial and on-going reviews of the origination and servicing processes.

○

Funding ensures all information is complete and accurate on the loan documentation package, confirms the loan documentation package meets consumer regulatory compliance, and verifies application details such as employment, residence and references (each as applicable). If all necessary information is received and complete the automobile loan contract will be booked onto the system and funds will be distributed to the dealer.

○

Credit Review conducts testing of a random sampling of newly originated automobile loan contracts to measure adherence with current underwriting guidelines. The department may create targeted reviews of credit centers, individual underwriters or dealers based on the results of their testing. Results from these reviews assist management in determining if further training is needed for underwriters and/or if adjustments should be made to the underwriting guidelines.

○	Risk Management develops, updates and monitors the custom scorecards. The department also monitors overall credit quality and tracks delinquency and loss trends for the entire portfolio.

○

Internal Audit performs independent reviews of various internal processes, procedures, systems and controls throughout the organization. These reviews are conducted on a regular and recurring basis determined by the risk assessment of the specific operational area.

•

Sample Automobile Loan Contract Review: For each securitization trust, the depositor selects automobile loan contracts for inclusion based on set eligibility criteria described in the related prospectus. The depositor uses information from the servicing system or origination system as well as databases housing additional origination and consumer details to assemble a “loan data file.” This loan data file for the current transaction is created from the servicing system as well as databases housing additional origination and consumer details. The loan data file is the basis for the disclosure regarding the automobile loan contracts contained in the pool described in this prospectus. The depositor also uses such systems and databases to assemble the asset-level data filings.

○

In addition to confirming that the automobile loan contracts in the pool meet the eligibility criteria outlined in this prospectus, certain information related to the loan data file for a random selection of 185 automobile loan contracts, or the sampled receivables, in the pool of automobile loan contracts were compared to the corresponding contract (or other paperwork completed by the consumer and included with the contract package) or the origination or servicing system. In some cases, the depositor specified permissible tolerances for variances. The depositor found no material discrepancies in the data points reviewed and compared.

○

The depositor designed procedures to test the accuracy of the transmission from the servicing system or origination system as well as databases housing additional automobile loan contract information to the asset-level data file. To the extent applicable, certain characteristics relating to the sampled receivables that were captured in the loan data file (and compared to the corresponding contract package or origination or servicing system) were also compared to the asset-level data file to determine whether any inaccuracies existed. In addition, certain characteristics relating to the sampled receivables were made available in electronic copy for comparison to the applicable characteristics in the asset-level data file to determine whether any inaccuracies existed.

•

Underwriting Review: Although a largely judgmental process, underwriting subprime automobile loan contracts at the sponsor is supported by a proprietary credit scoring system. Management establishes minimum custom score cut-off levels based on, among other items, the sponsor’s strategic objectives, economic and competitive environments, access to and cost of financing and volatility in used car pricing. The minimum custom score cut-off level is set on a state, regional or dealer level based on the above factors. The proprietary custom score cut-off levels are reviewed and refined by the sponsor’s senior management on a regular basis. When a loan application is received, the first step in the approval process is to generate a custom score. If a loan application meets or exceeds the minimum custom score cut-off level it may be automatically approved or instead may move forward to be evaluated judgmentally by a credit analyst to either be approved or declined based upon a variety of factors, including factors that are specific to the applicant (including the applicant’s credit capacity, employment status and overall stability of employment, residence and credit performance) and to the dealer submitting the application (including past performance of automobile loan contracts originated through that dealer). If a loan application does not meet the minimum custom score cut-off level it is typically declined automatically, but a loan application that scores below the minimum custom score cut-off level may also be approved by a credit analyst or more senior personnel with an appropriate level of authority based on a variety of factors, including but not limited to the loan structure, factors that are specific to the applicant (including the applicant’s credit capacity, employment status and overall stability of employment, residence and credit performance) and factors that are related to the dealer submitting the application (including past performance of loans originated through that dealer). The approval process has system controls in place to ensure that the appropriate level of concurrence was obtained before an automobile loan contract is funded. Historically, more than 95% of the automobile loan contracts funded met or exceeded the applicable minimum custom score cut-off level. Personnel of the sponsor reviewed all of the automobile loan contracts contained in the pool and confirmed that more than 95% met or exceeded the applicable minimum custom score cut-off level at the time the automobile loan contracts were originated. The decision by the depositor to include the automobile loan contracts that scored below the minimum custom score cut-off level in the pool is based on the fact that these automobile loan contracts have historically not been excluded from the depositor’s securitization program and the information relating to delinquency, repossessions and loss experience set forth in this prospectus is reflective of all automobile loan contracts originated by the sponsor, including the immaterial number of automobile loan contracts originated below the stated custom score cut-off level. See “The Sponsor’s Automobile Financing Program—Credit Underwriting” for more information on the sponsor’s general underwriting process.

Repurchase Obligations

The sponsor and the depositor each will make representations and warranties regarding the automobile loan contracts pursuant to the purchase agreement and the sale and servicing agreement, respectively. These representations and warranties pertain to specific aspects of the automobile loan contracts, including the manner in which the automobile loan contracts were originated; the obligors of the automobile loan contracts; the accuracy and legality of the records, computer tapes and schedules containing information regarding the automobile loan contracts; the financed vehicles securing the automobile loan contracts; the security interests in the automobile loan contracts granted to the depositor, issuing entity and the trust collateral agent; specific characteristics of the automobile loan contracts; and others. Upon the breach of certain of these representations or warranties by the sponsor or the depositor that materially and adversely affects the noteholders’ interest in any automobile loan contract, each party’s repurchase obligation will be triggered under the applicable agreement.

Certain of the representations and warranties that the sponsor and the depositor will make about the automobile loan contracts are subject to important qualifications or limitations, such as knowledge qualifiers, or relate to actions taken by a third party, such as the related dealer. Therefore, the sponsor and the depositor may not be able to independently verify the facts underlying certain of the representations and warranties that they make with respect to the automobile loan contracts.

The servicer has covenanted to service the automobile loan contracts in accordance with the standards set forth in the sale and servicing agreement. Those covenants include the servicer’s obligations (i) regarding the maintenance and safekeeping of the automobile loan contract files, (ii) to maintain the perfection created by each automobile loan contract in the related financed vehicle, (iii) not to release the lien on any financed vehicle except in accordance with the sale and servicing agreement, (iv) not to create, or allow to be created, any lien on the automobile loan contracts other than the liens created under the transaction documents and (v) not to modify any automobile loan contract (except in the manner and circumstances described under “Description of the Transaction Documents—Modifications and Amendments of Automobile Loan Contracts”). If any of the foregoing covenants is breached and the breach is not cured, then the servicer will be obligated to repurchase the affected automobile loan contracts from the issuing entity, but only if the breach materially and adversely affects the noteholders’ interests in the affected automobile loan contract or related financed vehicle.

The servicer is also obligated under the sale and servicing agreement to ensure that lien certificates indicating its security interest in each financed vehicle are obtained.

Yield and Prepayment Considerations

Prepayments can be made on any of the automobile loan contracts at any time. If prepayments are received on the automobile loan contracts, their actual weighted average life may be shorter than their weighted average life would be if all payments were made as scheduled and no prepayments were made. Prepayments on the automobile loan contracts may include moneys received from liquidations due to default and proceeds from credit life, credit disability, and casualty insurance policies. Weighted average life means the average amount of time during which any principal is outstanding on an automobile loan contract.

The rate of prepayments on the automobile loan contracts may be influenced by a variety of economic, social, and other factors, including the fact that no obligor under an automobile loan contract may sell or transfer that automobile loan contract without the consent of the servicer. Any risk resulting from faster or slower prepayments of the automobile loan contracts will be borne solely by the noteholders.

The rate of payment of principal of the notes will depend on the rate of payment, and the rate of prepayments, of principal on the automobile loan contracts. It is possible that the final payment on any class of notes could occur significantly earlier than the date on which the final distribution for that class of notes is scheduled to be paid. Any risk resulting from early payment of the notes will be borne solely by the noteholders.

Prepayments on automobile loan contracts can be measured against prepayment standards or models. The model used in this prospectus, the Absolute Prepayment Model, or ABS, assumes a rate of prepayment each month which is related to the original number of automobile loan contracts in a pool of automobile loan contracts. ABS also assumes that all of the automobile loan contracts in a pool are the same size, that all of those automobile loan contracts amortize at the same rate, and that for every month that any individual automobile loan contract is outstanding, payments on that particular automobile loan contract will either be made as scheduled or the automobile loan contract will be prepaid in full. For example, in a pool of automobile loan contracts originally containing 10,000 automobile loan contracts, if a 1% ABS were used, that would mean that 100 automobile loan contracts would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of automobile loan contracts or a prediction of the anticipated rate of prepayment on either the pool of automobile loan contracts involved in this transaction or on any pool of automobile loan contracts. It should not be assumed that the actual rate of prepayments on the automobile loan contracts will be in any way related to the percentage of prepayments that are assumed for ABS in this prospectus.

The tables below which are captioned “Percent of Initial Note Principal Balance at Various ABS Percentages” are based on ABS and were prepared using the following assumptions:

(i)	The trust property includes twelve pools of automobile loan contracts with the characteristics set forth in the following table;

(ii)	all prepayments on the automobile loan contracts each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

(iii)	each scheduled monthly payment on the automobile loan contracts is made on the last day of each month and each month has 30 days;

(iv)

the initial principal amount of the Class A-1 Notes is $180,000,000, the Class A-2-A Notes is $270,000,000, the Class A-2-B Notes is $120,000,000, the Class A-3 Notes is $183,200,000, the Class B Notes is $80,130,000, the Class C Notes is $99,460,000, the Class D Notes is $75,710,000 and the Class E Notes is $31,500,000;

(v)

the Class A-2-A Notes and the Class A-2-B Notes, collectively, are the Class A-2 Notes, and constitute a single class having equal rights to payments of principal and interest, which will be made on a pro rata basis based on the principal balance of the Class A-2 Notes;

(vi)	interest accrues on the Class A-1 Notes at 0.35900% per annum and the Class A-2-B Notes at a fixed rate of 0.74100% per annum, on an “actual/360” basis;

(vii)

interest accrues on the Class A-2-A Notes at 0.84% per annum, the Class A-3 Notes at 0.90% per annum, the Class B Notes at 1.56% per annum, the Class C Notes at 2.27% per annum, and the Class D Notes at 2.99% per annum. Prior to the twenty-fourth distribution date, interest on the Class E Notes will accrue at 0.00%. From and after the twenty-fourth distribution date, interest on the Class E Notes will accrue at 3.09% per annum, on a “30/360” basis;

(viii)	payments on the notes are made on the eighteenth day of each month commencing in August 2020;

(ix)	the notes are purchased on July 22, 2020;

(x)

the scheduled monthly payment for each automobile loan contract was calculated on the basis of the characteristics described in the following table and in such a way that each automobile loan contract would amortize in a manner that will be sufficient to repay the principal balance of that automobile loan contract by its indicated remaining term to maturity;

(xi)	the first due date for each automobile loan contract is the last day of the month of the assumed cutoff date for that automobile loan contract as set forth in the following table;

(xii)	the servicer or the depositor exercises its redemption option to purchase the automobile loan contracts at the earliest opportunity;

(xiii)	principal will be paid on each class of the notes on each distribution date as necessary to build and maintain the required overcollateralization;

(xiv)	a servicing fee is paid to the servicer monthly that equals 2.25% times the aggregate principal balance of the automobile loan contracts per annum; and

(xv)	the trustee, the trust collateral agent, the owner trustee and the asset representations reviewer receive monthly fees equal to $625 in the aggregate.

Pool	Aggregate Principal Balance	Gross APR	Assumed Cutoff Date	Remaining Term to Maturity (in Months)	Seasoning (in Months)
1	$9,794,632.10	12.483%	7/1/2020	9	63
2	$3,835,714.19	13.228%	7/1/2020	14	57
3	$632,097.10	13.781%	7/1/2020	31	9
4	$3,038,106.49	12.724%	7/1/2020	43	6
5	$19,806,788.65	13.341%	7/1/2020	55	6
6	$304,715,790.42	11.715%	7/1/2020	67	6
7	$23,123,912.76	12.611%	6/1/2020	9	63
8	$13,044,458.75	13.490%	6/1/2020	14	58
9	$1,141,189.01	12.684%	6/1/2020	31	7
10	$6,338,388.61	13.128%	6/1/2020	43	7
11	$40,231,600.88	13.799%	6/1/2020	55	6
12	$679,505,911.14	11.714%	6/1/2020	67	6

The following tables were created relying on the assumptions listed above. The tables below indicate the percentages of the initial principal amount of each class of publicly offered notes that would be outstanding after each of the listed distribution dates if certain percentages of ABS are assumed. The tables below also indicate the corresponding weighted average lives of each class of publicly offered notes if the same percentages of ABS are assumed. The assumptions used to construct the tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the automobile loan contracts will differ from the assumptions used to construct the tables. For example, it is very unlikely that the automobile loan contracts will prepay at a constant level of ABS each monthly period until maturity or that each of the automobile loan contracts will prepay at the same level of ABS. Moreover, the automobile loan contracts have diverse terms and that fact alone could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of ABS, even if the original and remaining terms to maturity of the automobile loan contracts are as assumed. Any difference between the assumptions used to construct the tables and the actual characteristics and performance of the automobile loan contracts, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding on any given date and the weighted average lives of each class of notes.

The percentages in the tables have been rounded to the nearest whole number. As used in the tables which follow, the weighted average life of a class of offered notes is determined by:

•	multiplying the amount of each principal payment on a publicly offered note by the number of years from the date of the issuance of the offered note to the related distribution date;

•	adding the results; and

•	dividing the sum by the related initial principal amount of the offered note.

Percent of Initial Note Principal Balance at Various ABS Percentages

	Class A-1 Notes				Class A-2 Notes
Distribution Date	0.50%	1.00%	1.50%	2.00%	0.50%	1.00%	1.50%	2.00%
Closing Date	100	100	100	100	100	100	100	100
08/18/2020	72	66	53	32	100	100	100	100
09/18/2020	55	46	27	9	100	100	100	100
10/18/2020	39	27	3	0	100	100	100	94
11/18/2020	23	8	0	0	100	100	92	83
12/18/2020	7	0	0	0	100	95	83	73
01/18/2021	0	0	0	0	96	86	74	64
02/18/2021	0	0	0	0	89	78	67	57
03/18/2021	0	0	0	0	83	73	61	50
04/18/2021	0	0	0	0	79	68	56	43
05/18/2021	0	0	0	0	75	63	50	37
06/18/2021	0	0	0	0	71	58	45	30
07/18/2021	0	0	0	0	67	54	39	24
08/18/2021	0	0	0	0	63	49	34	18
09/18/2021	0	0	0	0	60	45	29	11
10/18/2021	0	0	0	0	56	40	23	5
11/18/2021	0	0	0	0	53	36	18	0
12/18/2021	0	0	0	0	49	32	13	0
01/18/2022	0	0	0	0	45	27	8	0
02/18/2022	0	0	0	0	42	23	3	0
03/18/2022	0	0	0	0	38	19	0	0
04/18/2022	0	0	0	0	35	15	0	0
05/18/2022	0	0	0	0	31	11	0	0
06/18/2022	0	0	0	0	28	7	0	0
07/18/2022	0	0	0	0	24	3	0	0
08/18/2022	0	0	0	0	21	0	0	0
09/18/2022	0	0	0	0	17	0	0	0
10/18/2022	0	0	0	0	14	0	0	0
11/18/2022	0	0	0	0	10	0	0	0
12/18/2022	0	0	0	0	6	0	0	0
01/18/2023	0	0	0	0	3	0	0	0
02/18/2023	0	0	0	0	0	0	0	0
03/18/2023	0	0	0	0	0	0	0	0
04/18/2023	0	0	0	0	0	0	0	0
05/18/2023	0	0	0	0	0	0	0	0
06/18/2023	0	0	0	0	0	0	0	0
07/18/2023	0	0	0	0	0	0	0	0
08/18/2023	0	0	0	0	0	0	0	0
09/18/2023	0	0	0	0	0	0	0	0
10/18/2023	0	0	0	0	0	0	0	0
11/18/2023	0	0	0	0	0	0	0	0
12/18/2023	0	0	0	0	0	0	0	0
01/18/2024	0	0	0	0	0	0	0	0
02/18/2024	0	0	0	0	0	0	0	0
03/18/2024	0	0	0	0	0	0	0	0
04/18/2024	0	0	0	0	0	0	0	0
05/18/2024	0	0	0	0	0	0	0	0
06/18/2024	0	0	0	0	0	0	0	0
07/18/2024	0	0	0	0	0	0	0	0
08/18/2024	0	0	0	0	0	0	0	0
09/18/2024	0	0	0	0	0	0	0	0
10/18/2024	0	0	0	0	0	0	0	0
11/18/2024	0	0	0	0	0	0	0	0
12/18/2024	0	0	0	0	0	0	0	0
01/18/2025	0	0	0	0	0	0	0	0
02/18/2025	0	0	0	0	0	0	0	0
03/18/2025	0	0	0	0	0	0	0	0
04/18/2025	0	0	0	0	0	0	0	0
05/18/2025	0	0	0	0	0	0	0	0
06/18/2025	0	0	0	0	0	0	0	0

Weighted Average Life to Call (Years)	0.24	0.19	0.14	0.11	1.45	1.14	0.90	0.73
Weighted Average Life to Maturity (Years)	0.24	0.19	0.14	0.11	1.45	1.14	0.90	0.73

Percent of Initial Note Principal Balance at Various ABS Percentages

	Class A-3 Notes				Class B Notes
Distribution Date	0.50%	1.00%	1.50%	2.00%	0.50%	1.00%	1.50%	2.00%
Closing Date	100	100	100	100	100	100	100	100
08/18/2020	100	100	100	100	100	100	100	100
09/18/2020	100	100	100	100	100	100	100	100
10/18/2020	100	100	100	100	100	100	100	100
11/18/2020	100	100	100	100	100	100	100	100
12/18/2020	100	100	100	100	100	100	100	100
01/18/2021	100	100	100	100	100	100	100	100
02/18/2021	100	100	100	100	100	100	100	100
03/18/2021	100	100	100	100	100	100	100	100
04/18/2021	100	100	100	100	100	100	100	100
05/18/2021	100	100	100	100	100	100	100	100
06/18/2021	100	100	100	100	100	100	100	100
07/18/2021	100	100	100	100	100	100	100	100
08/18/2021	100	100	100	100	100	100	100	100
09/18/2021	100	100	100	100	100	100	100	100
10/18/2021	100	100	100	100	100	100	100	100
11/18/2021	100	100	100	98	100	100	100	100
12/18/2021	100	100	100	86	100	100	100	100
01/18/2022	100	100	100	74	100	100	100	100
02/18/2022	100	100	100	62	100	100	100	100
03/18/2022	100	100	97	50	100	100	100	100
04/18/2022	100	100	87	39	100	100	100	100
05/18/2022	100	100	77	27	100	100	100	100
06/18/2022	100	100	67	16	100	100	100	100
07/18/2022	100	100	57	6	100	100	100	100
08/18/2022	100	97	48	0	100	100	100	89
09/18/2022	100	89	39	0	100	100	100	66
10/18/2022	100	81	30	0	100	100	100	44
11/18/2022	100	73	21	0	100	100	100	22
12/18/2022	100	65	12	0	100	100	100	1
01/18/2023	100	57	4	0	100	100	100	0
02/18/2023	99	49	0	0	100	100	90	0
03/18/2023	92	41	0	0	100	100	72	0
04/18/2023	84	34	0	0	100	100	54	0
05/18/2023	77	26	0	0	100	100	37	0
06/18/2023	69	19	0	0	100	100	20	0
07/18/2023	62	12	0	0	100	100	3	0
08/18/2023	55	4	0	0	100	100	0	0
09/18/2023	47	0	0	0	100	94	0	0
10/18/2023	40	0	0	0	100	78	0	0
11/18/2023	33	0	0	0	100	63	0	0
12/18/2023	26	0	0	0	100	47	0	0
01/18/2024	18	0	0	0	100	32	0	0
02/18/2024	11	0	0	0	100	18	0	0
03/18/2024	4	0	0	0	100	4	0	0
04/18/2024	0	0	0	0	93	0	0	0
05/18/2024	0	0	0	0	77	0	0	0
06/18/2024	0	0	0	0	61	0	0	0
07/18/2024	0	0	0	0	45	0	0	0
08/18/2024	0	0	0	0	29	0	0	0
09/18/2024	0	0	0	0	13	0	0	0
10/18/2024	0	0	0	0	0	0	0	0
11/18/2024	0	0	0	0	0	0	0	0
12/18/2024	0	0	0	0	0	0	0	0
01/18/2025	0	0	0	0	0	0	0	0
02/18/2025	0	0	0	0	0	0	0	0
03/18/2025	0	0	0	0	0	0	0	0
04/18/2025	0	0	0	0	0	0	0	0
05/18/2025	0	0	0	0	0	0	0	0
06/18/2025	0	0	0	0	0	0	0	0

Weighted Average Life to Call (Years)	3.17	2.61	2.10	1.70	4.01	3.44	2.80	2.26
Weighted Average Life to Maturity (Years)	3.17	2.61	2.10	1.70	4.01	3.44	2.80	2.26

Percent of Initial Note Principal Balance at Various ABS Percentages

	Class C Notes				Class D Notes
Distribution Date	0.50%	1.00%	1.50%	2.00%	0.50%	1.00%	1.50%	2.00%
Closing Date	100	100	100	100	100	100	100	100
08/18/2020	100	100	100	100	100	100	100	100
09/18/2020	100	100	100	100	100	100	100	100
10/18/2020	100	100	100	100	100	100	100	100
11/18/2020	100	100	100	100	100	100	100	100
12/18/2020	100	100	100	100	100	100	100	100
01/18/2021	100	100	100	100	100	100	100	100
02/18/2021	100	100	100	100	100	100	100	100
03/18/2021	100	100	100	100	100	100	100	100
04/18/2021	100	100	100	100	100	100	100	100
05/18/2021	100	100	100	100	100	100	100	100
06/18/2021	100	100	100	100	100	100	100	100
07/18/2021	100	100	100	100	100	100	100	100
08/18/2021	100	100	100	100	100	100	100	100
09/18/2021	100	100	100	100	100	100	100	100
10/18/2021	100	100	100	100	100	100	100	100
11/18/2021	100	100	100	100	100	100	100	100
12/18/2021	100	100	100	100	100	100	100	100
01/18/2022	100	100	100	100	100	100	100	100
02/18/2022	100	100	100	100	100	100	100	100
03/18/2022	100	100	100	100	100	100	100	100
04/18/2022	100	100	100	100	100	100	100	100
05/18/2022	100	100	100	100	100	100	100	100
06/18/2022	100	100	100	100	100	100	100	100
07/18/2022	100	100	100	100	100	100	100	100
08/18/2022	100	100	100	100	100	100	100	100
09/18/2022	100	100	100	100	100	100	100	100
10/18/2022	100	100	100	100	100	100	100	100
11/18/2022	100	100	100	100	100	100	100	100
12/18/2022	100	100	100	100	100	100	100	100
01/18/2023	100	100	100	83	100	100	100	100
02/18/2023	100	100	100	64	100	100	100	100
03/18/2023	100	100	100	46	100	100	100	100
04/18/2023	100	100	100	28	100	100	100	100
05/18/2023	100	100	100	11	100	100	100	100
06/18/2023	100	100	100	0	100	100	100	0
07/18/2023	100	100	100	0	100	100	100	0
08/18/2023	100	100	90	0	100	100	100	0
09/18/2023	100	100	75	0	100	100	100	0
10/18/2023	100	100	61	0	100	100	100	0
11/18/2023	100	100	47	0	100	100	100	0
12/18/2023	100	100	34	0	100	100	100	0
01/18/2024	100	100	21	0	100	100	100	0
02/18/2024	100	100	8	0	100	100	100	0
03/18/2024	100	100	0	0	100	100	0	0
04/18/2024	100	92	0	0	100	100	0	0
05/18/2024	100	79	0	0	100	100	0	0
06/18/2024	100	66	0	0	100	100	0	0
07/18/2024	100	53	0	0	100	100	0	0
08/18/2024	100	41	0	0	100	100	0	0
09/18/2024	100	29	0	0	100	100	0	0
10/18/2024	98	18	0	0	100	100	0	0
11/18/2024	85	6	0	0	100	100	0	0
12/18/2024	70	0	0	0	100	0	0	0
01/18/2025	54	0	0	0	100	0	0	0
02/18/2025	40	0	0	0	100	0	0	0
03/18/2025	26	0	0	0	100	0	0	0
04/18/2025	12	0	0	0	100	0	0	0
05/18/2025	0	0	0	0	98	0	0	0
06/18/2025	0	0	0	0	0	0	0	0

Weighted Average Life to Call (Years)	4.56	4.06	3.35	2.68	4.90	4.41	3.66	2.91
Weighted Average Life to Maturity (Years)	4.56	4.06	3.35	2.68	5.09	4.73	3.98	3.13

Delinquency and Loan Loss Information

The following tables provide information relating to the sponsor’s total North American portfolio delinquency and loan loss experience for each period indicated with respect to all automobile loan contracts the sponsor has originated or purchased and serviced. This information includes the experience with respect to all automobile loan contracts in the sponsor’s portfolio of automobile loan contracts serviced during each listed period, including automobile loan contracts that do not meet the criteria for inclusion in, or were otherwise excluded from, this securitization. Because the following tables include the sponsor’s entire portfolio of automobile loan contracts, including automobile loan contracts of types that are not included in this securitization, these tables may not be reflective of the actual performance of this securitization, which includes predominantly subprime automobile loan contracts, all of which were originated in the United States.

The sponsor’s net credit losses as an annualized percentage of average automobile loan contracts outstanding may vary from period to period based upon the overall credit mix, the average credit scores in the portfolio (which reflects the sponsor’s underwriting strategies and risk tolerance), the average age or seasoning of the portfolio, and economic factors. Delinquency percentages, as reflected in the following delinquency experience table, are subject to periodic fluctuation based on the credit mix, the average credit scores in the portfolio which reflects the sponsor’s underwriting strategies and risk tolerance, average age or seasoning of the portfolio, seasonality within the calendar year and economic factors. Subprime loans will typically have a relatively high percentage of accounts that become delinquent at some point in the life of the automobile loan contract. Furthermore, subprime automobile loans typically demonstrate a relatively high rate of account movement between current and delinquent status.

The sponsor’s policy is to charge off an account in the month in which the account becomes 120 days contractually delinquent if it has not repossessed the related vehicle. The sponsor charges off accounts in repossession when the automobile is repossessed and is legally available for disposition. A charge-off generally represents the difference between the estimated net sales proceeds and the outstanding principal balance of the delinquent automobile loan contract, including accrued interest.

During periods of economic slowdown or recession, delinquencies, defaults, repossessions and losses generally increase. These periods also may be accompanied by increased unemployment rates, decreased consumer demand for automobiles and declining values of automobiles securing outstanding automobile loan contracts, which weakens collateral coverage and increases the amount of a loss in the event of default. Significant increases in the inventory of used automobiles during periods of economic slowdown or recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. Additionally, higher gasoline prices, unstable real estate values, declining stock market values, increasing unemployment levels, declining availability of consumer credit or other factors that impact consumer confidence or disposable income could increase loss frequency and decrease consumer demand for automobiles as well as weaken collateral values on certain types of vehicles. Because this securitization includes loans to primarily subprime borrowers, the actual rates of delinquencies, defaults, repossessions and losses on these automobile loan contracts are expected to be higher than those experienced in the general automobile finance industry, including the sponsor’s total portfolio, and may be impacted to a greater extent during an economic downturn.

The following tables reflect the sponsor’s entire North American portfolio of automobile loan contracts, including prime automobile loan contracts, therefore, the levels of delinquency and loss experience reflected in the following tables may not be indicative of the performance of the automobile loan contracts owned by the issuing entity. For more information on performance of the sponsor’s securitized subprime loan pools, refer to Annex A to this prospectus.

Delinquency Experience

(dollars in thousands)

Bankrupt accounts which have not yet been charged off are included as delinquent accounts in the table below.

	At March 31,		At December 31,
	2020	2019	2019	2018	2017	2016	2015
Retail Finance Receivables Portfolio at End of Period (1)	$38,163,755	$36,373,821	$36,795,414	$35,364,229	$27,566,812	$21,786,140	$18,164,040
Period of Delinquency (2)(3)
31-60 days	$1,040,073	$945,839	$1,252,673	$1,250,300	$1,247,294	$1,150,440	$1,150,210
61-90 days	246,200	167,164	281,625	281,252	250,546	248,466	212,093
91 days or more	106,459	99,075	112,982	123,402	186,782	183,124	177,135

Total Delinquencies	$1,392,732	$1,212,078	$1,647,280	$1,654,954	$1,684,622	$1,582,030	$1,539,438
In Repossession	19,905	46,246	42,806	42,732	25,617	42,328	41,726

Total Delinquencies and Repossessed Assets(3)	$1,412,637	$1,258,324	$1,690,086	$1,697,686	$1,710,239	$1,624,358	$1,581,164

Total Delinquencies as a Percentage of the Portfolio	3.6%	3.3%	4.5%	4.7%	6.1%	7.3%	8.5%
Total Repossessed Assets as a Percentage of the Portfolio	0.1%	0.2%	0.1%	0.1%	0.0%	0.2%	0.2%

Total Delinquencies and Repossessed Assets as a Percentage of the Portfolio	3.7%	3.5%	4.6%	4.8%	6.1%	7.5%	8.7%

(1)	All amounts and percentages are based on the contractual amount due.
(2)

AmeriCredit considers an automobile loan contract delinquent when an obligor fails to make a contractual payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

(3)

Effective January 1, 2020, as a result of adopting ASU 2016-13, amounts and percentages are based on outstanding amortized cost. For all prior periods, amounts and percentages are based on contractual amounts due, which are not significantly different than the outstanding amortized cost.

Loan Loss Experience

(dollars in thousands)

	Three Months Ended March 31,		Year Ended December 31,
	2020	2019	2019	2018	2017	2016	2015
Period End Principal Outstanding (1)	$38,163,755	$36,373,821	$36,795,414	$35,364,229	$27,566,812	$21,786,140	$18,164,040
Average Retail Finance Receivables (1)	$37,413,996	$36,190,966	$36,774,799	$30,896,916	$25,574,551	$19,782,908	$15,687,555
Net Credit Losses (2)	$143,283	$127,943	$525,852	$532,536	$519,564	$512,008	$412,667
Net Credit Losses as a Percentage of Period-End Principal Outstanding(3)	1.5%	1.4%	1.4%	1.5%	1.9%	2.3%	2.3%
Net Credit Losses as a Percentage of Average Retail Finance Receivables(3)	1.5%	1.4%	1.4%	1.7%	2.0%	2.6%	2.6%

(1)	All amounts and percentages are based on the contractual amount due.
(2)

Net Credit Losses equal gross credit losses minus recoveries. Gross credit losses do not include unearned finance charges and other fees. Recoveries include repossession proceeds received from the sale of repossessed financed vehicles net of repossession expenses, recoveries from obligors on deficiency balance, extended service contract costs obtained and financed in connection with the vehicle financing and refunds of unearned premiums from credit life and credit accident and health insurance.

(3)	Results for the three months ended March 31, 2019 and March 31, 2020 are annualized.

Description of the Notes

General

The issuing entity will issue the notes under an indenture, a form of which has been filed as an exhibit to the registration statement. The following summary describes material terms of the notes and the indenture. The summary does not purport to be complete and is subject to all the provisions of the notes and the indenture.

The issuing entity will offer the publicly offered notes in denominations of $1,000 and integral multiples of $1,000 in book-entry form only (except for one note of each class which may be issued in a denomination other than an integral multiple of $1,000). Persons acquiring beneficial interests in the publicly offered notes will hold their interests through The Depository Trust Company, or DTC, in the United States or through Clearstream Banking, société anonyme, or Clearstream, or the Euroclear System, or Euroclear, in Europe. See “— Book-Entry Registration” and Annex B for further information about holding book-entry notes.

Distribution Dates

On each distribution date, distributions on the notes will be made by the trust collateral agent to the persons who are registered as noteholders at the close of business on the related record date, which is the business day immediately preceding the distribution date. All distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of the related noteholder. If a noteholder has notified the trust collateral agent, payment to that noteholder may be in the form of a check mailed to the address of the person entitled thereto as it appears on the register. The final payment distribution upon retirement of any note will be made only upon presentation and surrender of such note at the office or agency of the trust collateral agent specified in the notice to noteholders of the final distribution.

While the sponsor is the servicer, payments on the notes will be made on the eighteenth day of each month or, if the eighteenth day is not a business day, on the next following business day. The first distribution date will be August 18, 2020. If a successor servicer becomes the servicer, the distribution date may be a different day of the month.

A business day is a day other than a Saturday, Sunday, or any other day on which commercial banks located in Texas, Delaware or New York or the location in which the corporate trust office of either the trustee under the indenture or the owner trustee under the trust agreement are authorized or obligated to be closed.

The final scheduled distribution dates are as follows:

•	for the Class A-1 Notes, July 19, 2021;

•	for the Class A-2-A Notes, December 18, 2023;

•	for the Class A-2-B Notes, December 18, 2023;

•	for the Class A-3 Notes, December 18, 2024;

•	for the Class B Notes, February 18, 2026;

•	for the Class C Notes, February 18, 2026;

•	for the Class D Notes, March 18, 2026; and

•	for the Class E Notes, February 18, 2028.

Payments of Interest

Interest on each class of notes will accrue during each interest period at the applicable interest rate from and including the most recent distribution date—or, in the case of the first distribution date, from and including the closing date to but excluding the following distribution date. The benchmark used to determine the interest rate for the Class A-2-B Notes will be determined as described below under “—Floating Rate Benchmarks.” The interest period for the Class A-2-A Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes will not be adjusted based on the actual number of days during the interest period. The interest accruing during an interest period will accrue on each class’ outstanding note principal balance as of the end of the prior distribution date, or, in the case of the first distribution date, as of the closing date.

For any distribution date, interest due but not paid on that distribution date will be due on the next distribution date. To the extent permitted by law, interest at the applicable interest rate on that unpaid amount will be due on the next distribution date. Interest on the Class A-1 Notes and the Class A-2-B Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable interest period. Interest on the Class A-2-A Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

For any distribution date, the trust collateral agent will pay interest on the notes from the note distribution account after paying accrued and unpaid fees to the servicer, accrued and unpaid fees, expenses and indemnities of the trustees and trust collateral agent, accrued and unpaid fees, expenses and indemnities to the asset representations reviewer and the issuing entity’s other administrative fees, which will, prior to the occurrence of an event of default, be subject to the caps set forth in the sale and servicing agreement. See “Description of the Transaction Documents — Distributions —Distribution Date Payments” in this prospectus.

Floating Rate Benchmarks

General

Interest on the Class A-2-B Notes will accrue at a floating rate based on a benchmark, which will initially be LIBOR, plus a spread, but will be replaced by the Benchmark Replacement following the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date as described below under “—Benchmark Transition Event.”

Determination of LIBOR

Pursuant to the sale and servicing agreement, the trust collateral agent, as calculation agent, will determine LIBOR on July 20, 2020 for purposes of calculating the interest rate for the Floating Rate Notes, for the period from the closing date to the first distribution date, and, for each interest period thereafter, on the second London business day prior to the distribution date on which such interest period begins, each a LIBOR determination date. For purposes of calculating LIBOR, a London business day means a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

LIBOR means the rate for deposits in U.S. Dollars for a period equal to one month, which appears on the Reuters Screen LIBOR01 Page (or any replacement page) as of 11:00 a.m., London time, on the related LIBOR determination date. If such rate does not appear on the Reuters Screen LIBOR01

Page, the rate for that interest period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major banks in the London interbank market selected by the calculation agent with the approval of the servicer to provide such bank’s offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR determination date to prime banks in the London interbank market for a period of one month, commencing on the first day of such interest period and in a principal amount of at least U.S.$1,000,000. The trust collateral agent, as calculation agent, will request the principal London office of each of those four banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that interest period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that interest period will be the arithmetic mean of the rates quoted by four major banks with branch offices in New York City selected by the trust collateral agent, as calculation agent, with the approval of the servicer at approximately 11:00 a.m., New York City time, on the LIBOR determination date with respect to such interest period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the first day of such interest period and in a principal amount of at least U.S.$1,000,000; provided, however, that if fewer than two of the banks selected by the trust collateral agent, as calculation agent, with the approval of the servicer, are not quoting rates as mentioned in this sentence, LIBOR for such interest period will be the same as LIBOR for the immediately preceding interest period.

The Reuters Screen LIBOR01 Page is the display designated on the Reuters service (or the successor display page, other published source, information vendor or provider that has been officially designated by Reuters).

Benchmark Transition Event

If, notwithstanding the provisions above under “—Determination of LIBOR,” the servicer determines, in its sole discretion, that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the determination date of the then-current benchmark, the Benchmark Replacement will replace the then-current benchmark for all purposes relating to the Class A-2-B Notes in respect of such determination on such date and all determinations on all subsequent dates; provided that the servicer may delay the date on which the Benchmark Replacement will apply to a date not later than the first day of the second full Interest Period following the related Benchmark Replacement Date. However, if the initial Benchmark Replacement is any rate other than Term SOFR and the servicer later determines that Term SOFR can be determined, Term SOFR will become the new Unadjusted Benchmark Replacement and will, together with a new Benchmark Replacement Adjustment for Term SOFR, replace the then-current benchmark on the next benchmark determination date for Term SOFR. If the servicer does not provide a Benchmark Replacement for the Interest Period after the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, then, for purposes of calculating the interest rate on the Class A-2-B Notes for that Interest Period, the Benchmark will be the same as LIBOR for the immediately preceding Interest Period. For the avoidance of doubt, none of the Owner Trustee, the Trustee, the Trust Collateral Agent, or the calculation agent, in any capacity, will have any obligation to determine whether a Benchmark Transition Event or Benchmark Replacement Date has occurred, or to identify a Benchmark Replacement.

A Benchmark Transition Event means the occurrence of one or more of the following events with respect to the then-current benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the benchmark announcing that such administrator has ceased or will cease to provide the benchmark, permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the benchmark;

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark, the central bank for the currency of the benchmark, an insolvency official with jurisdiction over the administrator for the benchmark, a resolution authority with jurisdiction over the administrator for the benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the benchmark, which states that the administrator of the benchmark has ceased or will cease to provide the benchmark permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the benchmark; or

(3)

a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark announcing that the benchmark is no longer representative of the underlying market or economic reality or may no longer be used.

Benchmark Replacement Date means:

(1)

in the case of clause (1) or (2) of the definition of Benchmark Transition Event, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the benchmark permanently or indefinitely ceases to provide the benchmark; or

(2)	in the case of clause (3) of the definition of Benchmark Transition Event, the date of the public statement or publication of information referenced therein.

The Benchmark Replacement will be the first alternative set forth in the order below that can be determined by the servicer as of the Benchmark Replacement Date:

(1)	the sum of (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2)	the sum of (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3)

the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; and

(4)

the sum of (a) the alternate rate of interest that has been selected by the servicer in its reasonable discretion as the replacement for the then-current benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment.

SOFR is the secured overnight financing rate published by the Federal Reserve Bank of New York. Term SOFR means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body. The Corresponding Tenor will be a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current benchmark.

Compounded SOFR means, for any interest period, the compounded average, in arrears, of the SOFRs for each day of such interest period, as determined on the benchmark determination date for such interest period, with the rate, or methodology for this rate, and conventions for this rate (which will include a five business day suspension period as a mechanism to determine the interest amount payable prior to the end of each interest period, such that the SOFR on the benchmark determination date will apply for each day in the interest period following the benchmark determination date) being established by the servicer in accordance with:

(1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; or

(2)

if, and to the extent that, the servicer determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the servicer in its reasonable discretion.

Benchmark Replacement Adjustment will be the first alternative set forth in the order below that can be determined by the servicer as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; and

(2)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the servicer in its reasonable discretion for the replacement of the then-current benchmark with the applicable Unadjusted Benchmark Replacement.

Unadjusted Benchmark Replacement means the Benchmark Replacement excluding the Benchmark Replacement Adjustment. The Relevant Governmental Body is the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or any successor thereto.

In connection with the implementation of a Benchmark Replacement, the servicer will have the right from time to time to make Benchmark Replacement Conforming Changes, which are any technical, administrative or operational changes (including changes to the timing and frequency of determining rates, the process of making payments of interest and other administrative matters) that the servicer decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the servicer decides that adoption of any portion of such market practice is not administratively feasible or if the servicer determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the servicer determines is reasonably necessary).

Notice of the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, the determination of a Benchmark Replacement, the making of any Benchmark Replacement Conforming Changes and the date of implementation of such Benchmark Replacement will be included in the servicer’s certificate. Notwithstanding anything in the transaction documents to the contrary, upon the inclusion of such information in the servicer’s certificate, the relevant transaction documents will be deemed to have been amended to reflect the new unadjusted Benchmark Replacement, Benchmark Replacement Adjustment and/or Benchmark Replacement Conforming Changes without further compliance with the amendment provisions of the relevant transaction documents.

Any determination, decision or election that may be made by the servicer in connection with a Benchmark Transition Event or a Benchmark Replacement as described above, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the servicer’s sole discretion, and, notwithstanding anything to the contrary in the transaction documents, will become effective without consent from any other party. None of the servicer, the owner trustee, the trustee, the trust collateral agent, the calculation agent, the sponsor or the depositor will have any liability for any determination made by or on behalf of the servicer in connection with a Benchmark Transition Event or a Benchmark Replacement as described above, and each noteholder, by its acceptance of a note or a beneficial interest in a note, will be deemed to waive and release any and all claims against the servicer, the owner trustee, the trustee, the trust collateral agent, the calculation agent, the sponsor or the depositor relating to any such determinations.

For more information about the tax treatment of the notes due to a Benchmark Transition Event, you should read “Material U.S. Federal Income Tax Consequences—Tax Characterization and Treatment of the Notes—Benchmark Transition Event.”

Payments of Principal

On each distribution date, other than the final scheduled distribution date for any class of notes and any distribution date when the priorities set forth under “Description of the Transaction Documents — Distributions —Distribution Date Payments after an Event of Default” are applicable, the amount of principal collected on the automobile loan contracts, and if necessary, excess cashflow on the automobile loan contracts and certain amounts of interest, will be available to pay the Noteholders’ Principal Distributable Amount (as defined in the Glossary).

On each distribution date, payments of principal will be distributed to the most senior outstanding class of notes to maintain parity between the note principal balance and the Pool Balance (as defined in the Glossary). The principal payments made to cure this undercollateralization, if any then exists, will be made prior to the payment of interest on the more subordinated classes of notes on that distribution date. See “Description of the Transaction Documents— Distributions— Distribution Date Payments.”

On each distribution date, once the reserve account is fully funded, Available Funds (as defined in the Glossary) that remain following payment of all amounts pursuant to clauses 1 through 19 under “Description of the Transaction Documents—Distributions—Distribution Date Payments “ will be available to be paid as the Accelerated Principal Amount and will be paid to the most senior outstanding class or classes of notes as payments of principal. These amounts will be paid under clause 20 as set forth under “Description of the Transaction Documents—Distributions—Distribution Date Payments.”

The classes of notes are “sequential pay” classes. The Class A-2-A Notes and the Class A-2-B Notes will constitute a single class and have equal rights to payments of principal and interest, which will be made on a pro rata basis based on the principal balance of the Class A-2 Notes. On each distribution date, all amounts allocated to the payment of principal as described in clauses 4, 5, 7, 8, 10, 11, 13, 14, 16, 17, 18 and 20 under “Description of the Transaction Documents— Distributions—Distribution Date Payments” other than any distribution date when the priorities set forth under “Description of the Transaction Documents — Distributions —Distribution Date Payments after an Event of Default” are applicable, will be aggregated and will be paid out in the following order of priority:

•	to the Class A-1 Notes, until they are paid off;

•	to the Class A-2 Notes, until they are paid off;

•	to the Class A-3 Notes, until they are paid off;

•	to the Class B Notes, until they are paid off;

•	to the Class C Notes, until they are paid off;

•	to the Class D Notes, until they are paid off; and

•	to the Class E Notes, until they are paid off.

In addition, any outstanding principal balance of any class of notes that has not been previously paid will be payable on the final scheduled distribution date for that class. The actual date on which the aggregate outstanding principal balance of any class of notes is paid may be earlier than the final scheduled distribution date for that class, depending on a variety of factors.

Termination and Optional Redemption

The obligations of the servicer, the sponsor, the trust collateral agent and the trustee will terminate upon the earlier to occur of:

•	the maturity or other liquidation of the last automobile loan contract and the disposition of any amounts received upon liquidation of any remaining automobile loan contracts; and

•	the final payment to noteholders.

On any distribution date on which the Pool Balance (measured as of the last day of the related collection period) has declined to 10% or less of the aggregate principal balance of the automobile loan contracts as of the cutoff date, any notes that are still outstanding may be redeemed in whole, but not in part. This redemption will cause the early retirement of the redeemed notes. The redemption price will equal the unpaid principal amount of the notes being redeemed, plus accrued and unpaid interest. Notice of any such redemption will be given by the servicer or the issuing entity to the engaged NRSROs and to the trustee. Such notice shall be provided to the trustee no later than 25 days prior to the planned redemption date.

Events of Default

The occurrence and continuance of any of the following events, subject to any applicable cure period, will constitute an event of default under the indenture:

•	default in the payment of interest when it becomes due and payable on the Controlling Class, which default, in each case, remains uncured for five business days;

•	default in the payment of principal on any note when the same becomes due and payable on its final scheduled distribution date;

•

any default in the observance or performance of any covenant or agreement of the issuing entity made in the indenture (other than a default in the payment of the interest or principal on any note when due), or any representation or warranty of the issuing entity made in the indenture or in any certificate or other writing delivered pursuant to or in connection with the indenture proving to have been incorrect in any material respect as of the time when it was made, and such default shall continue or is not cured, or the circumstance or condition in respect of which the misrepresentation or warranty was incorrect is not eliminated or otherwise cured, for 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and the servicer on behalf of the issuing entity delivers an officers’ certificate to the trustee to the effect that such default is capable of remedy within 90 days or less and that the issuing entity has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default) after the giving of written notice of the failure of observance or performance or incorrect representation or warranty to the issuing entity and the trustee, by the holders of at least 25% of the voting rights of the notes Outstanding or to the issuing entity by the trustee;

•	events of bankruptcy, insolvency, receivership or liquidation of the issuing entity or the issuing entity’s property; and

•	the issuing entity becoming taxable as an association or a publicly traded partnership taxable as a corporation for federal or state income tax purposes.

If an event of default has occurred and is continuing, the trustee in its discretion may, or if so requested in writing by the Majority Noteholders (as defined in the Glossary) shall, declare by written notice to the issuing entity that the notes become immediately due and payable at par, together with accrued interest. Prior to the declaration of the acceleration of the maturity of the notes, the Majority Noteholders may waive any event of default or unmatured event of default and its consequences except a default (a) in the payment of principal of or interest on any of the notes or (b) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each note.

Upon the occurrence of an event of default, the trustee will have the right, but not the obligation, to exercise remedies or, under certain conditions, cause the trust collateral agent to liquidate the trust property in whole or in part, on any date or dates following the event of default. The trustee may not cause the liquidation of the trust property unless (i) the event of default is a default in the payment of principal of or interest on any of the notes or (ii) either (a) noteholders representing 100% of the aggregate principal amount of the Outstanding notes consent thereto, or (b) the proceeds of such sale or liquidation distributable to the noteholders will be sufficient to discharge in full all amounts then due and unpaid on such notes for principal and interest or (c) the trust property will not continue to provide sufficient funds for the payment of principal of and interest on the notes and they would have become due if the notes had not been accelerated and the trustee provides written notice to the issuing entity (who shall deliver such notice to the engaged NRSROs) and obtains the consent of noteholders representing at least 66-2/3% of the aggregate principal amount of the Outstanding notes. The trustee may use an investment bank or accounting firm of national reputation, at the expense of the issuing entity, to make the above determinations and shall be entitled to conclusively rely, with no liability, on such investment bank’s or accounting firm’s determination.

Book-Entry Registration

Upon issuance, the notes will be available only in book-entry form. Investors in the notes may hold their notes through DTC, in the United States, or Clearstream or Euroclear in Europe, which in turn hold through DTC, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The notes will be issued as fully-registered notes registered in the name of Cede & Co (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered definitive note will be issued for each class of notes, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any class exceeds $500,000,000, one definitive note will be issued with respect to each $500,000,000 of principal amount, and an additional definitive note will be issued with respect to any remaining principal amount of such class.

The notes will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds. Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement. Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC participants.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the notes clearing organizations or their participants.

DTC facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited notes, through electronic computerized book-entry transfers and pledges between DTC participants’ accounts. This eliminates the need for physical movement of definitive notes.

DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The DTC Rules applicable to its participants are on file with the Commission. More information about DTC can be found at www.dtcc.com.

Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note, or a “beneficial owner,” is in turn to be recorded on the DTC direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive definitive notes representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by DTC participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co., or such other DTC nominee, do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the DTC participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemptions, renders, defaults, and proposed amendments to the transaction documents. For example, beneficial owners of notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices will be sent to DTC. If less than all of the notes within a class are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such class to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to notes unless authorized by a DTC participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the related issuing entity as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds and payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit DTC participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuing entity or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with notes held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC nor its nominee, or the issuing entity, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuing entity, disbursement of such payments to DTC participants will be the responsibility of DTC, and disbursements of such payments to the beneficial owners will be the responsibility of participants.

A beneficial owner shall give notice to elect to have its notes purchased or sold, through its participant and shall effect delivery of such notes by causing the DTC participant to transfer the participant’s interest in the notes, on DTC’s records. The requirement for physical delivery of the notes in connection with a sale will be deemed satisfied when the ownership rights in the notes are transferred by DTC participants on DTC’s records and followed by a book-entry credit of sold notes to the purchaser’s account.

Clearstream Banking, société anonyme, Luxembourg, formerly Cedelbank, or Clearstream, Luxembourg, is incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of definitive securities. Transactions may be settled by Clearstream, Luxembourg in a number of currencies, including U.S. Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with 45 domestic securities markets around the globe through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, ‘CSSF’, which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has over 2,500 customers located across 110 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear Bank, or Euroclear.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in over 30 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission. Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Definitive Notes

Notes will be issued in fully registered, certificated form, commonly called “definitive notes,” to the noteholders or their nominees, rather than to DTC or its nominee, only if:

•

DTC or the issuing entity advises the trustee or trust collateral agent in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depositary with respect to the book-entry notes and the servicer is unable to locate a qualified successor; or

•

After the occurrence of an event of default, at least 50% of the beneficial owners of the notes advise the trustee through DTC participants in the manner specified in indenture that the continuation of a book-entry system with respect to the notes through DTC is no longer in the best interest of the note owners.

Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will notify all affected noteholders through participants of the availability of definitive notes. Upon surrender by DTC of its notes and receipt of instructions for re-registration, the trustee will reissue the notes as definitive notes.

Distributions of principal of, and interest on, the notes will then be made by the trust collateral agent in accordance with the procedures set forth in the indenture directly to holders of definitive notes in whose names the definitive notes were registered at the close of business on the applicable record date. Distributions will be made by check mailed to the address of the noteholder as it appears on the register maintained by the trust collateral agent. The final payment on any note, however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final distribution.

Definitive notes will be transferable and exchangeable at the offices of the trust collateral agent. No service charge will be imposed for any registration of transfer or exchange, but the trust collateral agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Description of the Transaction Documents

The following summary describes material terms of the purchase agreement, the sale and servicing agreement, the indenture, the asset representations review agreement and the trust agreement. The depositor has filed forms of these transaction documents as exhibits to the registration statement. On or prior to the filing of the final prospectus, the issuing entity will also file versions of these transaction documents setting forth their final material terms on a Form 8-K under the commission file number that will be established for the issuing entity. This summary does not claim to be complete and is subject to all the provisions of the transaction documents.

Sale and Assignment of the Automobile Loan Contracts

On or prior to the closing date, the sponsor will enter into a purchase agreement with the depositor pursuant to which the sponsor will sell and assign to the depositor, without recourse, its entire interest in and to the automobile loan contracts. Under the purchase agreement, the sponsor will also sell and assign to the depositor, without recourse, its security interest in the financed vehicles securing the related automobile loan contracts and its rights to receive all payments on, or proceeds from, the related automobile loan contracts to the extent paid or payable after the cutoff date. Each automobile loan contract transferred by the sponsor to the depositor will be identified in an automobile loan contract schedule appearing as an exhibit to the purchase agreement.

On or prior to the closing date, the depositor will enter into a sale and servicing agreement with the issuing entity pursuant to which the depositor will sell and assign to the issuing entity, without recourse, its entire interest in and to the automobile loan contracts. Under the sale and servicing agreement, the depositor will also sell and assign to the issuing entity, without recourse, its security interest in the financed vehicles securing the related automobile loan contracts and its rights to receive all payments on, or proceeds from, the related automobile loan contracts to the extent paid or payable after the cutoff date. Each automobile loan contract transferred by the depositor to the issuing entity will be identified in an automobile loan contract schedule appearing as an exhibit to the sale and servicing agreement.

Under the purchase agreement, the sponsor will agree that, upon the breach of any representation or warranty that triggers the depositor’s repurchase obligation with respect to any automobile loan contract, the issuing entity will be entitled to require the sponsor to repurchase the affected automobile loan contract directly from the issuing entity. The issuing entity’s rights under the purchase agreement will constitute part of the issuing entity’s property and may be enforced directly by the issuing entity. In addition, the issuing entity will pledge the rights to the trust collateral agent as collateral for the notes and the trust collateral agent may directly enforce those rights.

The servicer may direct the issuing entity to sell automobile loan contracts that are more than 60 days delinquent to a third party that is unaffiliated with the servicer, the sponsor, the depositor and the issuing entity. Delinquent automobile loan contracts may be sold only if the sale proceeds received are at least equal to certain minimum sale proceeds set forth in the sale and servicing agreement. In no event may more than 20% of the initial number of automobile loan contracts in the pool as of the cutoff date be sold by the issuing entity in this manner.

Accounts

The trust collateral agent will establish a collection account in its own name, on the noteholders’ behalf. The servicer will deposit all obligor payments received on the automobile loan contracts after the cutoff date in the collection account within two business days of receipt or as otherwise set forth in the sale and servicing agreement. The collection account will be maintained with the trust collateral agent so long as the trust collateral agent’s deposits have a rating acceptable to the engaged NRSROs. If the deposits of the trust collateral agent or its corporate parent no longer have an acceptable rating, the servicer shall, with the trust collateral agent’s assistance if necessary, transfer the collection account within 30 days to a bank whose deposits have the proper rating.

The trust collateral agent will establish and maintain a note distribution account in its own name, on the noteholders’ behalf. Amounts that are released from the collection account for distribution to noteholders will be deposited to the note distribution account and all distributions to the noteholders will be made from the note distribution account.

The trust collateral agent will establish and maintain a reserve account in its own name, on the noteholders’ behalf. Amounts may be released from the reserve account in the manner set forth in “—Credit Enhancement—Reserve Account.”

Funds on deposit in the collection account, the reserve account and the note distribution account will be invested by the trust collateral agent (or any custodian with respect to funds on deposit in such account) in eligible investments selected in writing by the servicer (pursuant to standing instructions or otherwise). To the extent no such eligible investment is so selected in writing by the servicer, the funds in these accounts will be held uninvested.

Eligible investments are limited to investments acceptable to the engaged NRSROs as being consistent with the ratings of the notes. Eligible investments may include securities issued by the sponsor, the servicer or their respective affiliates or other issuing entities created by the sponsor or its affiliates. The servicer will deposit investment earnings on funds in the trust accounts, net of losses and investment expenses, in the collection account on each distribution date.

All accounts will be eligible deposit accounts. An eligible deposit account is a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as such depository institution has a credit rating acceptable to the engaged NRSROs.

In addition, the depository institution’s deposits must be insured by the FDIC.

Servicing Compensation

Under the sale and servicing agreement, the servicer will receive a servicing fee on each distribution date. For so long as the sponsor is the servicer, the servicing fee on each distribution date will equal 2.25% times the aggregate principal balance of the automobile loan contracts as of the opening of business on the first day of the collection period (or in the case of the first distribution date, as of June 11, 2020) times one-twelfth (or in the case of the first distribution date, a fraction equal to the number of days from and including June 11, 2020 through and including July 31, 2020 over 360). For so long as any successor servicer is the servicer, the servicing fee may be greater than the servicing fee that the sponsor is entitled to receive as the servicer.

In addition to the servicing fee, the servicer will also retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law (but excluding any fees or expenses related to extensions) with respect to the automobile loan contracts as supplemental servicing fees, and will be entitled to reimbursement from the issuing entity for various expenses. The servicer will allocate obligor payments to scheduled payments due from obligors, late fees and other charges, and principal and interest in accordance with the servicer’s normal practices and procedures.

The servicing fee will compensate the servicer for performing the functions of a third-party servicer of automobile loan contracts as an agent for their beneficial owner. These servicer functions will include:

(i)	collecting and posting all payments;

(ii)	responding to obligor inquiries on the related automobile loan contracts;

(iii)	investigating delinquencies;

(iv)	sending billing statements to obligors;

(v)	reporting tax information to obligors;

(vi)	paying collection and disposition costs with respect to defaulted accounts;

(vii)	monitoring the collateral;

(viii)	administering the automobile loan contracts;

(ix)	accounting for collections and furnishing statements to the trustee or the trust collateral agent with respect to distributions;

(x)	paying certain taxes;

(xi)	paying accounting fees;

(xii)	paying outside auditor fees; and

(xiii)	paying data processing costs.

The servicer will also be reimbursed for repossession and recovery fees and costs associated with maintaining bank accounts that are necessary to service the automobile loan contracts.

The servicer is permitted to delegate its duties under any transaction document to which it is a party with respect to the servicing of and collections on certain automobile loan contracts to an affiliate of the sponsor, including the delegation of its duties under any transaction document to which it is a party with respect to the servicing of and collections on certain automobile loan contracts without first obtaining the consent of any person. The servicer may utilize third-party agents in connection with its usual collection activities, such as repossessions and pursuing deficiency balances. The fees and expenses of any third-party agent will be as agreed between the servicer and its third-party agent and none of the trustee, the trust collateral agent, the issuing entity or the noteholders will have any responsibility for those fees and expenses. No delegation by the servicer of any of its duties under any transaction document shall relieve the servicer of its responsibility with respect to such duties.

Distributions

Servicer’s Certificates

On each determination date, the servicer will deliver the servicer’s certificate to the trustee, the owner trustee and the trust collateral agent. The servicer will also deliver the servicer’s certificate to each engaged NRSRO on the same date the servicer’s certificate is publicly available, however, if such servicer’s certificate is not made publicly available, the servicer will deliver it to each engaged NRSRO, no later than the twenty-fifth day of each month (or if not a business day, the next succeeding business day). The servicer’s certificate will specify, among other things:

•	the amount of aggregate collections on the automobile loan contracts during the preceding calendar month;

•	the aggregate Purchase Amounts (as defined in the Glossary) of automobile loan contracts purchased by the depositor and the servicer during the preceding calendar month; and

•	the aggregate amount of Net Liquidation Proceeds (as defined in the Glossary) during the preceding calendar month.

The determination date with respect to collections received during a calendar month is the second business day prior to the related distribution date in the next calendar month.

Distribution Date Payments

On or prior to each distribution date, the servicer will instruct the trust collateral agent to make the following distributions on such distribution date from Available Funds and the amounts withdrawn from the reserve account in the following order of priority:

1.

to the servicer (provided no servicer termination event has occurred), the servicing fee for the related collection period, any supplemental servicing fees for the related collection period and, to the extent the servicer has not reimbursed itself or to the extent not retained by the servicer, other amounts relating to mistaken deposits, postings or checks returned for insufficient funds; and to AmeriCredit, to the extent available, any amounts paid by the borrowers during the preceding collection period that were deposited in the collection account but that do not relate to principal payments, interest payments or extension fees due on the automobile loan contracts;

2.

to the trustee, the owner trustee, the trust collateral agent and the asset representations reviewer, any accrued and unpaid fees, expenses and indemnities then due to each of them (to the extent the servicer has not previously paid those fees, expenses and indemnities), and provided that such fees and expenses shall not exceed (i) $100,000 in the aggregate in any calendar year to the owner trustee; (ii) $100,000 in the aggregate in any calendar year to the trustee and the trust collateral agent; and (iii) $200,000 in the aggregate in any calendar year to the asset representations reviewer;

3.

to the note distribution account, that portion of the Noteholders’ Interest Distributable Amount (as defined in the Glossary) payable on the Class A Notes for payment pari passu to the holders of the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes;

4.

to the note distribution account, to make a payment of principal to the extent necessary to reduce the principal balance of the Class A Notes to the Pool Balance, which amount will be paid out as described above under “Description of the Notes—Payments of Principal”;

5.	to the note distribution account, to make a payment of the remaining note principal balance of any class of the Class A Notes on its respective final scheduled distribution date;

6.	to the note distribution account, that portion of the Noteholders’ Interest Distributable Amount payable on the Class B Notes;

7.

to the note distribution account, to make a payment of principal to the extent necessary, after giving effect to any payments made under clauses 4 and 5 above, to reduce the combined principal balance of the Class A Notes and Class B Notes to the Pool Balance, which amount will be paid out as described above under “Description of the Notes—Payments of Principal”;

8.	to the note distribution account, to make a payment of the remaining note principal balance of the Class B Notes on their final scheduled distribution date;

9.	to the note distribution account, that portion of the Noteholders’ Interest Distributable Amount payable on the Class C Notes;

10.

to the note distribution account, to make a payment of principal to the extent necessary, after giving effect to any payments made under clauses 4, 5, 7 and 8 above, to reduce the combined principal balance of the Class A Notes, Class B Notes and Class C Notes to the Pool Balance, which amount will be paid out as described above under “Description of the Notes—Payments of Principal”;

11.	to the note distribution account, to make a payment of the remaining note principal balance of the Class C Notes on their final scheduled distribution date;

12.	to the note distribution account, that portion of the Noteholders’ Interest Distributable Amount payable on the Class D Notes;

13.

to the note distribution account, to make a payment of principal to the extent necessary, after giving effect to any payments made under clauses 4, 5, 7, 8, 10 and 11 above, to reduce the combined principal balance of the Class A Notes, Class B Notes, Class C Notes and Class D Notes to the Pool Balance, which amount will be paid out as described above under “Description of the Notes—Payments of Principal”;

14.	to the note distribution account, to make a payment of the remaining note principal balance of the Class D Notes on their final scheduled distribution date;

15.	to the note distribution account, that portion of the Noteholders’ Interest Distributable Amount payable, if any, on the Class E Notes;

16.

to the note distribution account, to make a payment of principal to the extent necessary, after giving effect to any payments made under clauses 4, 5, 7, 8, 10, 11, 13 and 14 above, to reduce the combined principal balance of the Class A Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes to the Pool Balance, which amount will be paid out as described above under “Description of the Notes—Payments of Principal”;

17.	to the note distribution account, to make a payment of the remaining note principal balance of the Class E Notes on their final scheduled distribution date;

18.

to the note distribution account, to make a payment of the Noteholders’ Principal Distributable Amount, which amount will be paid out as described above under “Description of the Notes—Payments of Principal”;

19.	to the reserve account, the amount necessary to cause the amount deposited therein to equal the specified reserve account amount;

20.	to the note distribution account, to make a payment of the Accelerated Principal Amount, which amount will be paid out as described above under “Description of the Notes—Payments of Principal”;

21.

to pay each of the trustee, the owner trustee, the trust collateral agent and the asset representations reviewer, any indemnities, fees and expenses then due to such party that are in excess of the related cap or annual limitation specified in the sale and servicing agreement; and

22.	to pay all remaining amounts to the certificateholder.

Amounts that would remain on deposit in the reserve account on any distribution date that are in excess of the lesser of (i) 2.5% of the initial aggregate principal balance of the automobile loan contracts and (ii) the aggregate principal balance of the notes after giving effect to all payments on that distribution date will be added to Available Funds and distributed in accordance with the priorities set forth above. The reserve account balance on any distribution date will not in any event be greater than the aggregate principal amount of the notes on that distribution date after giving effect to all payments on that distribution date.

Distribution Date Payments after an Event of Default

Amounts collected (i) following the occurrence of an event of default (other than an event of default related to a breach of a covenant or a representation and warranty), (ii) following the acceleration of the notes or (iii) upon the full or partial liquidation of the trust assets, will not be distributed in accordance with the priorities set forth under “— Distribution Date Payments” but such amounts and all amounts on deposit in the reserve account will instead be distributed in accordance with the following order of priority:

1.

to the servicer, the owner trustee, the trustee, the trust collateral agent and the asset representations reviewer, certain amounts due and owing to such entities, pursuant to the priorities set forth at clauses 1 and 2 above, ratably, without preference or priority of any kind and without regard to any caps set forth in clause 2 above;

2.	to the Class A noteholders, for amounts due and unpaid on the notes for interest, ratably, without preference or priority;

3.

to the Class A noteholders, for amounts due and unpaid on the notes for principal, first, to the noteholders of the Class A-1 Notes until they are paid off and, second, to the noteholders of the Class A-2 Notes and Class A-3 Notes, ratably without preference or priority, until they are paid off;

4.	to the Class B noteholders, for amounts due and unpaid on the notes for interest;

5.	to the Class B noteholders, for amounts due and unpaid on the notes for principal until the Class B Notes are paid off;

6.	to the Class C noteholders, for amounts due and unpaid on the notes for interest;

7.	to the Class C noteholders, for amounts due and unpaid on the notes for principal until the Class C Notes are paid off;

8.	to the Class D noteholders, for amounts due and unpaid on the notes for interest;

9.	to the Class D noteholders, for amounts due and unpaid on the notes for principal until the Class D Notes are paid off;

10.	to the Class E noteholders, for amounts due and unpaid, if any, on the notes for interest;

11.	to the Class E noteholders, for amounts due and unpaid on the notes for principal until the Class E Notes are paid off; and

12.	to pay all remaining amounts to the certificateholder.

Fees and Expenses

The following table provides an itemized list of the fees and expenses that will be paid on each distribution date from the Available Funds in order of priority as set forth under “—Distributions—Distribution Date Payments” in this prospectus. The fees described below do not change upon an event of default.

Fee	General Purpose of the Fee	Amount or Calculation of Fee
1. Servicer Fee:	Compensation to the servicer for services provided pursuant to the transaction documents.	If the sponsor is the servicer, with respect to any collection period, the product of 2.25% times the aggregate principal balance of the automobile loan contracts as of the opening of business on the first day of the related collection period (or, in the case of the first distribution date, as of June 11, 2020) times one-twelfth (or, in the case of the first distribution date, a fraction equal to the number of days from and including June 11, 2020 through and including July 31, 2020, over 360).

2. Trustee and Trust Collateral Agent Fee:	Compensation to the trustee in its capacities as trustee and trust collateral agent for services provided pursuant to the transaction documents.	$417 monthly.

3. Owner Trustee Fee:	Compensation to the owner trustee for services provided pursuant to the transaction documents.	$208 monthly.

4. Asset Representations Reviewer Fee:	Compensation to the asset representations reviewer for serving in that role.	$5,000 annually.

5. Asset Representations Reviewer Fee (Review Fees):	Compensation to the asset representations reviewer for conducting reviews pursuant to the asset representations review agreement.	Up to $250 for each automobile loan contract tested.

The expenses of the servicer will be reimbursed as set forth under “—Servicing Compensation.”

Statements to Noteholders

On or prior to each distribution date, the trust collateral agent will make available a statement to the noteholders detailing information required under the transaction documents. These statements will be based solely on the information in the related servicer’s certificate. Each servicer’s certificate that the servicer provides to the trust collateral agent will be filed as an exhibit to a Form 10-D filed by the issuing entity and will include at least the following information regarding the notes on the related distribution date to the extent such information has been received from the servicer:

(a)	the amount of the distribution(s) allocable to interest;

(b)	the amount of the distribution(s) allocable to principal;

(c)	each class of notes’ aggregate outstanding principal amount and pool factor, after considering all payments reported under (b) above on that date;

(d)	the related Noteholders’ Interest Carryover Amount (as defined in the Glossary), if any, and the change in that amount from the preceding statement;

(e)	the servicing fee paid for the related calendar month;

(f)	the Pool Balance as of the close of business on the last day of the preceding collection period;

(g)	the amount of the aggregate realized losses on the automobile loan contract pool, if any, for the second preceding collection period;

(h)	the aggregate Purchase Amounts for automobile loan contracts, if any, that were repurchased by the servicer during the related calendar month;

(i)	the amount of the distribution(s) payable out of amounts withdrawn from the reserve account; and

(j)

notice of the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, the determination of a Benchmark Replacement and the making of any Benchmark Replacement Conforming Changes.

The noteholders will not receive a separate notification when changes are made to the automobile loan contract pool, such as when automobile loan contracts are removed from the automobile loan contract pool pursuant to the provisions of the transaction documents providing for the sale of certain automobile loan contracts or the repurchase of automobile loan contracts upon breaches of representations or warranties. However, filings detailing the automobile loan contract pool composition will be filed periodically on Form 10-D under the Commission file number 333-228632-05 as required by Regulation AB.

Unless and until definitive notes are issued, the trustee will send these reports to Cede & Co., as registered holder of the publicly offered notes and the nominee of DTC on the trust’s behalf.

The trust collateral agent will make available each month to each noteholder the above information (and certain other documents, reports and information regarding the automobile loan contracts provided by the servicer from time to time) via the trust collateral agent’s internet website with the use of a password provided by the trust collateral agent. The trust collateral agent’s internet website will be located at https://gctinvestorreporting.bnymellon.com or at such other address as the trust collateral agent shall notify the noteholders from time to time. For assistance with regard to this service, you can call the trust collateral agent’s website assistance line at (800) 332-4550.

After the end of each calendar year, within the required time period, the trustee will furnish to each person who at any time during the calendar year was a noteholder that requests it in writing a statement as to the aggregate amounts of interest and principal paid to the noteholder and any other information as the trustee deems necessary to enable the noteholder to prepare its tax returns.

Compliance Statements

The sale and servicing agreement provides for the delivery of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the transaction documents throughout the preceding calendar year, except as specified in the statement. The sale and servicing agreement requires the servicer to deliver to the issuing entity, on or before March 31 of each calendar year, a certificate signed by an officer of the servicer regarding its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in the relevant Commission regulations for asset-backed securities transactions, including Item 1122 of Regulation AB, that are backed by the same type of assets as those backing the securities. In the event that a successor servicer assumes the servicing duties under the transaction documents, such servicer will provide a separate annual statement.

Pursuant to the sale and servicing agreement, a firm of independent certified public accountants will furnish to the trustee on or before March 31 of each calendar year, a statement to the effect that they have attested to the assertion of authorized officers of the servicer that the servicing was conducted in compliance with certain applicable provisions of the sale and servicing agreement in all material respects during the immediately preceding calendar year.

Credit Enhancement

Credit enhancement for the notes is provided by:

•

the application of excess cashflow, which represents the excess of collections on the trust property during a collection period after payment of the issuing entity’s expenses and required principal and interest payments on the notes on the related distribution date;

•	overcollateralization, which is the excess of the principal balance of the automobile loan contracts over the principal balance of the notes;

•	amounts on deposit in the reserve account; and

•	the subordination of each class, if any, that is junior in its right to receive payments of principal and interest to the related class of notes.

Credit enhancement is intended to increase the likelihood that noteholders will receive the full amount of principal and interest due to them and to decrease the likelihood that the noteholders will experience losses. Credit enhancement will not provide protection against all risks of loss and will not necessarily guarantee repayment of the entire principal balance and interest on all classes of notes. If losses occur which exceed the amount covered by any credit enhancement, or which are not covered by any credit enhancement, noteholders will bear their allocable share of deficiencies.

Application of Excess Cashflow

Because it is anticipated that more interest will be paid by the obligors than is necessary to pay the interest earned on the notes and the issuing entity’s monthly fees and expenses, there is expected to be excess cashflow each month. To the extent that the collections in any month are greater than the amount necessary to pay trust expenses and principal and interest on the notes, the remaining amount will be available to make additional principal payments on the notes to build and maintain overcollateralization at a targeted level and to maintain the reserve account at its required level.

Overcollateralization

Overcollateralization will exist whenever the aggregate principal balance of the automobile loan contracts as of the last day of the calendar month immediately preceding a distribution date exceeds the aggregate note principal balance as of that distribution date, after making all payments on that date. On the closing date the initial amount of overcollateralization will be approximately 5.90% of the Pool Balance as of the cutoff date, but the sale and servicing agreement requires that the amount of overcollateralization be increased to, and then maintained at, a target amount.

The target amount of overcollateralization on any distribution date will equal:

(1)    16.50% of the Pool Balance;

minus

(2)    the amount required to be on deposit in the reserve account.

The increase to, and maintenance of, the overcollateralization target will be accomplished by the application of monthly excess cashflow to the payment of the Accelerated Principal Amount to reduce the note principal balance of the most senior outstanding class or classes of notes until the target is reached. Because the excess cashflow represents interest collections on the automobile loan contracts but is distributed as principal on the notes, its distribution will increase overcollateralization by paying down principal on the notes more quickly than principal is collected on the automobile loan contracts.

Because the overcollateralization target is determined by reference to the Pool Balance, as the Pool Balance decreases over time, the amount of overcollateralization required will also decrease, or “step down.” If the amount of overcollateralization steps down on a distribution date, less principal may be distributed on the notes than was collected on the automobile loan contracts during the related collection period. By amortizing the notes more slowly than the automobile loan contracts, the overcollateralization would also decrease. However, the amount of overcollateralization will not be allowed to step down on any distribution date if, as a result of the step down, the amount of overcollateralization would be less than 0.50% of the initial Pool Balance.

Subordination

A class of notes that is lower in priority of payment provides credit support to those classes of notes having higher priority of payment relative to that class. Consequently, to the extent that the trust assets do not generate enough cash to satisfy the trust’s obligations, including the obligations to make payments to noteholders, payments that would otherwise be made to the holder of the certificate representing the residual interest in the trust will first be eliminated and any shortfalls or losses will then be absorbed as follows:

•	first, by the holders of the Class E Notes, to the extent amounts are due to them;

•	then, by the holders of the Class D Notes, to the extent amounts are due to them;

•	then, by the holders of the Class C Notes, to the extent amounts are due to them;

•	then, by the holders of the Class B Notes, to the extent amounts are due to them; and

•

finally, by the holders of the Class A-3 Notes, Class A-2 Notes and Class A-1 Notes, to the extent amounts are due to them, in that order (except as described under “Description of the Transaction Documents—Distributions—Distribution Date Payments after an Event of Default”).

Reserve Account

On the closing date, a reserve account will be established and maintained by the trust collateral agent in the name of the trust collateral agent on behalf of the Noteholders and an initial cash deposit of 2.5% of the initial aggregate principal balance of the automobile loan contracts will be made to the reserve account. The reserve account will be part of the trust assets. On each distribution date, excess cashflow will be deposited to the reserve account to maintain the amount on deposit at 2.5% of the initial aggregate principal balance of all automobile loan contracts sold to the issuing entity; provided, that the amount on deposit in the reserve account will not exceed the aggregate principal amount of the notes after giving effect to all payments on that distribution date.

Other than as permitted by the engaged NRSROs, amounts on deposit in the reserve account will be invested in certain eligible investments at the written direction of the servicer that mature not later than the business day prior to the following distribution date, or, if the engaged NRSROs either (i) provide written confirmation that it would not affect the ratings assigned to the notes or (ii) do not provide notice within ten business days of its receipt of written notice thereof that it would affect the ratings assigned to the notes, that mature later than the business day prior to the following distribution date unless such eligible investment is an obligation of the trust collateral agent, then the investment may mature on the distribution date. Any net income from those investments will be deposited into the collection account.

On each distribution date, the amount on deposit in the reserve account will be withdrawn, to the extent necessary, to fund any deficiencies in the payments of trust expenses, interest payments on the notes, principal payments on the notes that are necessary to prevent the aggregate note principal balance from exceeding the Pool Balance and principal payments on each class of notes that are necessary to pay off each class of notes on its final scheduled distribution date. See “Description of the Transaction Documents—Distributions—Distribution Date Payments” in this prospectus.

If the amount on deposit in the reserve account on any distribution date, after giving effect to any withdrawals on that distribution date, exceeds the lesser of (i) 2.5% of the initial aggregate principal balance of all automobile loan contracts sold to the issuing entity and (ii) the aggregate principal amount of the notes after giving effect to all payments on that distribution date, excess amounts will be added to Available Funds and distributed in accordance with the priorities set forth above under “—Distributions —Distribution Date Payments.”

Matters Regarding the Servicer

The servicer may not resign from its obligations and duties as servicer, except upon determination that the performance by the servicer of its duties is no longer permissible under applicable law. No resignation will become effective until the trust collateral agent or a successor servicer has assumed the servicer’s servicing obligations and duties under the transaction documents.

The servicer will not be liable to the noteholders for taking any action except as set forth in the sale and servicing agreement; provided, however, that the servicer will not be protected against any liability that would otherwise be imposed by reason of a breach of the sale and servicing agreement by the servicer, willful misfeasance, bad faith or negligence (excluding errors in judgment) in the performance of its duties. The servicer will be under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities and that, in its opinion, may cause it to incur any expense or liability.

Subject to certain conditions precedent, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, any entity in each of the prior cases that assumes the obligations of the servicer, will be the successor to the servicer.

Modifications and Amendments of Automobile Loan Contracts

The servicer is allowed to grant certain modifications, extensions, rebates, deferrals, amendments or adjustments with respect to any automobile loan contract in accordance with its customary servicing policies and procedures; provided, however, that if the servicer (i) extends an automobile loan contract beyond the collection period immediately preceding the latest final scheduled distribution date, or (ii) reduces the Amount Financed or APR with respect to any automobile loan contract, it will repurchase such automobile loan contract if such change in the automobile loan contract would materially and adversely affect the interests of the noteholders, unless the servicer is required to take such action by law (including, without limitation, by the Servicemembers Civil Relief Act) or court order. This repurchase obligation is described under “The Automobile Loan Contracts—Repurchase Obligations.”

Subject to the repurchase obligation described in the proviso above, the servicer or its affiliates may engage in any marketing practice or promotion of any sale of any products, goods or services to obligors with respect to the automobile loan contracts so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle automobile loan contracts serviced by the servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the automobile loan contracts, prepayments or faster or slower timing of the payment of the automobile loan contracts.

Servicer Termination Event

Any of the following events will constitute a servicer termination event under the sale and servicing agreement:

•	the servicer’s failure to deliver any required proceeds or payment to the trust collateral agent for distribution to the noteholders, which failure continues unremedied for two business days;

•

the servicer’s failure to deliver the servicer’s certificate by the first business day prior to the distribution date or a breach of the servicer’s covenant not to merge or consolidate or transfer all or substantially all of its assets unless the successor or surviving entity of such merger or consolidation is capable of fulfilling the duties of the servicer;

•

the servicer’s failure to observe or perform in any respect any other covenant or agreement under the sale and servicing agreement, which failure (i) materially and adversely affects the rights of the noteholders and (ii) continues unremedied for 30 days after knowledge thereof by the servicer or after the trust collateral agent gives the servicer written notice of such failure;

•

events of bankruptcy, insolvency, receivership or liquidation, or similar proceedings regarding the servicer, or actions by the servicer, indicating its insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations; or

•

any servicer representation, warranty or statement proves to be incorrect in any material respect, and the incorrectness of such representation, warranty or statement has a material adverse effect on the issuing entity or the noteholders, and the circumstances or conditions in respect of which the representation, warranty or statement was incorrect shall not have been eliminated or cured within 30 days after the servicer has knowledge thereof or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the trust collateral agent.

Rights Upon Servicer Termination Event

If a servicer termination event has occurred and remains unremedied the trust collateral agent may, or at the direction of the Majority Noteholders shall, terminate all of the servicer’s rights and obligations under the sale and servicing agreement.

If the servicer is terminated or resigns as servicer as described under “Description of the Transaction Documents—Matters Regarding the Servicer,” then the trust collateral agent may, or at the direction of the Majority Noteholders shall, appoint a successor servicer subject to satisfaction of the criteria set forth in the sale and servicing agreement and such successor servicer will succeed to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions of the servicer. If a successor servicer has not been appointed at the time when the predecessor servicer ceases to act as servicer, the trust collateral agent will automatically be appointed the successor servicer. However, if the trust collateral agent is unwilling or legally unable to act as servicer, it may appoint, or petition a court to appoint, a successor servicer. If a bankruptcy trustee or similar official has been appointed for the servicer, and no other servicer termination event has occurred, the bankruptcy trustee or official may have the power to prevent a transfer of servicing.

Any successor to the sponsor as servicer will succeed to all the responsibilities, duties, and liabilities of the sponsor under the sale and servicing agreement (except as otherwise set forth in the sale and servicing agreement) and will be entitled to compensation as agreed upon by the Majority Noteholders and the successor servicer as set forth in the sale and servicing agreement, which compensation may be greater than the servicing fee that the sponsor is entitled to receive as servicer. The reasonable costs and expenses incurred in connection with the transfer of servicing to a successor servicer will be paid by the predecessor servicer upon presentation of reasonable documentation of such costs and expenses. The transfer of servicing to a successor servicer may result in a material disruption in the performance of the servicer’s duties, which could result in delays and/or disruptions in collections on the automobile loan contracts and delays and/or reductions in payments on the notes.

Waiver of Past Defaults

The Majority Noteholders may, on behalf of all noteholders, waive any default by the servicer under the sale and servicing agreement and the consequences of any default. No waiver will impair the noteholders’ rights with respect to subsequent defaults.

Replacement of Owner Trustee

The owner trustee may resign at any time under the trust agreement. Additionally, if at any time the owner trustee shall cease to be eligible in accordance with the trust agreement, shall be legally unable to act as owner trustee, shall be adjudged bankrupt or insolvent, if a receiver of the owner trustee or of its property shall be appointed, or if any public officer shall take charge or control of the owner trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the depositor may remove the owner trustee. Upon the owner trustee’s resignation or removal, the depositor shall promptly appoint a successor owner trustee. The issuing entity will be obligated to pay any costs and expenses associated with the replacement of the owner trustee, and the depositor will be obligated to pay any such amount to the extent not paid by the issuing entity on any distribution date.

Replacement of Trustee

Under the indenture, the trustee may resign at any time upon notice to the issuing entity. Additionally, the issuing entity may and shall remove the trustee if:

•	at any time, the trustee shall cease to be eligible under the indenture;

•

a court of competent jurisdiction shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator or sequestrator for the trustee or for any substantial part of the trustee’s property, or ordering the winding-up or liquidation of the trustee’s affairs;

•

an involuntary case under the federal bankruptcy laws or another present or future federal or state bankruptcy, insolvency or similar law is commenced with respect to the trustee and such case is not dismissed within 60 days;

•

the trustee commences a voluntary case under any federal or state banking or bankruptcy laws, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator for the trustee or for any substantial part of the trustee’s property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any action in the furtherance of the foregoing; or

•	the trustee otherwise becomes incapable of acting.

Any resignation or removal of the trustee will also serve as a resignation or removal of the trustee in its capacities as trust collateral agent under the transaction documents. If the trustee resigns or is removed, the issuing entity shall promptly appoint a successor trustee and shall promptly transfer all trust accounts to an institution that meets the eligibility requirements set forth in the indenture. If a successor trustee does not take office within 60 days after the trustee resigns or is removed, the trustee, the issuing entity or the Majority Noteholders may petition any court of competent jurisdiction for the appointment of a successor trustee. Additionally, if the trustee ceases to be eligible under the indenture, any noteholder may petition a court of competent jurisdiction for the removal of the trustee and the appointment of a successor trustee. The issuing entity will be obligated to pay any costs and expenses associated with the replacement of the trustee, and the depositor will be obligated to pay any such amount to the extent not paid by the issuing entity on any distribution date.

Amendment

Amendment of the Sale and Servicing Agreement

The sale and servicing agreement may be amended by the depositor, the servicer and the issuing entity, with the consent of the trustee (which consent may not be unreasonably withheld), but without the consent of the Noteholders for certain specified purposes, including to cure any ambiguity or to correct or supplement any provision of the sale and servicing agreement that is inconsistent with any other provision.    Similarly, the indenture may be amended by the issuing entity and the trustee, but without the consent of the noteholders to cure any ambiguity or to correct or supplement any provision of the indenture that is inconsistent with any other provision. No such amendment to the sale and servicing agreement or the indenture that is made without the consent of the noteholders may adversely affect the interests of any noteholder in any material respect.

The sale and servicing agreement may also be amended by the depositor, the servicer and the issuing entity, with the consent of the trustee and the Majority Noteholders in order to, among other things, add, change or eliminate any other provisions with respect to matters or questions arising under the agreement or affecting the rights of the noteholders. However, the amendment may not increase or reduce in any manner, or accelerate or delay the timing of, collections of payments on automobile loan contracts or distributions that are required to be made for the benefit of the noteholders or reduce the percentage of the noteholders required to consent to any amendment, unless the holders of all notes affected by the amendment provide their consent.

The depositor and servicer must deliver to the owner trustee and the trustee, upon the execution and delivery of the sale and servicing agreement and any amendment to the sale and servicing agreement, an opinion of counsel, satisfactory to the trustee, which states that all financing statements and continuation statements have been filed.

Amendment of the Indenture

The indenture may also be amended by the issuing entity and the trustee with the consent of the Majority Noteholders and with prior notice by the issuing entity to the engaged NRSROs for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or of modifying in any manner the rights of the noteholders under the indenture. However, the amendment may not, among other things, increase or reduce in any manner or accelerate or delay the timing of distributions that are required to be made to the noteholders, reduce the percentage of the noteholders required to consent to the amendment or to direct the issuing entity to sell or liquidate the trust property, impair the right to institute suit for the enforcement of the provisions of the indenture or permit the creation of any lien ranking prior to or on a parity with the lien of the indenture, unless the holders of all notes affected by the amendment provide their consent.

Amendment of the Asset Representations Review Agreement

The asset representations review agreement may be amended by the issuing entity, the servicer and the asset representations reviewer without the consent of the noteholders (i) in order to (A) cure any ambiguity, (B) correct or supplement any provision therein that may be defective or inconsistent with any other provision therein, or (C) provide for, or facilitate the acceptance of the asset representations review agreement by, a successor asset representations reviewer or (ii) if the servicer delivers to the issuing entity, the owner trustee, the trust collateral agent, and the trustee an officer’s certificate, stating that such amendment will not have a materially adverse effect on the notes.

The asset representations review agreement may be amended in any other manner by the issuing entity, the servicer and the asset representations reviewer with the consent of the noteholders of a majority of the remaining outstanding principal balance of each class of notes, each class voting separately, except the holders of the Class A notes will vote together as a single class.

Asset Representations Review Triggers and Procedures

The asset representations reviewer has been hired by the issuing entity pursuant to the asset representations review agreement. The asset representations review agreement provides that, if two trigger conditions are met, the asset representations reviewer will perform a review of certain of the automobile loan contracts to test for compliance with the representations made by the sponsor and the depositor about the automobile loan contracts under the transaction documents. The first trigger is a delinquency trigger, that will occur if the aggregate principal balance of automobile loan contracts that are more than 60 days delinquent as a percentage of the pool balance as of the end of a collection period meets or exceeds the percentage for that collection period set forth under “–Delinquency Trigger.” If the delinquency trigger occurs, it will be indicated on the distribution report filed on Form 10-D relating to that collection period. The second trigger is a voting trigger that will be met if, following the occurrence of the delinquency trigger, first, the noteholders of at least 5% of the principal amount of Outstanding notes demand a vote about whether an asset representations review should be conducted and, second, if such a vote is demanded, the noteholders of a majority of the principal amount of the Outstanding notes that participate in the resulting vote are in favor of conducting an asset representations review. The review fees that will be payable to the asset representations reviewer will be up to $250 for each automobile loan contract tested as part of the asset representations review.

Delinquency Trigger

The delinquency rate for any collection period will represent the aggregate principal balance of the automobile loan contracts that are more than 60 days delinquent (and not a Liquidated Receivable) as of the end of that collection period, expressed as a percentage of the Pool Balance as of the beginning of that collection period. The servicer considers an automobile loan contract more than 60 days delinquent for purposes of calculating the delinquency rate when an obligor fails to make at least 90% of a contractual payment by the related contractual due date. If the delinquency rate for any collection period exceeds the related delinquency trigger rate then the delinquency trigger will have been breached for that collection period. The delinquency trigger rate will be as follows:

Collection Period	Delinquency Trigger Rate

1-12	5.30%

13-24	6.90%

25-36	7.20%

37+	7.60%

The sponsor established the delinquency trigger rates by considering the monthly delinquency rates observed in its prior securitizations of automobile loan contracts excluding any transactions with revolving features for a survey period from 2000 through 2017. The sponsor selected this timeframe because it reflects performance over a period of multiple economic cycles and includes securitizations with a representative variation of pool concentrations and compositions. The sponsor determined the delinquency rate for each of these prior securitizations as of the end of the related collection periods occurring twelve, twenty-four, thirty-six and forty-eight months after the related closing date, respectively. The sponsor then determined the average delinquency rate across all of the securitizations in the survey period for each related collection period to determine baseline delinquency levels that were used to determine the delinquency trigger rate for the related collection periods in this securitization. Finally, the sponsor applied a multiple of approximately 2.75 to the baseline delinquency level observed at month 12, month 24 and month 36 and a multiple of approximately 2.5 at month 48 to account for expected variations in the delinquency rate that may be experienced in a particular transaction and that can be attributed to pool-specific factors such as seasonality, pool seasoning, pool concentrations and general economic conditions.

Static pool information regarding the sponsor’s prior securitized pools is included in Annex A to this prospectus.

Voting Trigger

If the delinquency trigger occurs, any noteholder or group of noteholders may demand that the trustee call a vote of all noteholders to determine whether the asset representations reviewer must perform a review of the automobile loan contracts. If any noteholder or group of noteholders demands that the trustee call such a vote during a collection period, then that will be reported in the Form 10-D that is filed with respect to that collection period.

If, within 90 days of the date on which the Form 10-D is filed that reports the occurrence of the related delinquency trigger, noteholders of at least 5% of the outstanding principal balance of the notes as of the date on which such delinquency trigger occurred (exclusive of the outstanding principal balance of any notes that are held by the sponsor or any of its affiliates) contact the trustee to demand a vote of all noteholders regarding whether an asset representations review should be conducted, then the trustee will submit the matter to a vote of all noteholders (through DTC in the case of any book-entry notes). If the trustee submits the matter to a vote of all noteholders during a collection period, then that will be reported in the Form 10-D that is filed with respect to that collection period. Any such vote will remain open until the 150th day after the date on which the Form 10-D was filed that reported the occurrence of the related delinquency trigger. In any vote, the noteholders will be able to vote to indicate whether or not to conduct an asset representations review.

If a voting quorum of noteholders holding at least 5% of the outstanding principal balance of all notes (exclusive of the outstanding principal balance of any notes that are held by the sponsor or any of its affiliates) participate in the related vote and if noteholders holding a majority of the principal amount of the notes that are voted cast votes that are in favor of directing an asset representations review, then the trustee will promptly notify the asset representations reviewer and the servicer to commence an asset representations review in accordance with the asset representations review agreement. The date on which any such notice is provided by the trustee will be the review notice date. If either the required voting quorum of noteholders do not participate in the related vote or if a voting quorum is achieved but noteholders holding a majority of the principal amount of the notes that are voted cast votes that are against directing an asset representations review, then no asset representations review will occur as a result of the related delinquency trigger.

Regardless of (i) whether a vote to conduct an asset representations review is called and (ii) the result of any such vote that is conducted, a subsequent vote may be called in the same manner and subject to the same conditions described in this section if a delinquency trigger is breached again with respect to a future collection period.

Asset Representations Review Procedures

Any review of the automobile loan contracts pursuant to the asset representations review agreement will be performed only on the related delinquency trigger automobile loan contracts. With respect to any such review, the delinquency trigger automobile loan contracts will be those automobile loan contracts that were 60 days or more delinquent when the related delinquency trigger rate was breached.

The servicer will provide the asset representations reviewer with access to the contract files for the delinquency trigger automobile loan contracts and other information necessary for the review of the delinquency trigger automobile loan contracts within 60 days of the review notice date. The asset representations reviewer will complete its review within 60 days after receiving access to all review materials, provided that the review period may be extended by up to an additional 30 days if the asset representations reviewer detects missing review materials that are subsequently provided by the servicer within the required time period or that require clarification of any review materials or testing procedures. If any delinquency trigger automobile loan contract is paid in full or repurchased from the issuing entity before the asset representations reviewer has delivered its report pursuant to the asset representations review agreement, the asset representations reviewer will terminate all testing with respect to that delinquency trigger automobile loan contract.

Any asset representations review will consist of performing specific tests for each related representation, as detailed in the asset representation review agreement, and each delinquency trigger automobile loan contract and determining whether each test was passed or failed. These tests were designed by the sponsor to determine whether a delinquency trigger automobile loan contract was not in compliance with the related representations made in the transaction documents at the relevant time, which is usually either at origination of the automobile loan contract or as of the cutoff date or closing date. There may be multiple tests specified in the asset representations review agreement for each such representation. The asset representations review agreement describes what conditions will constitute a test failure with respect to any automobile loan contract that is reviewed as part of an asset representations review.

The tests that are conducted as part of an asset representations review are not designed to determine why an obligor is delinquent or the creditworthiness of the obligor, either at the time of the review or at origination. The tests are not designed to determine whether the servicer serviced the related automobile loan contract in compliance with the sale and servicing agreement after the cutoff date. The tests are not designed to establish cause, materiality or recourse for any failed test. The review is not designed to determine whether the sponsor’s origination, underwriting, purchasing and servicing policies and procedures are adequate, reasonable or prudent. The asset representations reviewer is not responsible for determining whether noncompliance of any delinquency trigger automobile loan contracts with the related representations and warranties constitutes a breach of the transaction documents or whether any such delinquency trigger automobile loan contract is required to be repurchased from the issuing entity.

Upon completion of an asset representations review, the asset representations reviewer will deliver to the issuing entity, the servicer and the trustee a report on the test results for each delinquency trigger automobile loan contract and each test conducted. Upon receipt of the report, the related review fee pursuant to the asset representations review agreement will be due and payable to the asset representations reviewer according to the priority of payment as described under “—Distributions—Distribution Date Payments.” The servicer will cause a summary of each such report provided by the asset representations reviewer to be included in the Form 10-D that is filed with respect to the collection period during which such asset representations review report is received by the servicer.

Any noteholder may request a full copy of any report delivered by the asset representations reviewer from the servicer or the trustee. If the requesting noteholder is not a noteholder of record, the noteholder must provide the servicer or the trustee, as applicable, with a written certification stating that the requesting noteholder is a beneficial owner of a note, together with supporting documentation supporting that statement (such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a note). If any requested report contains personally identifiable information regarding obligors, the servicer may condition its or the trustee’s delivery of that portion of the report on the requesting noteholder’s delivery to the servicer of an agreement acknowledging that it may use that information only for the limited purpose of assessing the nature of the related breaches of representations and warranties and may not use that information for any other purpose.

Dispute Resolution for Repurchase Requests

If, either based on the results of a review by the asset representations reviewer or otherwise, the servicer, the issuing entity, the trustee, the trust collateral agent or any noteholder determines that a representation or warranty that was made by the depositor or the sponsor regarding an automobile loan contract was breached and that the interests of the noteholders in the related automobile loan contract are materially and adversely affected by the breach, then any such party may demand that the depositor or the sponsor, as applicable, repurchase the affected automobile loan contract in accordance with the terms of the transaction documents. If the holders of notes representing five percent or more of the note principal balance of the Controlling Class notify the trust collateral agent that they have determined that such a representation or warranty was breached and that the interests of the noteholders in the related automobile loan contract are materially and adversely affected by the breach, then the trust collateral agent will deliver the related demand to the depositor or the sponsor, as applicable, on behalf of those noteholders. If the depositor or the sponsor, as applicable, agrees that there has been a breach of a representation or warranty and that the interests of the noteholders in the related automobile loan contract are materially and adversely affected by the breach, and if the alleged breach is not remedied as of the last day of the second calendar month following the calendar month in which the demand to repurchase the affected automobile loan contract was first delivered, then the depositor or the sponsor, as applicable, will be obligated to repurchase the affected automobile loan contract.

Any demand to repurchase an automobile loan contract will be resolved if the related automobile loan contract is repurchased in accordance with the transaction documents, if the condition that led to the related breach is remedied, or if the requesting party withdraws its demand to repurchase the affected automobile loan contract. The status of all outstanding repurchase demands will be reported quarterly on Form ABS-15G filings that are made pursuant to Rule 15Ga-1 of the Exchange Act. If any repurchase demand is not resolved by the 180th day after the demand to repurchase is received, the servicer or the depositor will cause to be included in the Form 10-D that is filed with respect to the collection period during which such 180th day took place a statement describing the unresolved demand. The party that originally requested the repurchase or any noteholder will then have the right to refer the unresolved repurchase request to either mediation (including non-binding arbitration) or binding arbitration by providing notice to the sponsor and the depositor within 90 days after the date on which the related Form 10-D is filed. Holders of notes representing five percent or more of the note principal balance of the

Controlling Class may also direct the trust collateral agent to provide the related notice to the sponsor and the depositor, and participate in the selected resolution method, on their behalf. The sponsor and the depositor must agree to participate in the selected resolution method. Dispute resolution to resolve repurchase requests will be available regardless of whether the noteholders voted to direct an asset representations review or whether the delinquency trigger occurred.

A mediation or arbitration will be administered by The American Arbitration Association using its mediation or arbitration rules in effect at the time of the closing date. If The American Arbitration Association no longer exists, or if its rules would no longer permit mediation or arbitration of the dispute, the matter will be administered by another nationally recognized mediation or arbitration organization selected by the sponsor and the related mediation or arbitration will be administered by that organization using its relevant rules that are then in effect. However, if any rules of the mediation or arbitration organization are inconsistent with the procedures for the mediation or arbitration that are set forth in the transaction documents, then the procedures set forth in the transaction documents will apply. Any mediation or arbitration will be held at the offices of the mediator or arbitrator or at another location selected by the sponsor or the depositor. Any party or witness may appear by video conference or teleconference.

A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals that is maintained by the mediation or arbitration organization. Any selected mediator or arbitrator must be impartial, knowledgeable about and experienced with the law of the state of New York and will be an attorney with at least 15 years of experience specializing in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

For a mediation, the parties will agree to use commercially reasonable efforts to begin the mediation within 15 business days of the selection of the mediator and to conclude the mediation with 30 days of the start of the mediation. The costs of the mediation will be allocated among the parties as mutually agreed by the parties as part of the mediation. If the parties fail to agree at the completion of the mediation, the requesting party may refer the repurchase request to arbitration or may commence legal proceedings to resolve the dispute.

For an arbitration, the arbitrator will have the authority to schedule, hear and determine any motions according to New York law, and will do so at the motion of any party. Discovery will be completed within 30 days of the selection of the arbitrator and, for each party, will be limited to two witness depositions (each not to exceed five hours), two interrogatories, one document request and one request for admissions. However, the arbitrator may grant additional discovery on a showing of good cause that such additional discovery is reasonable and necessary. Briefs that are presented by the parties will be limited to no more than ten pages each and will be limited to initial statements of the case, motions, and a pre-hearing brief. The evidentiary hearing on the merits in the arbitration will begin no later than 60 days after the arbitrator is selected and will continue for no more than six consecutive business days, with equal time allotted to each party for the presentation of evidence and cross examination. The arbitrator may allow additional time for discovery and hearing on a showing of good cause or due to unavoidable delays.

The arbitrator will make its final determination in writing no later than 90 days after its appointment. The arbitrator will resolve the dispute according to the transaction documents, and may not modify or change the transaction documents in any way or award remedies not consistent with the transaction documents. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the expenses of the arbitration to the parties in its reasonable discretion. The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination that are permitted under law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the requesting party is forfeiting its right to sue in court, including the right to a trial by jury, with respect to the subject matter of the arbitration.

No personally identifiable customer information will be produced for purposes of any mediation or arbitration. Each party will agree to keep the details of the repurchase request and the dispute resolution confidential, unless they are required to disclose details pursuant to applicable law.

Noteholder Communication

Three or more holders of the notes may, by written request to the trustee, obtain access to the list of all the noteholders maintained by the trustee for the purpose of communicating with other noteholders with respect to their rights under the indenture or the notes. The trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders.

Any noteholder may also send a request to the issuing entity or to the servicer, on behalf of the issuing entity, stating that the noteholder wishes to communicate with other noteholders about the possible exercise of rights under the transaction documents. The requesting noteholder must include in the request a description of the method by which other noteholders may contact the requesting noteholder. If the requesting noteholder is not a noteholder of record, the noteholder must provide a written certification stating that the requesting noteholder is a beneficial owner of a note, together with supporting documentation supporting that statement (such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a note). The issuing entity will promptly deliver any such request that it receives to the servicer. On receipt of a communication request, the servicer or the depositor, at the servicer’s expense, will include in the Form 10-D filed in the next month the following information:

•	a statement that the issuing entity received a communication request,

•	the date the request was received,

•	the name of the requesting noteholder,

•	a statement that the requesting noteholder is interested in communication with other noteholders about the possible exercise of rights under the transaction documents, and

•	a description of the method by which the other noteholders may contact the requesting noteholder.

Any expenses of the issuing entity or the servicer relating to an investor communication, including any review of documents evidencing ownership of a note and the inclusion of the investor communication information in the related Form 10-D, will be paid by the servicer.

Material Legal Aspects of the Automobile Loan Contracts

General

The transfer of automobile loan contracts by the sponsor to the depositor and by the depositor to the issuing entity, the perfection of the security interests in the automobile loan contracts, and the enforcement of rights to realize on the vehicles are all subject to a number of federal and state laws, including the UCC as codified in various states. The servicer will take necessary actions to perfect the trust collateral agent’s rights in the automobile loan contracts. If, through inadvertence or otherwise, a third party were to purchase — including the taking of a security interest in — an automobile loan contract for new value in the ordinary course of its business, without actual knowledge of the issuing entity’s interest, and then were to take possession of the automobile loan contract, that purchaser would acquire an interest in the automobile loan contract superior to the issuing entity’s interest. No entity will take any action to perfect the trust collateral agent’s right in proceeds of any insurance policies covering individual vehicles or obligors. Therefore, the rights of a third party with an interest in these proceeds could prevail against the rights of the issuing entity prior to the time the servicer deposits the proceeds into a trust account.

Security Interests in the Financed Vehicles

General

In all of the states in which automobile loan contracts have been or will be originated, the credit sales of automobiles to consumers are evidenced either by retail installment sales automobile loan contracts or by promissory notes with a security interest in the vehicle. The retail installment sales automobile loan contracts and promissory notes with a security interest are either chattel paper under the UCC or, with respect to installment sales automobile loan contracts and promissory notes with a security interest that are generated in an electronic format, electronic chattel paper under the UCC.

Perfection of security interests in automobiles is generally governed by the vehicle registration or titling laws of the state in which each vehicle is registered or titled. In most states a security interest in a vehicle is perfected by noting the secured party’s lien on the vehicle’s certificate of title. In certain states, a security interest in a vehicle may be perfected by electronic recordation, by either a third-party service provider or the relevant state registrar of titles, which indicates that the lien of the secured party on the vehicle is recorded on the original certificate of title on the electronic lien and title system of the applicable state.

Perfection

The sponsor will sell and assign the automobile loan contracts and its security interests in the vehicles to the depositor, which shall then sell such automobile loan contracts and the related security interests to the issuing entity. The issuing entity will grant an interest in the automobile loan contracts, the security interests in the vehicles and related property to the trust collateral agent on behalf of the noteholders.

Because of the administrative burden and expense, none of the sponsor, the servicer, the trust collateral agent or the trustee will amend any physical or electronic certificate of title to identify the trust collateral agent as the new secured party on the certificates of title. However, UCC financing statements will be filed in the appropriate jurisdictions in order to perfect each transfer or pledge of the automobile loan contracts between the sponsor, the depositor, the issuing entity and the trust collateral agent or the trustee. Furthermore, although the trust collateral agent will not rely on possession of the automobile loan contracts as the legal basis for the perfection of its interest in the automobile loan contracts or in the security interests in the vehicles, the servicer will continue to hold the automobile loan contracts and any certificates of title (or electronic evidence of the certificates of title) in its possession, either directly or through an agent, on behalf of the trust collateral agent or, with respect to electronic loans, a third-party service provider will maintain control over the automobile loan contracts on behalf of the trust collateral agent. This is intended to preclude any other party from claiming a competing security interest in the automobile loan contracts on the basis that their security interest is perfected by possession.

In most states, a secured creditor can perfect its security interest in a motor vehicle against creditors and subsequent purchasers who do not have notice of the secured creditor’s interest only by one or more of the following methods:

•

depositing with the related Department of Motor Vehicles or analogous state office a properly endorsed certificate of title for the vehicle showing the secured party as legal owner or lienholder on the vehicle;

•

in those states that permit electronic recordation of liens, submitting for an electronic recordation, by either a third-party service provider or the relevant state registrar of titles, which indicates that the lien of the secured party on the vehicle is recorded on the original certificate of title on the electronic lien and title system of the applicable state;

•	filing a sworn notice of lien with the related Department of Motor Vehicles or analogous state office and noting the lien on the certificate of title; or

•

if the vehicle has not been previously registered, filing an application in usual form for an original registration together with an application for registration of the secured party as legal owner or lienholder, as the case may be.

However, under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related Department of Motor Vehicles or analogous state office for a transfer of registration when the security interest is sold or transferred by the lienholder to secure payment or performance of an obligation. Accordingly, under the laws of these states, the assignment by the sponsor of its interest in the automobile loan contracts to the trust collateral agent effectively conveys the sponsor’s security in the automobile loan contracts and, specifically, the vehicles, without re-registration and without amendment of any lien noted on the certificate of title, and the trust collateral agent will succeed to the sponsor’s rights as secured party.

Although it is not necessary to re-register the vehicle to convey the perfected security interest in the vehicles to the trust collateral agent, the trust collateral agent’s security interest could be defeated through fraud, negligence, forgery or administrative error because it may not be listed as legal owner or lienholder on the certificates of title. However, in the absence of these events, the notation of the sponsor’s lien on the certificates of title will be sufficient to protect the issuing entity against the rights of subsequent purchasers or subsequent creditors who take a security interest in a vehicle. The sponsor will represent and warrant that it has taken all action necessary to obtain a perfected security interest in each vehicle. If there are any vehicles for which the sponsor failed to obtain a first priority perfected security interest, the sponsor’s security interest would be subordinate to, among others, subsequent purchasers and the holders of first priority perfected security interests in these vehicles. Such a failure, however, would constitute a breach of the sponsor’s and the depositor’s representations and warranties regarding the related financed vehicle and if the breach materially and adversely affects the noteholders it would trigger the sponsor and the depositor’s obligations to repurchase the related automobile loan contracts from the issuing entity, unless the breach were cured.

Continuity of Perfection

Under the laws of most states, a perfected security interest in a motor vehicle continues until the owner re-registers the motor vehicle in the new state. To re-register a vehicle, a majority of states require the registering party to surrender the certificate of title. In those states that require a secured party to take possession of the certificate of title to maintain perfection, the secured party would learn of the re-registration through the obligor’s request for the certificate of title so it could re-register the vehicle. In the case of vehicles registered in states that provide for notation of a lien on the certificate of title but which do not require possession, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the new state. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party’s lien. Additionally, in states that do not require the re-registering party to surrender the certificate of title, re-registration could defeat perfection. The transaction documents require the servicer to take steps to re-perfect the security interest in financed vehicles upon receiving notice of re-registration or information from the obligor that it relocated. Similarly, when an obligor sells a financed vehicle, the servicer will have an opportunity to require that the automobile loan contract be satisfied before it releases the lien. This opportunity arises because the servicer will be required to surrender possession of the certificate of title in connection with the sale, or because the servicer will receive notice as a result of its lien being noted on the related certificate of title.

Priority of Certain Liens Arising by Operation of Law

Under the laws of most states, statutory liens take priority over even a first priority perfected security interest in a vehicle. These statutory liens include:

•	mechanic’s, repairmen’s and garagemen’s liens;

•	motor vehicle accident liens;

•	towing and storage liens;

•	liens arising under various state and federal criminal statutes; and

•	liens for unpaid taxes.

The UCC also grants certain federal tax liens priority over a secured party’s lien. Additionally, the laws of most states and federal law permit governmental authorities to confiscate motor vehicles under certain circumstances if used in or acquired with the proceeds of unlawful activities. Confiscation may result in the loss of the perfected security interest in the vehicle. The sponsor will represent and warrant that, as of the cutoff date, each security interest in a financed vehicle shall be a valid, binding and enforceable first priority security interest in that financed vehicle. However, liens for repairs or taxes superior to the trust collateral agent’s security interest in any vehicle, or the confiscation of a vehicle, could arise at any time during the term of an automobile loan contract. No notice will be given to the trust collateral agent or the trustee or any noteholder in the event these types of liens or confiscations arise. Moreover, any liens of these types or any confiscation arising after the closing date would not give rise to the sponsor’s repurchase obligation.

Repossession

In the event an obligor defaults, the holder of the related automobile loan contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Under the UCC, a secured party’s remedies include the right to repossession by self-help, unless self-help would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a secured party must obtain a court order from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and then must give the debtor a time period within which to cure the default. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related automobile loan contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace — although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice.

Notice of Sale; Redemption Rights

The UCC and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements on the notices. In some states, after a financed vehicle has been repossessed, the obligor may reinstate the contract by paying the delinquent installments and other amounts due. In all states, the obligor typically has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party:

•	the unpaid principal balance of the automobile loan contract;

•	accrued interest on the automobile loan contract;

•

the secured party’s reasonable expenses for repossessing, holding, and preparing the collateral for sale and arranging for its sale (where allowed by law), plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses; or

•	in some other states, by paying the delinquent installments on the unpaid principal balance on the automobile loan contracts.

Deficiency Judgments and Excess Proceeds

The proceeds from the resale of financed vehicles generally will be applied first to the expenses of resale and repossession and then to satisfying the obligor’s outstanding debt under the automobile loan contract. In many instances, the remaining principal balance under the automobile loan contract will exceed the liquidation proceeds remaining after these expenses are paid. Under the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor vehicle securing such debtor’s automobile loan contract. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and defaulting obligors generally have very little capital or sources of income available following repossession that they could use to satisfy such a personal judgment. Additionally, in some states a creditor is prohibited from seeking a deficiency judgment from a debtor whose financed vehicle had an initial cash sales price less than a specified amount, usually between $1,000 and $3,000. Some states impose prohibitions, limitations or notice requirements on actions for deficiency judgments. Therefore, in many cases, it may not be useful to seek a deficiency judgment against an obligor or, if one is obtained, it may either be settled by the servicer at a significant discount or be uncollectible.

In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.

Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

Occasionally, after a secured party sells a vehicle and uses the sale proceeds to pay all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists or if there are remaining funds after the subordinate lienholder is paid, the UCC requires the creditor to remit the surplus to the obligor.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include:

•	the Truth-in-Lending Act;

•	the Equal Credit Opportunity Act;

•	the Federal Trade Commission (FTC) Act;

•	the Fair Credit Reporting Act, as amended by the Fair and Accurate Credit Transactions Act;

•	the Telephone Consumer Protection Act (TCPA);

•	the Fair Debt Collection Practices Act;

•	the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	the Magnuson-Moss Warranty Act;

•	the Federal Reserve Board’s Regulations B and Z;

•	the Gramm-Leach-Bliley Act;

•	state adaptations of the Uniform Consumer Credit Code;

•	state motor vehicle retail installment sale and loan acts;

•	state servicing laws;

•	state insurance laws;

•	state “lemon” laws; and

•	other similar laws.

In addition, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require other disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the trust collateral agent’s or the trustee’s ability to enforce consumer finance loans such as the automobile loan contracts.

The FTC’s “holder-in-due-course rule” has the effect of subjecting any assignee of the seller in a retail installment sale, and other related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the retail seller. However, liability under the holder-in-due-course rule is limited to the amounts paid by the obligor under the automobile loan contract. Because of the holder-in-due-course rule, the assignee may be unable to collect any balance due from the obligor. The holder-in-due-course rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. To the extent that the automobile loan contracts will be subject to the requirements of the holder-in-due-course rule, the trust collateral agent or the trustee, as holder of the automobile loan contracts, will be subject to any claims or defenses that the purchaser of the related vehicle may assert against the related retail seller. These claims will be limited to a maximum liability equal to the amounts paid by the obligor under the related automobile loan contract.

Under most state vehicle dealer licensing laws, sellers of automobiles must be licensed to sell vehicles at retail sale. In addition, the FTC’s rule on sale of used vehicles requires that all sellers of used vehicles prepare, complete and display a “Buyer’s Guide” explaining the warranty coverage for the vehicles. Furthermore, federal odometer regulations and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if the seller did not provide either a buyer’s guide or odometer disclosure statement to the purchaser, the obligor may be able to assert a defense against the seller. If an obligor on an automobile loan contract were successful in asserting these claims or defenses, the servicer would pursue on behalf of the issuing entity any reasonable remedies against the vehicle seller or manufacturer.

Any loss, to the extent not covered by credit enhancement, could result in losses to noteholders. If an obligor were successful in asserting any claim or defense described in the two immediately preceding paragraphs, the claim or defense may constitute a breach of a representation or warranty under the transaction documents and may create an obligation of the sponsor to repurchase the automobile loan contract unless the breach were cured.

The sponsor and the depositor will each represent and warrant that each automobile loan contract complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trust collateral agent or the trustee because the sponsor or the depositor violated any law and the claim materially and adversely affects the noteholders, the violation would create an obligation of the sponsor or the depositor to repurchase the automobile loan contract unless the violation were cured.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, or the Relief Act, the holder of an automobile loan contract may not charge an obligor who enters military service after the obligor takes out an automobile loan contract more than a 6% annual rate, including fees and charges, during the obligor’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to obligors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military, in all cases who have provided appropriate documentation to the servicer establishing the applicability of the Relief Act to their automobile loan contract. Because the Relief Act applies to obligors who enter military service, including reservists who are called to active duty, after origination of the automobile loan contract, the sponsor cannot provide information as to the number of automobile loan contracts that may be affected by the provisions of the Relief Act. Application of the Relief Act could adversely affect, for an indeterminate period of time, the servicer’s ability to collect full amounts of interest on any affected automobile loan contracts. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related automobile loan contracts, would result in a reduction of the amounts distributable to noteholders and may not be covered by any form of credit enhancement provided in connection with the notes.

In addition, the Relief Act imposes limitations that would impair the ability of the servicer to repossess an automobile loan contract during the obligor’s period of active duty status. Thus, in the event that the Relief Act or similar legislation or regulations applies to any automobile loan contract which goes into default, there may be delays in payment and losses on the notes. Any other interest shortfalls, deferrals or forgiveness of payments on the automobile loan contracts resulting from similar legislation or regulations may result in delays in payments or losses to noteholders.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of the issuing entity, the depositor or the servicer to repossess a vehicle or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under an automobile loan contract or change the rate of interest and time of repayment of the indebtedness. Any such shortfall, to the extent not covered by credit enhancement, could result in losses to noteholders.

Dodd-Frank Orderly Liquidation Framework

General

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was enacted. The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation, or the FDIC, authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the Orderly Liquidation Authority, or OLA, as described in more detail below. The OLA provisions were effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including the sponsor, the depositor or the issuing entity, or their respective creditors.

Potential Applicability to the Sponsor, the Depositor and Issuing Entity

There is uncertainty about which companies will be subject to OLA rather than the Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

The issuing entity or the depositor could also potentially be subject to the provisions of OLA as a “covered subsidiary” of the sponsor. For the issuing entity or the depositor to be subject to receivership under OLA as a covered subsidiary of the sponsor (1) the FDIC would have to be appointed as receiver for the sponsor under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the issuing entity or depositor is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of the sponsor.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of the sponsor or any potential covered subsidiary thereof would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given that OLA would not apply to the sponsor, the depositor or the issuing entity or, if it were to apply, that the timing and amounts of payments to the noteholders would not be less favorable than under the Bankruptcy Code.

FDIC’s Avoidance Power Under OLA

The provisions of OLA relating to preferential transfers differ from those of the U.S. federal bankruptcy laws. If the sponsor were to become subject to OLA, there is an interpretation under OLA that previous transfers of automobile loan contracts by the sponsor perfected for purposes of state law and the U.S. federal bankruptcy laws could nevertheless be avoided by the FDIC as preferential transfers. In this case the automobile loan contracts securing the notes could be reclaimed by the FDIC and the noteholders may have only an unsecured claim against the sponsor.

In July 2011, the FDIC adopted final rules which harmonize the application of the FDIC’s avoidance power under OLA with the related provisions under the U.S. federal bankruptcy laws. Based on these rules, the transfer of the automobile loan contracts by the sponsor would not be avoidable by the FDIC as a preference under OLA.

FDIC’s Repudiation Power Under OLA

If the FDIC is appointed receiver of a company under OLA, the FDIC would have the power to repudiate any contract to which the company was a party if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the company’s affairs.

In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion confirming that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law, or changes the enforceability of standard contractual provisions meant to foster the bankruptcy-remote treatment of special purpose entities such as the depositor and the trust, and that, until the FDIC adopts a regulation, the FDIC will not exercise its repudiation authority to reclaim, recover or recharacterize as property of a company in receivership or the receivership assets transferred by that company prior to the end of the applicable transition period of any such future regulation, provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that company under the U.S. federal bankruptcy laws.

The sponsor and the depositor intend that the sale of the automobile loan contracts by the sponsor to the depositor will constitute a “true sale” between separate legal entities under applicable state law. As a result, the sponsor believes that the FDIC would not be able to recover the automobile loan contracts using its repudiation power.

Although the advisory opinion does not bind the FDIC, and could be modified or withdrawn in the future, the opinion provides that it will apply to asset transfers which occur prior to the end of any applicable transition period adopted to implement future regulation addressing the FDIC’s repudiation authority under OLA. However, there can be no assurance that the FDIC will address its repudiation authority under OLA in future regulations or that future regulations or subsequent FDIC actions in an OLA proceeding involving the sponsor, the depositor or the issuing entity would not be contrary to this opinion.

If the issuing entity were placed in receivership under OLA, the FDIC would have the power to repudiate the notes. In that case, the FDIC would be required to pay compensatory damages that are no less than the principal amount of the notes plus accrued interest as of the date the FDIC was appointed receiver and, to the extent that the value of the property that secured the notes is greater than the principal amount of the notes and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Material U.S. Federal Income Tax Consequences

General

Below is a description of the anticipated material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes offered by this prospectus. This description is based on the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities all as in effect as of the date of this prospectus, and all of which are subject to change, perhaps with retroactive effect. There are no cases or Internal Revenue Service, or “IRS,” rulings on similar transactions involving debt issued by a trust with terms similar to those of the notes. The IRS may challenge the conclusions reached in this description, and no ruling from the IRS has been or will be sought on any of the issues described below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions in this prospectus.

This description does not deal with all aspects of U.S. federal income taxation that may be relevant to the holders of notes in light of their personal investment circumstances nor, except for specific limited descriptions of particular topics, to noteholders subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt organizations, regulated investment companies, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the notes as other than capital assets. This information is directed only to prospective noteholders who:

•	purchase notes in the initial distribution of the notes, and

•	hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code.

As used in this section of the prospectus, the term “U.S. noteholder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States,

•	a corporation created or organized in or under the laws of the United States, any state of the United States or the District of Columbia,

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or

•

a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or that has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.

As used in this section of the prospectus, the term “non-U.S. noteholder” means a beneficial owner of a note other than a U.S. noteholder and other than a partnership.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) owns a note, the tax treatment of a partner in the partnership will depend on the status of the partner and the activities of the partnership. Partners in such a partnership are encouraged to consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

Prospective noteholders are encouraged to consult with their tax advisors as to the U.S. federal, state and local, foreign and other tax consequences to them of the purchase, ownership and disposition of notes.

Tax Characterization of the Issuing Entity

In the opinion of Katten Muchin Rosenman LLP, tax counsel to the depositor, assuming compliance with the terms of the transaction documents, the issuing entity will not be characterized as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Tax counsel will also opine that the publicly offered notes will and, although the conclusion is not free from doubt, the Class E Notes should be characterized as indebtedness for U.S. federal income tax purposes to the extent the notes are treated as beneficially owned by a person other than the depositor and its affiliates for such purposes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more classes of notes did not represent debt for U.S. federal income tax purposes, such class or classes of notes might be treated as equity interests in the issuing entity. If so treated, the issuing entity might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, including being unable to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, the issuing entity could be treated as a publicly traded partnership that would not be taxable as a corporation because it would satisfy an applicable safe harbor. Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to certain noteholders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” income to non-U.S. noteholders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to some limitations on their ability to deduct their share of the issuing entity’s expenses.

Tax Characterization and Treatment of the Notes

Characterization as Debt. The depositor agrees, and each noteholder will be deemed to agree by its acceptance of a note, to treat the notes as indebtedness for all U.S. federal, state and local income and franchise tax purposes. There are no Treasury regulations, published rulings or judicial decisions involving the characterization for U.S. federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for U.S. federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction under which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The IRS and the courts have identified various factors to be taken into account in determining, for U.S. federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether the transfer is a borrowing secured by the property. On the basis of its analysis of the above factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, tax counsel is of the opinion that, for U.S. federal income tax purposes, assuming compliance with the terms of the transaction documents, the publicly offered notes will and, although the conclusion is not free from doubt, the Class E Notes should be characterized as indebtedness to the extent such notes are treated as beneficially owned by a person other than the depositor and its affiliates, for such purposes. The depositor, the servicer, the trustee and each noteholder, by acquiring an interest in a note, will agree to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes. Neither the opinion of tax counsel nor the agreement to treat the notes as debt is binding on the IRS or the courts.

For a description of the potential U.S. federal income tax consequences to noteholders if the IRS were successful in challenging the characterization of the notes for U.S. federal income tax purposes, you should read “— Tax Characterization of the Issuing Entity” above.

Treasury Regulations issued under Section 385 of the Internal Revenue Code address the debt or equity treatment of any notes held by members of the issuing entity’s “expanded group.” If any notes held by members of the issuing entity’s expanded group are recharacterized as stock and such notes are subsequently transferred to a person outside of the expanded group, then on request by that person, the issuing entity will provide or cause to be provided information reasonably requested by that person to determine the issue date and issue price of the transferred notes.

Treatment of Stated Interest. The stated interest on a note that constitutes qualified stated interest will be taxable to a holder as ordinary income when received or accrued according to the holder’s method of tax accounting. For stated interest to be qualified stated interest it must be payable at least annually and reasonable remedies must exist to compel timely payment or the terms of the instrument must make late payment or non-payment sufficiently remote for purposes of the original issue discount, or OID, rules. Although stated interest on the Class B, Class C, Class D and Class E Notes can be deferred under certain circumstances, the issuing entity intends to treat the potential deferral as sufficiently remote for purposes of the OID rules and treat the stated interest on the offered notes as qualified stated interest.

Original Issue Discount. All stated interest payments on a note that matures one year or less from the date it is issued are included in the stated redemption price at maturity of the note and, therefore, are treated as OID. We do not anticipate issuing the Class A-2 Notes, Class A-3 Notes, Class B Notes, Class C Notes, or Class D Notes with OID. The Class E Notes may be issued with OID.

The Class A-1 Notes will be issued with OID and will be subject to additional rules applicable to “short-term obligations” because they have a maturity date of not more than one year from the date of issuance. All stated interest payments on short-term obligations are included in their stated redemption price at maturity and, therefore, are treated as OID. A holder of short-term obligations generally must:

•	include amounts treated as OID in income when received or accrued, depending on the holder’s method of accounting,

•

include in ordinary income any gain realized on the sale, exchange or retirement of the short-term obligation to the extent of the unrecognized OID (determined as a ratable share of OID over the number of days the short-term obligation is held, or if an election is made regarding the short-term obligation, on the basis of its yield to maturity and daily compounding), and

•	defer deductions for interest expense on any indebtedness incurred or continued to purchase or carry the short-term obligation in an amount not exceeding the unrecognized OID until it is recognized.

Although, the issuing entity intends to make all payments of stated interest on all classes of notes on a current basis and, therefore, the issuing entity believes any deferral of interest with respect to any class of notes would be a remote and incidental contingency, it is not an event of default with respect to the Class B Notes, the Class C Notes, Class D and Class E Notes to defer interest payments with respect to such notes under certain circumstances. In the case of such a deferral, the notes with respect to which interest is deferred would be treated as reissued for purposes of the OID rules at the time of the interest deferral and at that time such notes may be treated as OID obligations. A holder of notes treated as issued with OID must include OID in its gross income as ordinary interest income as it accrues, regardless of the holder’s regular method of accounting, generally under a constant yield method. For purposes of determining the accrual of any OID on the notes, the issuing entity will use a prepayment assumption of 1.5% ABS. In addition, a subsequent purchaser who buys a note for less than its principal amount may be subject to the “market discount” rules of the Internal Revenue Code. A subsequent purchaser who buys a note for more than its principal amount may be subject to the “market premium” rules of the Internal Revenue Code. No representation is made that these notes will prepay in accordance with that assumption or in accordance with any other assumption.

Changes in U.S. Federal Tax Laws. Certain provisions in the Tax Cuts and Jobs Act could impact the U.S. federal income tax treatment of the notes for certain noteholders. Under the Tax Cuts and Jobs Act, a noteholder that uses an accrual method of accounting for U.S. federal income tax purposes generally would be required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements of such noteholder. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules described above under “Material U.S. Federal Income Tax Consequences—Tax Characterization and Treatment of the Notes” in this prospectus, although the precise application of this rule is unclear at this time. However, the IRS has issued proposed Treasury regulations, on which taxpayers may rely, stating that OID and market discount will not be subject to these special timing rules. Further, it is unclear at this time the specific impact that other provisions of the Tax Cuts and Jobs Act could have on holders of the notes.

Benchmark Transition Event. The issuing entity will issue Floating Rate Notes that will accrue interest based on a benchmark. The benchmark will initially be LIBOR, although it may be changed following the occurrence of a Benchmark Transition Event. It is anticipated that any such replacement of the benchmark will not be a taxable event for noteholders of the Floating Rate Notes under Treas. Reg. Section 1.1001-3 because the Benchmark Replacement will replace the then-current benchmark by operation of the terms of the Floating Rate Notes, and all requisite decisions will be made unilaterally by the issuing entity. It is possible that the IRS could nevertheless determine that the replacement of the benchmark is a modification under those regulations and that the modification is a significant modification. In that case, recently issued Prop. Treas. Reg. Section 1.1001-6 provides additional guidance on the tax treatment of a replacement of the benchmark. Pursuant to the proposed Treasury regulations, an alteration of the terms of the Floating Rate Notes to replace the then-current benchmark with a “qualified rate” would not be treated as a modification and therefore would not result in a taxable exchange for noteholders of the Floating Rate Notes. The benchmark replacement process for the Floating Rate Notes provides an ordering of benchmark replacements that will likely result in a benchmark replacement rate that will meet the definition of a qualified rate. We can provide no assurance, however, that any benchmark replacement will be a qualified rate under the proposed Treasury regulations. For more information about the benchmark for the Floating Rate Notes and the replacement of the benchmark, you should read “Description of the Notes—Floating Rate Benchmarks—Benchmark Transition Event.”

Disposition of Notes. If a noteholder sells or disposes of a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale or disposition and the holder’s adjusted tax basis in the note. The holder’s adjusted tax basis will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income on the note and decreased by any bond premium previously amortized and any payments of principal and OID previously received by the noteholder on the note. Any gain or loss on a sale or disposition will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term.

Information Reporting and Backup Withholding. The trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and any amount of interest withheld for U.S. federal income taxes, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder who is not an exempt holder will be required to provide to the trustee, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a holder fail to provide the required certification, the trustee will be required to withhold the tax from interest otherwise payable to the holder and pay the withheld amount to the IRS.

Tax Consequences to Non-U.S. Noteholders. Subject to the application of the FATCA withholding tax described in “—Payments to Foreign Financial Institutions and Certain Other Non-U.S. Entities” below, a non-U.S. noteholder who is an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf and not in connection with the conduct of a U.S. trade or business will not be subject to U.S. federal income taxes on payments of principal, premium, interest or OID on a note, unless the non-U.S. noteholder is a direct or indirect 10% or greater owner of the issuing entity or a controlled foreign corporation related to the issuing entity. To qualify for the exemption from taxation, the withholding agent must have received a statement from the individual or corporation that:

•	is signed under penalties of perjury by the beneficial owner of the note,

•	certifies that the beneficial owner is not a U.S. noteholder, and

•	provides the beneficial owner’s name and address.

A “withholding agent” is the last U.S. payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment before payment to a non-U.S. noteholder (which itself is not a withholding agent). This statement is made on an IRS Form W-8BEN or IRS Form W-8BEN-E, which generally is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Under some circumstances, an IRS Form W-8BEN or IRS Form W-8BEN-E can remain effective indefinitely. The beneficial owner must inform the withholding agent within 30 days of a change in circumstances that makes any information on the form incorrect and furnish a new IRS Form W-8BEN or IRS Form W-8BEN-E to the withholding agent.

A non-U.S. noteholder who is not an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and is encouraged to consult its tax advisor.

A non-U.S. noteholder whose income on its investment in a note is effectively connected with the conduct of a U.S. trade or business will generally be taxed as if the holder was a U.S. noteholder.

Some securities clearing organizations, and other entities who are not beneficial owners, may be able to provide an IRS Form W-8IMY (or the appropriate substitute form) to the withholding agent. However, in this case, the IRS Form W-8IMY may require a copy of the beneficial owner’s IRS Form W-8BEN or IRS Form W-8BEN-E (or the appropriate substitute form).

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a non-U.S. noteholder will be exempt from U.S. federal income and withholding tax so long as:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, and

•	in the case of a foreign individual, the non-U.S. noteholder is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a non-U.S. noteholder is effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, the holder, although exempt from the withholding tax described above, if an appropriate statement is furnished, will generally be subject to U.S. federal income tax on the interest, gain or income at regular U.S. federal income tax rates. In addition, if the non-U.S. noteholder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, unless it qualifies for a lower rate under a tax treaty.

Payments to Foreign Financial Institutions and Certain Other Non-U.S. Entities. A 30% withholding tax generally will apply to payments of interest on notes that are made to foreign financial institutions and certain non-financial foreign entities. Such withholding tax, imposed under Sections 1471 through 1474 of the Internal Revenue Code, or FATCA, generally will not apply where such payments are made to (i) a foreign financial institution that enters into and complies with an agreement with the IRS to, among other requirements, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, report annually certain information about such accounts and withhold tax as may be required by that agreement, or (ii) a non-financial foreign entity that certifies it does not have any substantial U.S. owners, furnishes identifying information about each substantial U.S. owner, or is otherwise exempt from such information disclosure under FATCA. Alternative requirements may apply to foreign entities subject to an intergovernmental agreement for the implementation of FATCA. The FATCA withholding tax applies regardless of whether a payment otherwise would be exempt from U.S. non-resident withholding tax (such as under the portfolio interest exemption or as capital gain) and regardless of whether a foreign financial institution is the beneficial owner of a payment. Prospective noteholders should consult their own tax advisors about the application and requirements of information reporting and withholding under FATCA and any intergovernmental agreement for the implementation of FATCA.

State and Local Tax Considerations

Because of the variation in the tax laws of each state and locality, it is impossible to predict the tax classification of the issuing entity or the tax consequences to the issuing entity or to holders of notes in all of the state and local taxing jurisdictions in which they may be subject to tax. Prospective noteholders are encouraged to consult their tax advisors about state and local taxation of the issuing entity and state and local tax consequences of the purchase, ownership and disposition of notes.

ERISA Considerations

General Investment Considerations

The Employee Retirement Income Security Act of 1974, or ERISA, and the Internal Revenue Code impose duties and requirements on employee benefit plans and other retirement plans and arrangements (such as individual retirement accounts and Keogh plans) that are subject to the fiduciary responsibility provisions of Title I of ERISA and/or Section 4975 of the Internal Revenue Code, referred to as “plans,” and some entities (including insurance company general accounts) whose assets are deemed to include assets of plans, and on persons who are fiduciaries of plans.

Plans that are subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code generally may purchase the publicly offered notes. Although it is not certain, the offered notes are expected to be treated as “debt” and not as “equity interests” for purposes of U.S. Department of Labor Regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, or the “plan assets regulation,” because the offered notes:

•	are expected to be treated as debt for U.S. federal income tax purposes, and

•	should not be deemed to have “substantial equity features.”

Any person who exercises authority or control over the management or disposition of a plan’s assets is considered to be a fiduciary of that plan. Under ERISA’s general fiduciary standards, before investing in the offered notes, a plan fiduciary should determine, among other factors:

•	whether the investment is permitted under the plan’s governing documents,

•	whether the fiduciary has the authority to make the investment,

•	whether the investment is consistent with the plan’s funding objectives,

•	the tax effects of the investment,

•

whether under the general fiduciary standards of investment prudence and diversification an investment in the offered notes is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio, and

•	whether the investment is prudent considering the factors described in this prospectus.

In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a plan and persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Internal Revenue Code. A violation of these rules may result in the imposition of significant excise taxes and other liabilities.

A fiduciary of a plan should carefully review with its legal and other advisors whether the purchase, holding or disposition of any offered notes could give rise to a transaction prohibited or impermissible under ERISA or Section 4975 of the Internal Revenue Code, and should read “ERISA Considerations” about the restrictions on the purchase, holding or disposition of the notes offered by this prospectus. Unless otherwise stated, references to the purchase, holding and disposition of the offered notes in these sections also refer to the purchase, holding or disposition of an interest or participation in the offered notes.

Prohibited Transactions

Whether or not an investment in the offered notes will give rise to a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code will depend on whether the assets of the trust will be deemed to be “plan assets” of a plan investing in offered notes issued by the trust. Under the plan assets regulation, a plan’s assets may be deemed to include an interest in the underlying assets of the trust if the plan acquires an “equity interest” in the trust and none of the exceptions in the plan assets regulation are applicable. In general, an “equity interest” is defined under the plan assets regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

As described above, the depositor believes that the offered notes will be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This assessment is based on the traditional debt features of the offered notes, including the reasonable expectation of purchasers of the offered notes that the offered notes will be repaid when due, traditional default remedies, and on the absence of conversion rights, warrants and other typical equity features.

Without regard to whether the offered notes are treated as debt for ERISA purposes, the purchase, holding or disposition of the offered notes by or on behalf of a plan could be considered to give rise to a direct or indirect prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code if the trust, the owner trustee, the trustee, any underwriter or any of their affiliates, including the sponsor, is or becomes a “party in interest” under ERISA or a “disqualified person” under Section 4975 of the Internal Revenue Code for the plan. In this case, exemptions from the prohibited transaction rules could apply to the purchase, holding and disposition of offered notes by or on behalf of a plan depending on the type and circumstances of the plan fiduciary making the decision to purchase a note and the relationship of the party in interest to the plan investor. Included among these exemptions are:

•	prohibited transaction class exemption 84-14, regarding transactions effected by qualified professional asset managers,

•	prohibited transaction class exemption 90-1, regarding transactions entered into by insurance company pooled separate accounts,

•	prohibited transaction class exemption 91-38, regarding transactions entered into by bank collective investment funds,

•	prohibited transaction class exemption 95-60, regarding transactions entered into by insurance company general accounts, and

•	prohibited transaction class exemption 96-23, regarding transactions effected by in-house asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code provide an exemption for some transactions between a plan and a person that is a party in interest or disqualified person for a plan solely by reason of providing services to the plan or having a relationship with a service provider (other than a party in interest or a disqualified person that is, or is an affiliate of, a fiduciary for the assets of the plan involved in the transaction), if the plan pays no more than, and receives no less than, adequate consideration in connection with the transaction. However, even if the conditions in one or more of these exemptions are met, the scope of relief may not necessarily cover all acts that might be construed as prohibited transactions.

Any plan that purchases, holds or disposes of the offered notes will be deemed to have represented that its purchase, holding or disposition of the offered notes is not and will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules.

Due to the possibility that the issuing entity, depositor, sponsor, servicer, trustee, owner trustee, underwriters, or any of their respective affiliates may receive certain benefits in connection with the sale or holding of the publicly offered notes, the purchase of the publicly offered notes using plan assets over which any of these parties or their affiliates has investment authority, or renders investment advice for a fee with respect to the plan assets, or is the employer or other sponsor of the plan, might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code. Accordingly, the publicly offered notes may not be purchased using the assets of any plan if the issuing entity, depositor, sponsor, servicer, trustee, owner trustee, underwriters or any of their respective affiliates has investment authority, or renders investment advice for a fee with respect to the assets of the plan, or is the employer or other sponsor of the plan, unless an applicable prohibited transaction exemption is available to cover the purchase or holding of the publicly offered notes or the transaction is not otherwise prohibited.

Benefit Plans Not Subject to ERISA or the Internal Revenue Code

Some employee benefit plans, such as governmental plans, foreign plans and some church plans (each as defined or described in ERISA) are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. However, these plans may be subject to other federal, state, local or non-U.S. laws or regulations that are substantially similar to Section 406 of ERISA or Section 4975 of the Internal Revenue Code (each, a “similar law”). In addition, a plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code. Each plan that is subject to a similar law, and each person acting on behalf of or investing the assets of the plan, that purchases, holds or disposes of offered notes will be deemed to have represented that its purchase, holding and disposition of the offered notes is not and will not result in a non-exempt violation of similar law.

Class E Notes Prohibited From Purchase by Plans

Due to the uncertainty surrounding their debt treatment, the Class E Notes may not be purchased by or on behalf of plans or using plan assets of a plan. A prospective purchaser, holder or transferee of the Class E Notes is required to represent (or in the case of Book-Entry Class E Notes, will be deemed to have represented) that it is not a plan, including any plan subject to similar law, or acting on behalf of or using plan assets of any such plan to effect such purchase or transfer of a Class E Note.

Pool Factors

The “pool factor” for each note is a seven-digit decimal, which the servicer will compute prior to each distribution. The pool factor indicates the remaining outstanding principal balance of a class of notes as of the applicable distribution date, as a fraction of the initial outstanding principal balance of the notes. Each pool factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable note.

A noteholder’s portion of the aggregate outstanding principal balance of the related note is the product of:

•	the original aggregate principal balance of the notes purchased by that noteholder; and

•	the applicable pool factor.

The noteholders of record will receive reports on or about each distribution date concerning:

•	the payments received on the automobile loan contracts;

•	the Pool Balance;

•	each pool factor; and

•	other items of information.

In addition, noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

Legal Investment

Money Market Investment

The Class A-1 Notes will be structured to be eligible for purchase by money market funds under Rule 2a-7 under the 1940 Act. Rule 2a-7 includes additional criteria for investments by money market funds, including requirements relating to portfolio maturity, quality and diversification. Any determinations as to the qualification of the Class A-1 Notes under, and compliance with, these other requirements of Rule 2a-7 are solely the responsibility of each money market fund and its investment advisor.

A money market fund should consider whether an investment by the money market fund in the Class A-1 Notes satisfies the money market fund’s investment policies and objectives, and should consult its own legal advisors in determining whether and to what extent the Class A-1 Notes are a legal investment or are subject to restrictions on investment.

European Risk Retention and Due Diligence Requirements

None of the sponsor, the depositor, the issuing entity or any other party to the securitization transaction described in this prospectus is required, or intends, to retain an economic interest in such transaction, or to take any other action with regard to such transaction, in a manner prescribed or contemplated by the European Union’s Regulation (EU) 2017/2402 (together with certain related measures, the European Retention Rules). In particular, no such person undertakes to take any action for purposes of, or in connection with, compliance by any noteholder with any applicable requirement of the European Retention Rules. In addition, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any noteholder or any other person with any applicable requirement of the European Retention Rules.

Consequently, the notes may not be a suitable investment for any person required to comply with the European Retention Rules in respect of any investment in the notes.

The European Retention Rules may have a negative impact on the value and liquidity of the notes, and this may affect, amongst other things, the secondary market for the notes. Prospective investors and noteholders are responsible for analyzing their own regulatory position, and are encouraged (where relevant) to consult their own investment and legal advisors regarding the European Retention Rules, and the suitability of the notes for investment.

Prospective investors should be aware that the European Retention Rules continue to apply in the United Kingdom (as well as in the European Union), notwithstanding that the United Kingdom is no longer a member of the European Union.

Volcker Rule Considerations

The issuing entity will be relying on an exclusion or exemption under the 1940 Act contained in Section 3(c)(5) of the 1940 Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the Volcker Rule).

The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014. Conformance with the Volcker Rule and its implementing regulations was required by July 21, 2015 (subject to the possibility of up to two one-year extensions). Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the 1940 Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the 1940 Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the notes, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

Legal Proceedings

The Sponsor and the Servicer

The sponsor is subject to various pending and potential legal and regulatory proceedings in the ordinary course of business, including litigation, arbitration, claims, investigations, examinations, subpoenas and enforcement proceedings. Some litigation against the sponsor could take the form of class actions. The outcomes of these proceedings are inherently uncertain, and thus the sponsor cannot confidently predict how or when these proceedings will be resolved. An adverse outcome in one or more of these proceedings could result in substantial damages, settlements, fines, penalties, diminished income or reputational harm to the sponsor, and could materially and adversely affect the interests of the noteholders or the servicer’s ability to perform its duties under the transaction documents. The proceedings identified below are those in connection with which the sponsor believes a material loss is reasonably possible or probable.

In 2014 and 2015, GM Financial was served with investigative subpoenas from various state attorneys general and other governmental offices to produce documents and data relating to its automobile loan and lease business and securitization of loans and leases. GM Financial believes that it has cooperated fully with all reasonable requests for information.

The Trustee and the Trust Collateral Agent

In the ordinary course of business, The Bank of New York Mellon is named as a defendant in legal actions. In connection with its role as trustee of certain residential mortgage-backed securitization, or RMBS, transactions, The Bank of New York Mellon has been named as a defendant in a number of legal actions brought by RMBS investors. These lawsuits allege that the trustee had expansive duties under the governing agreements, including the duty to investigate and pursue breach of representation and warranty claims against other parties to the RMBS transactions. While it is inherently difficult to predict the eventual outcomes of pending actions, The Bank of New York Mellon denies liability and intends to defend the litigations vigorously.

The Bank of New York Mellon has provided the information in the preceding paragraph for purposes of complying with Regulation AB. Other than the preceding paragraph, the first sentence of this paragraph and the first paragraph under the heading “The Trustee and Trust Collateral Agent” (excluding the last sentence thereof), The Bank of New York Mellon has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The Owner Trustee

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the information in the preceding paragraph for purposes of complying with Regulation AB. Other than the above paragraph, and except as described under “The Owner Trustee,” Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

Certain Relationships and Related Transactions

In the ordinary course of business from time to time, the sponsor and its affiliates have business relationships and agreements with affiliates of the owner trustee and the trustee, including commercial banking, committed credit facilities, underwriting agreements, hedging agreements and financial advisory services, all on arm’s length terms and conditions.

The owner trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity or the trustee. However, the owner trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the depositor, the sponsor, the trustee, or affiliates of any of them, that are distinct from its role as owner trustee, including transactions both related and unrelated to the securitization of automobile loan contracts.

The trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity or the owner trustee. However, the trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the depositor, the sponsor, the owner trustee, the sponsor or affiliates of any of them, that are distinct from its role as trustee, including transactions both related and unrelated to the securitization of automobile loan contracts.

The sponsor, the depositor and the servicer are affiliates and also engage in other transactions with each other involving securitizations and sales of automobile loan contracts.

Credit Risk Retention

The risk retention regulations in Regulation RR of the Exchange Act require the sponsor, either directly or through its majority-owned affiliates, to retain a 5% economic interest in the credit risk of the automobile loan contracts. The depositor is a wholly-owned subsidiary of the sponsor and intends to retain an “eligible horizontal residual interest” in the issuing entity issued as part of this securitization transaction to satisfy the sponsor’s obligations under Regulation RR.

In general, the residual interest in the issuing entity represents the rights to the overcollateralization, amounts remaining in the reserve account and excess spread, in all cases to the extent those amounts are eligible for distribution in accordance with the transaction documents and are not needed to make payments on the notes or cover losses on the automobile loan contracts. Because the residual interest is subordinated to each class of notes and is only entitled to amounts that are not needed on a distribution date to make payments on the notes or to make other required payments or deposits according to the priorities of payments described in “Description of the Transaction Documents—Distributions—Distribution Date Payments” and “—Distribution Date Payments after an Event of Default,” the residual interest absorbs all losses on a given distribution date on the automobile loan contracts by reduction of, first, the excess spread, second, the overcollateralization and, third, the amounts in the reserve account, before any losses are incurred by the notes. See “Description of the Transaction Documents—Credit Enhancement” for a description of the credit enhancement available for the notes, including the excess spread, overcollateralization and reserve account.

The depositor’s retention of the residual certificate (which represents the residual interest in the issuing entity) is intended to satisfy the requirements for an “eligible horizontal residual interest” under Regulation RR. The fair value of the residual interest will represent at least 5% of the sum of the fair value of the notes and the residual interest on the closing date. The depositor, or another majority-owned affiliate of the sponsor, is required to retain, and intends to retain, this residual interest until the latest of (i) two years from the closing date, (ii) the date the Pool Balance is one-third or less of the initial Pool Balance, or (iii) the date the principal amount of the notes is one-third or less of the original principal amount of the notes. None of the sponsor, the depositor or any of their affiliates will hedge their exposure to the residual interest during this period other than as permitted by Regulation RR. See “The Issuing Entity” in this prospectus for a description of the material terms of the residual certificate that will be retained to satisfy the eligible horizontal residual interest option.

For purposes of determining compliance with Regulation RR, the estimated fair values of the notes and the residual interest are as follows. The totals in the table may not sum due to rounding:

Class	Fair Value (in millions)	Fair Value (%)
Class A	$753.2	66.7 – 66.9%
Class B	$80.1	7.1%
Class C	$99.5	8.8%
Class D	$75.7	6.7%
Class E	$20.1 – 20.2	1.8%
Residual Interest	$96.7 – 100.3	8.6 – 8.9%

Total	$1,125.4 – 1,128.9	100.0%

The expected range of fair values of the residual interest was determined using observable and unobservable inputs within a discounted cash flow model in accordance with the fair value assessment under generally accepted accounting principles. In assessing fair value, the use of observable and unobservable inputs and their significance in measuring fair value are reflected in the fair value hierarchy assessment, with Level 1 inputs favored over Level 3 inputs.

•	Level 1 – inputs include quoted prices for identical instruments and are the most observable,

•	Level 2 – inputs include quoted prices for similar instruments and observable inputs such as interest rates and yield curves, and

•	Level 3 – inputs include data not observable in the market and reflect management judgment about the assumptions market participants would use in pricing the instrument.

The fair value of the notes is categorized within Level 2 of the hierarchy, reflecting the use of inputs derived from prices for similar instruments. The fair value of the residual interest is categorized within Level 3 of the hierarchy as inputs to the fair value calculation are generally not observable.

The fair value of the notes is assumed to equal the initial principal amount of each class set forth on the front cover of this prospectus and with respect to the Class E Notes, between $20,051,708 and $20,182,228. The assumed interest rate ranges are based on recent market pricings of similar automobile loan-backed securitizations with similar note tenors, as detailed in the following table:

Class	Assumed Range of Interest Rates
Class A-1	0.30900% – 0.40900%
Class A-2-A	0.76% – 0.91%
Class A-2-B	0.66600% – 0.81600%
Class A-3	0.82% – 0.97%
Class B	1.38% – 1.73%
Class C	2.09% – 2.44%
Class D	2.74% – 3.09%
Class E	0.00%/2.84% – 0.00%/3.19%

In addition to the assumptions that appear under “Yield and Prepayment Considerations,” except with respect to clauses (ii), (iv), (vi) and (vii), the sponsor made the following assumptions in the discounted cash flow model:

•

Note interest accrues at the rates described above. In determining the interest payments on the floating rate Class A-2-B Notes, one-month LIBOR is assumed to reset consistent with the applicable forward rate curve as of July 6, 2020.

•

The automobile loan contracts prepay at a rate of 1.5% ABS. This prepayment rate includes both voluntary prepayments by obligors and automobile loan contracts becoming Liquidated Receivables. See “Yield and Prepayment Considerations” in this prospectus for a description of the ABS prepayment standard.

•

The fair value calculation assumes that if the Class A-2-A Notes and the Class A-2-B Notes are issued and the allocation between the Class A-2-A Notes and the Class A-2-B Notes is determined on or before the date of pricing, the maximum amount of Class A-2-A Notes that would be issued is $390,000,000 (in which case, $0 of Class A-2-B Notes would be issued) and the minimum amount of Class A-2-A Notes that would be issued is $270,000,000 (in which case, $120,000,000 of Class A-2-B Notes would be issued).

•

Prior to the twenty-fourth distribution date, interest on the Class E Notes will accrue at a rate of 0.00%. From and after the twenty-fourth distribution date, interest on the Class E Notes will accrue at a rate of either 2.84% or 3.19%.

•	The pool experiences a lifetime cumulative net loss rate of 11% and these losses are incurred based on the following timing curve:

Months 1 – 12:	25%
Months 13 – 24:	35%
Months 25 – 36:	25%
Months 37 – 48:	15%

•

The recovery rate assumes a recovery of 40% of the outstanding principal balance of defaulted automobile loan contracts as of the date they were charged off, with a delay between default and recovery of three months.

•	Cash flows received on the residual interest are discounted at 14% and the Class E Notes are discounted at 14%.

The sponsor developed these inputs and assumptions considering the following factors:

•

The assumed ABS rate was estimated considering the prepayment rate experienced on certain of the sponsor’s prior securitized pools, as well the prepayment rate that is expected to be assumed when the interest rates on the notes are established on the date of pricing.

•

The lifetime cumulative net loss was determined by the sponsor based on the performance of prior securitized pools, the composition of the pool for this securitization, trends in used motor vehicle values, economic conditions and the loss assumptions employed by the engaged NRSROs. The cumulative net loss assumption represents the expected cumulative defaults reduced by expected recoveries.

•

The discount rate was determined based on an unobservable pre-tax cost of equity capital of the sponsor. The discount rate was not determined based on sales of similar residual interests due to the lack of an actively-traded market for such residual interests.

The sponsor believes that the inputs and assumptions described above are all of the inputs and assumptions that could have a significant impact on the fair value calculations described above and provide a prospective noteholder with information that is sufficient to evaluate the fair value calculation. The fair value of the notes and the residual interest was calculated based on the assumptions described above, including the assumptions regarding the characteristics and performance of the automobile loan contracts, that will likely differ from the actual characteristics and performance of the automobile loan contracts. You should be sure you understand these assumptions when considering the fair value calculation.

The sponsor will recalculate the fair value of the notes and the residual interest following the closing date to reflect the issuance of the notes and any material changes in the methodology or inputs and assumptions described above. The first distribution report filed on Form 10-D after the closing date will include the fair value of the residual interest (i) as a dollar amount and (ii) as a percentage of the sum of the fair value of the notes and the residual interest on the closing date, together with a description of any material changes in the methodology or inputs and assumptions that were used to calculate the fair value.

Ratings

The sponsor has engaged two nationally recognized statistical rating organizations to assign credit ratings to the publicly offered notes.

The ratings of the publicly offered notes will address the likelihood of the payment of principal and interest on the publicly offered notes according to their terms. Each engaged NRSRO will monitor the ratings using its normal surveillance procedures. Each engaged NRSRO, in its discretion, may change, qualify or withdraw an assigned rating at any time as to any class of publicly offered notes. Any rating action taken by one engaged NRSRO may not necessarily be taken by another engaged NRSRO. No transaction party will be responsible for monitoring any changes to the ratings on the publicly offered notes.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time for any reason. There can be no assurances that the engaged NRSROs will not lower or withdraw their ratings. No person or entity will be obligated to provide any additional credit enhancement with respect to the publicly offered notes. Any withdrawal of a rating may have an adverse effect on the liquidity and market price of the publicly offered notes. The ratings assigned to the publicly offered notes address the likelihood of the receipt by the noteholders of all distributions to which the noteholders are entitled by their respective final scheduled distribution dates. The ratings assigned to the publicly offered notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that noteholders might suffer a lower than anticipated yield.

Underwriting

Under the terms and subject to the conditions set forth in the underwriting agreement for the sale of the publicly offered notes, each of the underwriters has severally agreed, subject to the terms and conditions set forth therein, to purchase the principal amount of the publicly offered notes set forth opposite its name below:

	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2-A Notes	Principal Amount of Class A-2-B Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class B Notes	Principal Amount of Class C Notes	Principal Amount of Class D Notes
BNP Paribas Securities Corp.	$38,250,000	$72,250,000	$10,625,000	$38,930,000	$20,033,000	$24,865,000	$18,927,000
Deutsche Bank Securities Inc.	$38,250,000	$72,250,000	$10,625,000	$38,930,000	$20,033,000	$24,865,000	$18,927,000
J.P. Morgan Securities LLC	$38,250,000	$72,250,000	$10,625,000	$38,930,000	$20,032,000	$24,865,000	$18,928,000
Goldman Sachs & Co. LLC	$38,250,000	$72,250,000	$10,625,000	$38,930,000	$20,032,000	$24,865,000	$18,928,000
BB Securities Ltd.	$6,750,000	$12,750,000	$1,875,000	$6,870,000	$0	$0	$0
Credit Agricole Securities (USA) Inc.	$6,750,000	$12,750,000	$1,875,000	$6,870,000	$0	$0	$0
Morgan Stanley & Co. LLC	$6,750,000	$12,750,000	$1,875,000	$6,870,000	$0	$0	$0
RBC Capital Markets, LLC	$6,750,000	$12,750,000	$1,875,000	$6,870,000	$0	$0	$0

Total	$180,000,000	$340,000,000	$50,000,000	$183,200,000	$80,130,000	$99,460,000	$75,710,000

The underwriters have advised the sponsor that they propose initially to offer the publicly offered notes to the public at the prices listed below, and to dealers at prices less the initial concessions listed below:

	Underwriting Discount	Net Proceeds to the Seller (1)	Selling Concessions Not to Exceed	Reallowance Not to Exceed
Class A-1	0.150%	99.85000%	0.090%	0.045%
Class A-2-A	0.250%	99.74620%	0.150%	0.075%
Class A-2-B	0.250%	99.75000%	0.150%	0.075%
Class A-3	0.350%	99.63314%	0.210%	0.105%
Class B	0.500%	99.49715%	0.300%	0.150%
Class C	0.600%	99.39537%	0.360%	0.180%
Class D	0.750%	99.22729%	0.450%	0.225%

Total	$3,451,435	$1,004,980,675

(1) Before deducting expenses, estimated to be $850,000.

The Class E Notes are not being offered by this prospectus, and will initially be retained by the depositor or an affiliate of the depositor.

The depositor and the sponsor have agreed to indemnify the underwriters against specified liabilities including civil liabilities under the Securities Act, or contribute payments which the underwriters may have to make in respect thereof.

United Kingdom

Within the United Kingdom, this prospectus may only be communicated or caused to be communicated to persons (1) authorized to carry on a regulated activity under the FSMA, (2) who have professional experience in matters relating to investments and who qualify as investment professionals in accordance with article 19(5) of the FPO, or (3) who are high net worth companies, unincorporated associations, partnerships or trustees in accordance with article 49(2) of the FPO, or (4) who are persons to whom this prospectus may lawfully be communicated or caused to be communicated (together, “Relevant Persons”). This prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus relates, including the notes, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Each underwriter has severally represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

The Class A-1 Notes have not been and will not be offered in the United Kingdom or to United Kingdom persons and no proceeds of any Class A-1 Notes will be received in the United Kingdom.

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor (as defined below) in the EEA or the U.K. Consequently no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the EEA or the U.K. has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the U.K. may be unlawful under the PRIIPS Regulation.

Each underwriter has represented and agreed severally and not jointly that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes which are the subject of the offering contemplated by this prospectus to any retail investor in the EEA or in the U.K. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

•	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

•	a customer within the meaning of as the Insurance Distribution Directive where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

•	not a Qualified Investor as defined in the Prospectus Regulation.

In addition, for purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes.

This prospectus has been prepared on the basis that any offer of notes in the EEA or the U.K. will only be made to any legal entity which is a qualified investor under the Prospectus Regulation. Accordingly, any person making or intending to make an offer in the EEA or the U.K. of notes which are the subject of the offering contemplated in this prospectus may only do so to one or more qualified investors under the Prospectus Regulation. Neither the issuing entity, nor the depositor nor any of the underwriters have authorized, nor do they authorize, the making of any offer of notes in the EEA other than to one or more qualified investors under the Prospectus Regulation.

No action has been taken by the issuing entity or the underwriters which would or is intended to permit an offer of notes to the public in any country or jurisdiction (other than the United States of America) where action for that purpose is required. Accordingly, no offer or sale of any notes has been authorized in any country or jurisdiction (other than the United States of America) where action for that purpose is required and neither this prospectus nor any other circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction (other than the United States of America), except under circumstances which will result in compliance with applicable laws and regulations.

Upon receiving a request by an investor who has received an electronic prospectus from an underwriter or a request by the investor’s representative within the period during which there is an obligation to deliver a prospectus, the underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of this prospectus.

The depositor or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including “warehouse” debt secured by the automobile loan contracts prior to their sale to the issuing entity. One or more of the underwriters, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may have acted as a “warehouse lender” to its affiliates, and may receive a portion of the proceeds as a repayment of the

“warehouse” debt. Because more than 10% of the net offering proceeds of the offering may be paid to the underwriters or their respective affiliates or associated persons, this offering is being made pursuant to the provisions of Rule 5121 of the Conduct Rules of the National Association of Securities Dealers.

Until the distribution of the publicly offered notes is completed, the rules of the Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the publicly offered notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the publicly offered notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the publicly offered notes.

If the underwriters create a short position in the publicly offered notes in connection with this offering (i.e., they sell more publicly offered notes than the related initial principal amount set forth on the cover page of this prospectus), the underwriters may reduce that short position by purchasing publicly offered notes in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

None of the depositor, the servicer, the issuing entity or any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above might have on the price of the publicly offered notes. In addition, none of the depositor, the servicer, the issuing entity or any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, if commenced, will not be discontinued without notice.

There is currently no secondary market for the publicly offered notes and it should not be assumed that one will develop. The underwriters currently expect (based on capabilities), but are not obligated, to make a market in the publicly offered notes. It should not be assumed that any such market will develop, or if one does develop, that it will continue or provide sufficient liquidity.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with the sponsor, GM Financial and their respective affiliates.

Legal Opinions

In addition to the legal opinions described in the prospectus, certain federal income tax and other matters will be passed upon for the depositor and the issuing entity by Katten Muchin Rosenman LLP, New York, New York and Washington, D.C. Certain legal matters relating to the notes will be passed upon for the underwriters by Dechert LLP, New York, New York.

Incorporation by Reference

The sponsor or the issuing entity will, from time to time, file various items with the Commission relating to the issuing entity and the notes offered by this prospectus. These items will include the definitive legal documents used for each issuance, definitive prospectus and computational materials, as well as periodic reports that the issuing entity will file, or the sponsor will file for the issuing entity, for so long as the issuing entity is subject to the reporting requirements of the Exchange Act.

All of these items will be incorporated by reference into the registration statement of which this prospectus is a part, which means, among other things, that those items are considered to be a part of this registration statement for purposes of the federal securities laws. These items will be publicly available through the Commission as described under “Where You Can Find More Information.”

Financial Information

The trust property will secure the notes, however, the issuing entity will not engage in any business activities or have any assets or obligations prior to the issuance of the notes, except for the capital contribution made to any issuing entity which is a Delaware statutory trust.

Glossary

Accelerated Principal Amount for a distribution date will equal the lesser of:

(1)

the excess, if any, of the amount of Available Funds on the distribution date over the amounts payable on the distribution date under clauses 1 through 19 under “Description of the Transaction Documents — Distributions— Distribution Date Payments”; and

(2)	the excess, if any, on the distribution date of:

(a)	the Pro Forma Note Balance for the distribution date;

minus

(b)	the Required Pro Forma Note Balance for the distribution date.

Aggregate Principal Balance means, with respect to any date of determination, the sum of the Principal Balances for all automobile loan contracts (other than Liquidated Receivables and Purchased Automobile Loan Contracts) as of such date of determination.

Amount Financed means, for any automobile loan contract, the aggregate amount loaned toward the purchase price of the financed vehicle and any related costs, including amounts advanced at the time the automobile loan contract is originated for:

•	accessories;

•	insurance premiums;

•	service contracts;

•	car club and warranty contracts; and

•	other items customarily financed as part of motor vehicle retail installment sale contracts or promissory notes, and related costs.

Available Funds means, for any distribution date, the sum of:

(1)	the Collected Funds for the related calendar month;

plus

(2)	all Purchase Amounts on deposit in the collection account with respect to the related calendar month, plus income on investments held in the collection account;

plus

(3)	the proceeds of any liquidation of the assets of the issuing entity, other than Net Liquidation Proceeds;

plus

(4)	the proceeds of any purchase or sale of assets of the issuing entity pursuant to the exercise by the servicer or the depositor of its optional redemption right;

plus

(5)	amounts in excess of the amount required to be on deposit in the reserve account that are released from the reserve account.

Collected Funds means, for any calendar month, the amount of funds in the collection account representing automobile loan contract collections during the calendar month, including all Net Liquidation Proceeds collected during the calendar month, but excluding any Purchase Amounts.

Controlling Class means, (i) the Class A Notes so long as any class of the Class A Notes are Outstanding, (ii) if no class of Class A Notes are Outstanding, the Class B Notes, (iii) if no Class A Notes or Class B Notes are Outstanding, the Class C Notes, (iv) if no Class A Notes, Class B Notes or Class C Notes are Outstanding, the Class D Notes, or (v) if no Class A Notes, Class B Notes, Class C Notes or Class D Notes are Outstanding, the Class E Notes.

Cram Down Loss means, for any automobile loan contract that has not become a Liquidated Receivable, if the servicer expects the Principal Balance or effective rate of interest on the automobile loan contract to be reduced by a court of appropriate jurisdiction in an insolvency proceeding, the servicer’s estimate of the reduction in the Principal Balance that will be so ordered by the court.

Liquidated Receivable means, for any calendar month, an automobile loan contract for which, as of the last day of the calendar month:

•

90 days have elapsed since the servicer repossessed the financed vehicle; provided, however, that in no case shall 10% or more of a scheduled automobile loan contract payment have become 210 or more days delinquent in the case of a repossessed financed vehicle;

•	the servicer has determined in good faith that it has received all amounts it expects to recover;

•	10% or more of a scheduled payment became 120 or more days delinquent, except in the case of repossessed financed vehicles; or

•	that is, without duplication, a Sold Receivable.

Majority Noteholders means the holders of notes representing a majority of the note principal balance of the Controlling Class.

Net Liquidation Proceeds means, for Liquidated Receivables:

(1)	proceeds from the disposition of the underlying financed vehicles;

plus

(2)	any related insurance proceeds;

plus

(3)	other moneys received from the obligor that are allocable to principal and interest due under the automobile loan contract;

plus

(4)	with respect to Sold Receivables, the amount received from the related third-party purchaser as a payment for such Sold Receivable;

minus

(5)	the servicer’s reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds, and any amounts required to be remitted to the obligor by law.

Noteholders’ Interest Carryover Amount means, for any class of notes and any determination date, all or any portion of the Noteholders’ Interest Distributable Amount for that class of notes for the immediately preceding distribution date, that remains unpaid as of the determination date, plus, to the extent permitted by law, interest on the unpaid amount at the interest rate paid by the class of notes from the preceding distribution date to but excluding the related distribution date.

Noteholders’ Interest Distributable Amount means, for any distribution date, the sum of the Noteholders’ Monthly Interest Distributable Amount for each class of notes for such distribution date and the Noteholders’ Interest Carryover Amount, if any, for each class of notes, calculated as of such distribution date.

Noteholders’ Monthly Interest Distributable Amount means, for any distribution date and any class of notes, the interest accrued at the respective interest rate during the applicable interest period that shall accrue (i) on the principal balance of the notes of such class Outstanding as of the end of the prior distribution date or, in the case of the first distribution date, as of the closing date and (ii) on either an “actual/360” basis (with respect to the Class A-1 Notes and the Class A-2-B Notes) or, a “30/360” basis (with respect to all other notes).

Noteholders’ Principal Carryover Amount means, as of any determination date, all or any portion of the Noteholders’ Principal Distributable Amount from the preceding distribution date which remains unpaid.

Noteholders’ Principal Distributable Amount means, for any distribution date, the sum of the Principal Distributable Amount for the distribution date and the Noteholders’ Principal Carryover Amount, if any, as of the distribution date.

Outstanding means, as of any date of determination, all notes that are authenticated and delivered under the indenture except for (i) notes that have been canceled, (ii) notes where the necessary amount of money in the necessary amount has been deposited with the trustee in trust for the related noteholders, and (iii) notes in exchange for which other notes have been authenticated and delivered pursuant to the indenture unless proof satisfactory to the trustee is presented that any such notes are held by a bona fide purchaser; provided, however, that in determining whether the noteholders have given any request, demand, authorization, direction, notice, consent or waiver under any transaction document, notes owned by the issuing entity, any other obligor upon the notes, the depositor or any affiliate of any of the foregoing entities shall be disregarded and deemed not to be Outstanding.

Pool Balance means, as of any date of determination, the Aggregate Principal Balance, at the end of the preceding calendar month.

Principal Balance means, for any automobile loan contract as of any date of determination, the dollar amount equal to:

(1)	the Amount Financed;

minus

(2)	the sum of:

(a)	that portion of all amounts received on or prior to that date and allocable to principal according to the automobile loan contract’s terms;

plus

(b)	any Cram Down Losses for the automobile loan contract accounted for as of that date.

Principal Distributable Amount means, for any distribution date, the amount, if any, equal to:

(1)	the sum of:

(a)

collections received on automobile loan contracts (other than Liquidated Receivables and Purchased Automobile Loan Contracts) that are allocable to principal, including any full and partial principal prepayments;

plus

(b)	the Principal Balance of all automobile loan contracts (other than Purchased Automobile Loan Contracts) that became Liquidated Receivables during the related calendar month;

plus

(c)	the portion of the Purchase Amount allocable to principal of all automobile loan contracts that became Purchased Automobile Loan Contracts during the related calendar month;

plus

(d)	the aggregate amount of Cram Down Losses during the related calendar month;

plus

(e)	following acceleration of the notes and the liquidation of the issuing entity’s assets, the amount of money or property collected;

minus

(2)	the Step-Down Amount, if any, for the distribution date.

Pro Forma Note Balance means, for any distribution date, a dollar amount equal to the aggregate remaining principal amount of the notes outstanding on the distribution date, after giving effect to distributions under clauses 1 through 18 under “Description of the Transaction Documents—Distributions—Distribution Date Payments.”

Purchase Amount means, with respect to any Purchased Automobile Loan Contract, the Principal Balance as of the date of purchase.

Purchased Automobile Loan Contract means an automobile loan contract purchased as of the close of business on the last day of a collection period by the depositor and subsequently by the sponsor as a result of a breach of a representation or warranty, or without repetition, by the servicer as the result of a breach of a covenant or by the servicer or depositor as an exercise of its optional redemption right.

Required Pro Forma Note Balance means, for any distribution date, a dollar amount equal to:

(1)	the Pool Balance;

minus

(2)	the excess of:

(a)	16.50% of the Pool Balance;

over

(b)	the amount required to be on deposit in the reserve account.

Sale Amount means for any Sold Receivable, the amount received from the related third-party purchaser as payment for such Sold Receivable.

Sold Receivable means an automobile loan contract that was more than 60 days delinquent and was sold to an unaffiliated third party by the issuing entity, at the servicer’s direction, as of the close of business on the last day of a collection period and in accordance with the terms of the sale and servicing agreement.

Step-Down Amount means, for any distribution date, the excess, if any, of:

(1)	the Required Pro Forma Note Balance;

minus

(2)

the Pro Forma Note Balance on the distribution date, for this purpose only calculated without deduction for any Step-Down Amount—i.e., with the assumption that the entire amount described in clause (1) of the definition of Principal Distributable Amount is distributed as principal on the notes;

provided, however, that the Step-Down Amount in no event may exceed the amount that would reduce the positive difference, if any, of the Pool Balance minus the Pro Forma Note Balance, to an amount less than 0.50% of the expected initial Aggregate Principal Balance.

Annex A

Static Pool Information

This Annex contains static pool information about prior pools of automobile loan contracts that were securitized in transactions sponsored by AmeriCredit as part of its AMCAR platform during the past five years. The first section of this Annex presents summary information about the prior securitization pools, including original pool characteristics, the distribution of automobile loan contracts by credit bureau score at origination, custom score at origination, APR and the top five geographic locations of obligors. In the second section of this Annex, certain historical performance data for each prior pool is presented, including Cumulative Net Losses, Delinquencies, Prepayment (ABS) Speeds and Pool Factors for each securitization for each month since its closing date. Graphical representations of historical Cumulative Net Losses, 61+ Delinquencies and Prepayment (ABS) Speeds are presented following the tabular data.

The Cumulative Net Loss percentage, also referred to in this prospectus as Cumulative Net Liquidated Receivables, for a securitization as of any particular month is equal to (i) the cumulative amount that is represented by the principal balance of all automobile loan contracts that had become liquidated since the closing date, calculated as of the end of the preceding month, less proceeds from the liquidation of the related vehicle and any subsequent post-charge off recoveries since the closing date divided by (ii) the original pool balance of all of the automobile loan contracts. For a more detailed description of the components of cumulative net losses, refer to “Liquidated Receivable” and “Net Liquidation Proceeds” in the Glossary section of this prospectus.

Delinquency percentages represent the aggregate outstanding balance of delinquent automobile loan contracts in the securitized pool at the beginning of a specified number of months since the closing date as a percentage of the aggregate outstanding principal balance of all automobile loan contracts in the securitized pool at the beginning of that monthly period. An automobile loan contract is considered delinquent when an obligor fails to make at least 90% of a scheduled automobile loan contract payment by the contractual payment due date. Automobile loan contracts that are included in a delinquency period are based on the number of days payments are contractually past due (excluding (i) automobile loan contracts with respect to which the servicer has repossessed the related financed vehicle and (ii) automobile loan contracts which have become Liquidated Receivables). Data is presented for three discrete periods of delinquency: 31-60 days, 61-90 days and 91-120 days past due.

Prepayment (ABS) Speeds are calculated based on actual prepayments on automobile loan contracts, meaning any principal reductions related to the automobile loan contracts in excess of the scheduled principal payments for the automobile loan contracts for the applicable period. These include voluntary prepayments, payments from third parties, repurchases, and funds not recovered due to charge-offs. The amount by which the actual month-end principal balance is lower than the scheduled month-end principal balance is the prepayment amount. The Prepayment (ABS) Speed follows the Bond Market Association standard formula for computing ABS prepayment speeds. The single monthly mortality rate or “SMM,” representing the percentage of remaining loans that prepay each month, is divided by the age (in months) of the remaining pool balance less one, times the SMM, plus one, to determine the Prepayment Speed.

A securitization’s Pool Factor represents the aggregate month-end principal balance of the automobile loan contracts in the securitized pool divided by the original principal balance of all automobile loan contracts in the pool. For a more detailed description of pool factors, refer to “Pool Factor” in this prospectus.

A Custom Score is a proprietary credit score developed and utilized by the sponsor to support the credit approval process and risk-based pricing. The scale of the Custom Score is not comparable to a Credit Bureau Score. A Custom Score may not be available for a small portion of accounts and those accounts are not be included in the Custom Score tables in this Annex A.

A Credit Bureau Score is a FICO® Auto Score generated by credit reporting agencies. The sponsor receives Credit Bureau Scores from various credit reporting agencies, depending on the location of the obligor.

Wholesale LTV is calculated using the total amount financed under an automobile loan contract, which may include taxes, title fees and ancillary products, over the wholesale auction value of the related financed vehicle at the time the vehicle is financed. The vehicle value at origination is determined using NADA or “Kelley Blue Book Trade-in” prices for used vehicles or dealer invoice/dealer wholesale prices for new vehicles.

The characteristics of the automobile loan contracts included in prior securitizations may vary from the characteristics of the automobile loan contracts owned by the issuing entity. For additional details regarding the automobile loan contracts that will be owned by the issuing entity, you should refer to “The Automobile Loan Contracts – Composition” in this prospectus. In addition, these differences, along with the varying economic conditions applicable to the securitized pools, may impact the performance of securitized pools. There can be no assurance that the performance of the prior securitization transactions outlined in Annex A will correspond to, or be an accurate predictor of, the performance of this securitization transaction.

Notwithstanding the fact that AmeriCredit originated all of the automobile loan contracts that were included in each prior securitized pool that is described in this Annex A and also originated all of the automobile loan contracts that are described in the prospectus to which this Annex A is attached, the original characteristics of each prior securitized pool will likely differ, in some cases in material ways, from the pool of automobile loan contracts that is described in this prospectus. Nevertheless, AmeriCredit’s underwriting and origination procedures have remained relatively stable over time and so the prior securitized pools are generally comparable to the pool described in the prospectus.

AmeriCredit Automobile Receivables Trust (AMCAR) ABS Information

Original Pool Characteristics

	2015-1	2015-2	2015-3	2015-4	2016-1	2016-2
Delivery	Total	Total	Total	Total	Total	Total
Cutoff Date	01/13/2015	04/08/2015	08/05/2015	11/04/2015	01/13/2016	04/06/2016
Close Date	01/22/2015	04/15/2015	08/12/2015	11/12/2015	01/21/2016	04/14/2016

Pool Assets[1]
Original Pool Count	51,484	63,313	68,518	54,604	63,019	67,600
Original Pool Balance	$1,164,021,941.40	$1,271,999,977.10	$1,269,999,868.99	$1,058,499,667.58	$1,298,698,994.29	$1,305,762,930.58
Average Principal Balance	$22,609.39	$20,090.66	$18,535.27	$19,385.02	$20,608.05	$19,316.02
Minimum	$349.08	$267.82	$255.40	$251.71	$253.65	$250.70
Maximum	$84,946.19	$84,859.47	$84,956.11	$84,036.44	$84,472.02	$84,943.92
Original Principal Balance—New %	48.16%	47.68%	47.59%	51.16%	55.92%	53.65%
Original Principal Balance—Used %	51.84%	52.32%	52.41%	48.84%	44.08%	46.35%

Weighted Average Annual Percentage Rate (APR)	12.63%	12.67%	12.66%	12.62%	12.15%	12.08%
Weighted Average Original Term (months)	71	71	71	71	71	71
Range of Original Terms (months)	12 to 72	24 to 72	24 to 72	24 to 72	12 to 75	24 to 75
Weighted Average Remaining Term (months)	69	66	64	65	66	63
Range of Remaining Terms (months)	3 to 72	3 to 72	3 to 72	3 to 71	3 to 75	3 to 75
Weighted Average Loan-to—Value	111%	110%	110%	111%	110%	109%

Credit Bureau Score[2], [3]
Weighted Average	572	573	571	567	576	573
<540	24.85%	24.96%	25.85%	26.57%	22.45%	23.74%
540—599	46.83%	44.72%	46.80%	51.29%	45.12%	44.83%
600—659	26.23%	28.56%	25.54%	21.00%	30.71%	29.97%
660+	2.10%	1.76%	1.82%	1.14%	1.72%	1.47%

Custom Score[2], [3]
Weighted Average	245	246	244	244	246	244
<215	9.60%	9.07%	9.35%	10.56%	9.23%	10.84%
215—224	10.66%	9.99%	10.45%	11.33%	10.17%	10.91%
225—244	31.43%	31.56%	32.41%	31.97%	31.33%	31.79%
245—259	23.00%	23.30%	23.86%	22.39%	23.08%	22.30%
260+	25.31%	26.08%	23.93%	23.75%	26.19%	24.16%

APR Distribution[1], [3]
<7.00%	9.39%	10.94%	12.23%	12.96%	15.78%	14.94%
7.00%—7.99%	5.92%	6.40%	5.33%	5.47%	6.80%	7.87%
8.00%—8.99%	6.10%	5.65%	4.71%	4.83%	5.90%	7.11%
9.00%—9.99%	7.36%	7.36%	6.88%	6.90%	6.87%	8.23%
10.00%—10.99%	8.70%	7.29%	7.12%	7.36%	7.31%	7.49%
11.00%—11.99%	11.18%	10.27%	10.62%	10.55%	9.63%	8.48%
12.00%—12.99%	8.84%	8.14%	7.92%	7.39%	6.97%	6.80%
13.00%—13.99%	7.64%	7.51%	7.42%	7.18%	6.94%	6.31%
14.00%—14.99%	7.09%	6.87%	7.17%	6.92%	6.36%	5.94%
15.00%—15.99%	5.94%	6.21%	6.57%	6.24%	5.88%	5.44%
16.00%—16.99%	5.64%	5.89%	6.15%	5.88%	5.50%	5.41%
17.00%—17.99%	5.17%	5.20%	5.46%	5.53%	4.86%	4.85%
18.00%—18.99%	5.29%	5.57%	5.58%	5.62%	5.01%	4.83%
19.00%—19.99%	2.21%	2.50%	2.53%	2.54%	2.26%	2.12%
20.00%+	3.51%	4.22%	4.29%	4.63%	3.94%	4.19%

1 In transactions that closed prior to January 1, 2017, Principal Balances include some portion of accrued interest. As a result, indicated APRs for such transactions represent APRs on principal balances net of such accrued interest.

2 Credit bureau scores and custom scores may not be available for a small portion of accounts and will not be included in the tables above.

3 Percentages may not add to 100% due to rounding.

AmeriCredit Automobile Receivables Trust (AMCAR) ABS Information

Original Pool Characteristics (continued)

	2016-3	2016-4	2017-1	2017-2	2017-3	2017-4
Delivery	Total	Total	Total	Total	Total	Total
Cutoff Date	08/03/2016	10/04/2016	01/11/2017	04/11/2017	07/05/2017	10/04/2017
Close Date	08/11/2016	10/13/2016	02/23/2017	05/17/2017	08/16/2017	11/15/2017

Pool Assets[1]
Original Pool Count	64,698	63,237	50,671	69,973	63,339	69,343
Original Pool Balance	$1,414,581,983.14	$1,305,999,470.65	$1,011,969,929.28	$1,414,699,881.40	$1,305,771,424.03	$1,414,654,756.48
Average Principal Balance	$21,864.39	$20,652.46	$19,971.38	$20,217.80	$20,615.60	$20,400.83
Minimum	$258.89	$252.33	$267.90	$260.45	$251.81	$255.51
Maximum	$84,904.05	$84,864.45	$84,742.66	$84,954.31	$84,726.15	$84,970.30
Original Principal Balance—New %	56.79%	57.95%	55.04%	55.93%	60.65%	56.87%
Original Principal Balance—Used %	43.21%	42.05%	44.96%	44.07%	39.35%	43.13%

Weighted Average Annual Percentage Rate (APR)	11.80%	12.26%	12.71%	12.85%	12.65%	12.98%
Weighted Average Original Term (months)	71	71	71	71	71	71
Range of Original Terms (months)	24 to 75	24 to 75	24 to 75	12 to 75	18 to 75	24 to 75
Weighted Average Remaining Term (months)	66	66	66	67	67	67
Range of Remaining Terms (months)	3 to 75	3 to 75	3 to 75	3 to 75	3 to 75	3 to 75
Weighted Average Loan-to—Value	108%	108%	108%	107%	106%	107%

Credit Bureau Score[2], [3]
Weighted Average	577	576	575	575	577	579
<540	22.27%	21.95%	22.38%	22.19%	20.96%	20.32%
540—599	44.68%	45.58%	45.43%	45.63%	45.99%	42.98%
600—659	30.32%	30.42%	30.57%	30.85%	31.30%	34.66%
660+	2.73%	2.06%	1.61%	1.33%	1.75%	2.04%

Custom Score[2], [3]
Weighted Average	245	245	246	245	245	247
<215	11.06%	9.38%	8.16%	8.59%	8.03%	6.33%
215—224	10.81%	10.94%	11.18%	11.96%	11.74%	10.07%
225—244	31.14%	31.92%	32.88%	32.37%	32.99%	33.30%
245—259	21.81%	22.93%	22.60%	21.49%	22.18%	23.69%
260+	25.18%	24.82%	25.18%	25.60%	25.06%	26.61%

APR Distribution[1], [3]
<7.00%	15.11%	14.08%	10.49%	7.29%	7.41%	6.25%
7.00%—7.99%	10.15%	6.91%	6.36%	6.04%	6.16%	4.87%
8.00%—8.99%	7.67%	5.68%	5.84%	6.73%	6.23%	6.06%
9.00%—9.99%	8.67%	6.80%	7.23%	9.57%	10.15%	8.00%
10.00%—10.99%	7.61%	7.23%	7.07%	7.81%	9.42%	9.90%
11.00%—11.99%	7.50%	7.47%	7.34%	9.24%	9.32%	9.53%
12.00%—12.99%	7.19%	8.35%	8.68%	8.30%	10.07%	10.19%
13.00%—13.99%	5.98%	7.11%	7.96%	7.28%	6.59%	7.71%
14.00%—14.99%	6.44%	7.83%	7.88%	7.18%	6.70%	7.50%
15.00%—15.99%	5.09%	6.00%	6.36%	6.16%	5.68%	6.28%
16.00%—16.99%	4.73%	5.81%	6.18%	6.12%	5.61%	6.00%
17.00%—17.99%	4.30%	5.27%	5.61%	5.57%	4.77%	5.24%
18.00%—18.99%	4.06%	4.96%	5.54%	5.39%	4.63%	4.92%
19.00%—19.99%	2.01%	2.19%	2.47%	2.52%	2.48%	2.55%
20.00%+	3.51%	4.30%	5.00%	4.81%	4.80%	4.99%

1 In transactions that closed prior to January 1, 2017, Principal Balances include some portion of accrued interest. As a result, indicated APRs for such transactions represent APRs on principal balances net of such accrued interest.

2 Credit bureau scores and custom scores may not be available for a small portion of accounts and will not be included in the tables above.

3 Percentages may not add to 100% due to rounding.

AmeriCredit Automobile Receivables Trust (AMCAR) ABS Information

Original Pool Characteristics (continued)

	2018-1	2018-2	2018-3	2019-1	2019-2	2019-3	2020-1
Delivery	Total	Total	Total	Total	Total	Total	Total
Cutoff Date	04/11/2018	07/02/2018	10/03/2018	02/05/2019	05/01/2019	08/12/2019	02/03/2020
Close Date	05/23/2018	08/15/2018	11/21/2018	03/13/2019	06/12/2019	09/18/2019	03/11/2020

Pool Assets[1]
Original Pool Count	55,836	61,594	48,286	62,813	42,247	43,547	50,820
Original Pool Balance	$1,196,987,845.53	$1,360,460,742.50	$1,088,999,608.47	$1,295,278,088.87	$870,551,703.19	$870,598,400.10	$979,421,114.93
Average Principal Balance	$21,437.56	$22,087.55	$22,553.11	$20,621.18	$20,606.24	$19,992.16	$19,272.36
Minimum	$265.36	$271.79	$252.63	$252.41	$264.97	$250.18	$254.72
Maximum	$84,898.20	$84,777.90	$84,842.65	$84,784.41	$84,747.05	$84,969.74	$84,861.86
Original Principal Balance—New %	51.83%	54.16%	56.01%	56.86%	53.69%	51.54%	51.74%
Original Principal Balance—Used %	48.17%	45.84%	43.99%	43.14%	46.31%	48.46%	48.26%

Weighted Average Annual Percentage Rate (APR)	13.11%	12.54%	13.09%	13.20%	12.99%	12.90%	12.79%
Weighted Average Original Term (months)	71	71	71	71	71	71	71
Range of Original Terms (months)	15 to 75	24 to 75	12 to 75	12 to 75	18 to 75	12 to 75	24 to 75
Weighted Average Remaining Term (months)	67	69	70	67	68	67	64
Range of Remaining Terms (months)	10 to 74	20 to 75	10 to 75	3 to 75	3 to 75	3 to 75	3 to 73
Weighted Average Loan-to—Value	107%	106%	107%	107%	108%	109%	109%

Credit Bureau Score[2], [3]
Weighted Average	581	582	582	580	577	581	580
<540	18.69%	18.84%	18.87%	20.91%	22.85%	20.13%	20.58%
540—599	43.01%	42.28%	41.57%	40.87%	40.97%	40.95%	41.04%
600—659	36.94%	37.09%	37.47%	36.35%	33.97%	36.40%	36.13%
660+	1.36%	1.79%	2.09%	1.88%	2.21%	2.52%	2.26%

Custom Score[2], [3]
Weighted Average	250	249	248	247	246	248	247
<215	4.87%	5.34%	6.93%	8.00%	8.40%	6.05%	7.29%
215—224	8.88%	8.13%	8.92%	9.60%	10.10%	8.37%	9.20%
225—244	31.55%	33.42%	33.06%	32.53%	34.55%	34.86%	35.48%
245—259	24.38%	23.95%	22.31%	21.46%	21.64%	23.54%	21.90%
260+	30.31%	29.17%	28.79%	28.41%	25.31%	27.18%	26.14%

APR Distribution[1], [3]
<7.00%	7.81%	11.85%	5.11%	6.28%	11.97%	12.65%	12.43%
7.00%—7.99%	4.01%	5.66%	3.57%	1.99%	1.17%	1.68%	3.61%
8.00%—8.99%	5.86%	7.89%	4.78%	3.27%	2.34%	2.91%	3.96%
9.00%—9.99%	6.51%	7.49%	12.44%	9.77%	7.92%	6.71%	7.93%
10.00%—10.99%	8.18%	6.76%	7.48%	8.06%	7.33%	6.98%	6.49%
11.00%—11.99%	8.75%	8.72%	14.76%	14.55%	11.68%	9.69%	11.44%
12.00%—12.99%	10.36%	7.75%	7.83%	9.33%	9.32%	9.58%	8.15%
13.00%—13.99%	8.47%	7.36%	7.35%	8.07%	8.51%	9.16%	7.65%
14.00%—14.99%	8.19%	7.21%	7.60%	8.47%	8.88%	9.53%	7.17%
15.00%—15.99%	6.92%	6.31%	6.09%	7.05%	7.17%	7.33%	5.80%
16.00%—16.99%	6.23%	5.56%	5.27%	6.16%	5.67%	6.24%	6.75%
17.00%—17.99%	5.43%	4.55%	4.75%	4.57%	4.54%	4.33%	5.05%
18.00%—18.99%	5.27%	4.58%	4.76%	4.80%	4.69%	5.28%	5.49%
19.00%—19.99%	2.64%	2.34%	2.35%	2.07%	2.26%	2.26%	2.44%
20.00%+	5.37%	5.96%	5.88%	5.58%	6.54%	5.69%	5.63%

1 In transactions that closed prior to January 1, 2017, Principal Balances include some portion of accrued interest. As a result, indicated APRs for such transactions represent APRs on principal balances net of such accrued interest.

2 Credit bureau scores and custom scores may not be available for a small portion of accounts and will not be included in the tables above.

3 Percentages may not add to 100% due to rounding.

AmeriCredit Automobile Receivables Trust (AMCAR) ABS Information

Distribution of the Automobile Loan Contracts by Geographic Location of the Obligor

Top 5 States as a Percentage of Original Pool Balance

2015-1		2015-2		2015-3		2015-4		2016-1		2016-2

State	% Total	State	% Total	State	% Total	State	% Total	State	% Total	State	% Total

TX	19.01%	TX	19.24%	TX	17.83%	TX	17.80%	TX	19.25%	TX	19.33%

FL	6.80%	CA	7.00%	FL	7.24%	FL	7.15%	FL	7.34%	FL	7.45%

CA	6.73%	FL	6.71%	CA	6.39%	CA	6.61%	CA	6.57%	CA	6.73%

GA	4.19%	GA	4.09%	GA	4.31%	GA	4.42%	GA	4.60%	GA	4.36%

PA	4.05%	PA	4.02%	PA	4.14%	PA	3.81%	IL	3.54%	PA	3.99%

2016-3		2016-4		2017-1		2017-2		2017-3		2017-4

State	% Total	State	% Total	State	% Total	State	% Total	State	% Total	State	% Total

TX	19.72%	TX	18.62%	TX	17.96%	TX	17.57%	TX	17.21%	TX	16.92%

FL	7.27%	CA	7.74%	CA	7.87%	FL	8.36%	FL	8.63%	CA	8.56%

CA	6.99%	FL	7.08%	FL	7.27%	CA	8.08%	CA	8.11%	FL	7.16%

GA	4.63%	GA	4.43%	OH	4.04%	GA	4.92%	GA	5.11%	GA	4.23%

PA	3.75%	IL	3.89%	GA	3.95%	OH	4.08%	IL	4.32%	OH	4.23%

2018-1		2018-2		2018-3		2019-1		2019-2		2019-3

State	% Total	State	% Total	State	% Total	State	% Total	State	% Total	State	% Total

TX	19.01%	TX	18.18%	TX	17.74%	TX	19.19%	TX	18.27%	TX	18.27%

CA	8.42%	CA	8.36%	CA	8.20%	CA	8.00%	CA	6.93%	CA	7.03%

FL	6.76%	FL	5.83%	FL	5.79%	FL	6.15%	FL	6.68%	FL	7.00%

OH	4.61%	IL	4.84%	OH	4.83%	OH	5.00%	OH	5.71%	OH	5.48%

IL	4.20%	OH	4.83%	IL	4.70%	IL	4.38%	IL	4.55%	IL	4.62%

2020-1

State	% Total

TX	17.82%

FL	7.09%

CA	6.42%

OH	5.58%

IL	4.61%

AmeriCredit Automobile Receivables Trust (AMCAR) ABS Information

Cumulative Net Liquidated Receivables

As of April 30, 2020 (1)

Months	2015-1	2015-2	2015-3	2015-4	2016-1	2016-2	2016-3	2016-4	2017-1	2017-2	2017-3	2017-4

1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.02%	0.01%	0.01%	0.03%	0.00%
2	0.01%	0.02%	0.01%	0.01%	0.01%	0.02%	0.03%	0.04%	0.07%	0.06%	0.07%	0.04%
3	0.05%	0.07%	0.10%	0.12%	0.06%	0.10%	0.11%	0.10%	0.21%	0.21%	0.31%	0.21%
4	0.16%	0.25%	0.30%	0.36%	0.19%	0.32%	0.37%	0.38%	0.45%	0.48%	0.57%	0.45%
5	0.34%	0.45%	0.55%	0.60%	0.34%	0.62%	0.65%	0.64%	0.66%	0.76%	0.88%	0.75%
6	0.55%	0.69%	0.88%	0.84%	0.54%	0.92%	0.97%	0.94%	0.94%	1.05%	1.15%	0.96%
7	0.77%	1.03%	1.14%	1.01%	0.79%	1.22%	1.25%	1.17%	1.24%	1.34%	1.52%	1.16%
8	0.98%	1.26%	1.36%	1.25%	1.06%	1.60%	1.51%	1.42%	1.45%	1.60%	1.83%	1.34%
9	1.25%	1.53%	1.53%	1.52%	1.34%	1.99%	1.70%	1.64%	1.70%	1.85%	2.04%	1.52%
10	1.53%	1.79%	1.72%	1.80%	1.65%	2.32%	1.92%	1.85%	1.97%	2.12%	2.27%	1.75%
11	1.74%	2.03%	1.92%	2.09%	1.91%	2.57%	2.15%	2.13%	2.22%	2.40%	2.48%	1.95%
12	1.98%	2.24%	2.18%	2.41%	2.25%	2.83%	2.38%	2.41%	2.45%	2.64%	2.73%	2.17%
13	2.29%	2.43%	2.46%	2.79%	2.63%	3.00%	2.70%	2.67%	2.77%	2.88%	3.01%	2.42%
14	2.54%	2.62%	2.76%	3.14%	2.91%	3.23%	3.00%	2.99%	3.10%	3.10%	3.25%	2.66%
15	2.81%	2.85%	3.08%	3.53%	3.16%	3.45%	3.26%	3.28%	3.32%	3.38%	3.54%	2.92%
16	3.03%	3.07%	3.43%	3.82%	3.35%	3.67%	3.52%	3.56%	3.58%	3.63%	3.81%	3.16%
17	3.26%	3.31%	3.74%	4.10%	3.60%	3.96%	3.80%	3.88%	3.73%	3.82%	4.09%	3.37%
18	3.49%	3.59%	4.02%	4.27%	3.84%	4.17%	4.03%	4.16%	3.95%	4.06%	4.35%	3.54%
19	3.73%	3.89%	4.26%	4.50%	4.05%	4.40%	4.28%	4.34%	4.19%	4.35%	4.58%	3.71%
20	3.95%	4.16%	4.47%	4.69%	4.28%	4.63%	4.57%	4.55%	4.33%	4.62%	4.79%	3.86%
21	4.16%	4.39%	4.60%	4.90%	4.51%	4.85%	4.76%	4.75%	4.59%	4.88%	4.93%	4.01%
22	4.39%	4.62%	4.75%	5.15%	4.73%	5.06%	4.98%	4.95%	4.81%	5.08%	5.11%	4.20%
23	4.66%	4.82%	4.90%	5.41%	4.94%	5.28%	5.20%	5.20%	5.04%	5.27%	5.25%	4.39%
24	4.92%	5.02%	5.08%	5.62%	5.17%	5.54%	5.40%	5.42%	5.29%	5.44%	5.45%	4.59%
25	5.16%	5.14%	5.24%	5.89%	5.36%	5.71%	5.62%	5.60%	5.51%	5.56%	5.61%	4.76%
26	5.34%	5.31%	5.48%	6.12%	5.57%	5.95%	5.77%	5.85%	5.70%	5.73%	5.81%	4.97%
27	5.50%	5.44%	5.66%	6.30%	5.79%	6.11%	5.95%	6.11%	5.82%	5.88%	6.05%	5.18%
28	5.64%	5.60%	5.85%	6.54%	5.96%	6.26%	6.18%	6.34%	5.94%	6.06%	6.24%	5.31%
29	5.79%	5.78%	6.04%	6.73%	6.14%	6.45%	6.38%	6.51%	6.09%	6.23%	6.45%	5.44%
30	5.93%	5.93%	6.16%	6.89%	6.28%	6.59%	6.61%	6.66%	6.24%	6.44%	6.64%	5.56%
31	6.07%	6.12%	6.33%	7.07%	6.43%	6.73%	6.79%	6.77%	6.37%	6.63%	6.80%
32	6.25%	6.23%	6.53%	7.23%	6.60%	6.89%	6.94%	6.89%	6.51%	6.84%	6.91%
33	6.38%	6.37%	6.67%	7.36%	6.72%	7.03%	7.07%	7.02%	6.68%	7.05%	7.03%
34	6.51%	6.48%	6.82%	7.51%	6.89%	7.21%	7.17%	7.13%	6.80%	7.18%
35	6.63%	6.62%	6.96%	7.64%	7.03%	7.33%	7.29%	7.28%	6.96%	7.28%
36	6.77%	6.76%	7.08%	7.80%	7.15%	7.45%	7.43%	7.41%	7.13%	7.40%
37	6.91%	6.86%	7.22%	7.95%	7.27%	7.54%	7.56%	7.55%	7.25%
38	7.04%	6.95%	7.33%	8.07%	7.40%	7.63%	7.65%	7.68%	7.36%
39	7.18%	7.08%	7.45%	8.20%	7.51%	7.71%	7.79%	7.83%	7.47%
40	7.27%	7.16%	7.56%	8.31%	7.58%	7.79%	7.92%	7.98%
41	7.39%	7.29%	7.65%	8.41%	7.66%	7.92%	8.04%	8.10%
42	7.50%	7.37%	7.78%	8.51%	7.74%	7.99%	8.16%	8.18%
43	7.58%	7.45%	7.87%	8.57%	7.85%	8.11%	8.24%	8.28%
44	7.63%	7.53%	7.96%	8.66%	7.97%	8.20%	8.33%
45	7.72%	7.62%	8.03%	8.75%	8.03%	8.30%	8.40%
46	7.79%	7.72%	8.07%	8.83%	8.14%	8.40%
47	7.86%	7.79%	8.16%	8.90%	8.22%	8.47%
48	7.94%	7.86%	8.22%	9.02%	8.33%	8.54%
49	8.01%	7.93%	8.26%	9.08%	8.40%	8.59%
50	8.10%	7.96%	8.31%	9.14%	8.46%
51	8.12%	8.00%	8.37%	9.20%	8.52%
52	8.16%	8.04%	8.44%	9.25%	8.58%
53	8.17%	8.07%	8.49%	9.30%
54	8.19%	8.10%		9.34%
55	8.23%
56
57
58
59
60
61
62
63
64
65

The calculation of Cumulative Net Losses is described on page A-1 of this Appendix.

(1) January-March 2018 data points reflect the impact to certain credit metrics of a servicing system conversion for the sponsor’s retail loan and lease portfolios that occurred in early 2018.

AmeriCredit Automobile Receivables Trust (AMCAR) ABS Information

Cumulative Net Liquidated Receivables (continued)

As of April 30, 2020 (1)

Months	2018-1	2018-2	2018-3	2019-1	2019-2	2019-3	2020-1
1	0.00%	0.01%	0.01%	0.01%	0.01%	0.00%	0.01%
2	0.02%	0.06%	0.06%	0.07%	0.08%	0.04%	0.03%
3	0.15%	0.23%	0.24%	0.19%	0.25%	0.19%
4	0.34%	0.45%	0.45%	0.38%	0.48%	0.42%
5	0.50%	0.70%	0.70%	0.60%	0.78%	0.69%
6	0.69%	0.96%	0.91%	0.82%	1.05%	0.89%
7	0.93%	1.18%	1.09%	1.03%	1.33%	1.09%
8	1.16%	1.36%	1.26%	1.27%	1.53%	1.27%
9	1.43%	1.51%	1.42%	1.48%	1.74%
10	1.62%	1.68%	1.63%	1.71%	1.92%
11	1.84%	1.88%	1.80%	1.96%	2.13%
12	2.01%	2.07%	2.10%	2.19%
13	2.16%	2.30%	2.34%	2.40%
14	2.33%	2.49%	2.62%	2.63%
15	2.52%	2.75%	2.83%
16	2.73%	2.94%	3.09%
17	2.89%	3.19%	3.34%
18	3.12%	3.43%	3.53%
19	3.31%	3.61%
20	3.53%	3.79%
21	3.76%	3.90%
22	3.94%
23	4.11%
24	4.25%
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65

The calculation of Cumulative Net Losses is described on page A-1 of this Appendix.

(1) January-March 2018 data points reflect the impact to certain credit metrics of a servicing system conversion for the sponsor’s retail loan and lease portfolios that occurred in early 2018.

AmeriCredit Automobile Receivables Trust (AMCAR) ABS Information

31-60 Day Delinquencies (1)

As of April 30, 2020 (2)

Months	2015-1	2015-2	2015-3	2015-4	2016-1	2016-2	2016-3	2016-4	2017-1	2017-2	2017-3
1	1.91%	2.10%	3.82%	4.12%	3.18%	2.78%	3.31%	3.47%	3.57%	3.43%	4.28%
2	2.23%	3.71%	5.30%	5.76%	2.98%	4.45%	4.41%	4.84%	4.05%	4.17%	5.45%
3	3.25%	4.50%	5.86%	6.43%	3.67%	5.20%	5.44%	6.05%	4.96%	5.38%	5.97%
4	4.02%	5.43%	6.67%	4.99%	4.33%	6.51%	6.10%	6.46%	5.60%	5.97%	6.64%
5	5.22%	6.10%	7.01%	5.09%	5.18%	6.62%	6.33%	5.76%	5.32%	5.70%	7.27%
6	5.32%	6.47%	6.17%	4.69%	5.28%	6.61%	5.93%	5.44%	5.98%	5.72%	8.30%
7	5.16%	5.87%	4.79%	5.59%	5.58%	7.12%	4.73%	5.58%	5.72%	5.72%	6.72%
8	5.15%	6.12%	5.01%	5.99%	5.69%	7.27%	4.75%	5.89%	6.09%	6.65%	6.36%
9	5.72%	6.83%	5.51%	7.39%	6.11%	7.59%	5.60%	6.19%	6.76%	9.11%	6.73%
10	6.01%	7.01%	6.79%	7.79%	7.11%	7.76%	6.61%	7.28%	7.37%	7.81%	7.41%
11	7.04%	5.90%	7.50%	7.94%	7.51%	6.91%	6.86%	7.58%	8.65%	7.52%	7.35%
12	7.92%	6.14%	8.41%	8.74%	8.34%	6.70%	7.65%	7.47%	10.34%	7.64%	8.25%
13	8.17%	6.35%	8.10%	8.79%	8.33%	7.52%	7.73%	8.19%	8.56%	8.17%	7.73%
14	6.50%	7.43%	8.32%	9.36%	6.94%	8.19%	7.42%	8.39%	8.37%	7.78%	8.79%
15	6.49%	7.77%	8.72%	8.90%	6.92%	7.89%	7.57%	9.32%	8.00%	8.56%	9.04%
16	6.73%	8.29%	9.03%	7.64%	7.33%	8.46%	8.00%	10.80%	8.42%	8.18%	8.23%
17	7.20%	8.04%	9.44%	7.39%	7.88%	8.28%	9.07%	9.17%	8.45%	9.33%	9.00%
18	7.79%	8.06%	9.28%	7.84%	7.68%	7.93%	11.56%	8.87%	9.43%	9.35%	8.19%
19	8.39%	8.92%	7.91%	8.20%	8.41%	8.41%	9.54%	8.78%	9.15%	8.82%	6.98%
20	8.40%	9.22%	7.60%	8.53%	8.53%	8.88%	9.02%	9.66%	10.07%	10.10%	7.30%
21	8.69%	10.05%	8.66%	9.30%	8.37%	10.50%	9.00%	8.87%	10.72%	8.79%	7.72%
22	9.20%	9.71%	9.14%	9.24%	8.76%	12.39%	9.52%	10.01%	9.42%	7.94%	7.89%
23	9.65%	8.38%	8.34%	9.21%	9.21%	10.09%	8.93%	9.44%	10.81%	7.60%	8.14%
24	10.15%	7.74%	9.58%	9.45%	10.27%	9.90%	9.97%	10.98%	9.33%	7.98%	9.24%
25	9.38%	8.42%	9.41%	9.34%	12.13%	9.56%	9.62%	10.82%	8.26%	8.10%	9.01%
26	8.49%	8.85%	9.17%	10.57%	10.13%	10.24%	10.60%	10.00%	8.20%	8.02%	10.10%
27	7.82%	8.52%	9.74%	12.71%	9.75%	9.47%	10.98%	10.87%	8.72%	9.55%	10.52%
28	8.43%	9.66%	10.17%	10.99%	9.88%	10.52%	10.06%	9.69%	9.01%	9.34%	10.53%
29	8.95%	9.67%	11.62%	10.50%	10.26%	10.18%	11.49%	8.75%	8.94%	10.35%	11.25%
30	8.73%	9.15%	13.21%	10.03%	9.90%	11.52%	10.07%	8.68%	10.35%	10.57%	9.97%
31	9.59%	10.06%	11.72%	10.78%	10.91%	11.90%	9.07%	8.98%	10.30%	10.61%	8.57%
32	9.64%	10.23%	10.99%	10.27%	10.34%	11.18%	8.67%	9.36%	10.50%	11.45%	9.36%
33	9.68%	11.75%	10.76%	11.28%	11.47%	12.36%	9.19%	9.60%	11.66%	9.88%	8.28%
34	9.85%	13.87%	11.58%	10.81%	11.70%	10.79%	9.31%	10.73%	11.85%	8.62%
35	10.15%	12.20%	10.90%	12.08%	10.95%	9.98%	10.12%	10.42%	12.35%	9.68%
36	11.67%	11.64%	12.05%	12.70%	12.52%	9.80%	11.18%	11.52%	10.78%	8.51%
37	14.14%	11.00%	11.38%	11.67%	10.76%	9.82%	10.87%	11.91%	9.40%
38	11.64%	11.91%	12.88%	12.92%	9.65%	10.02%	11.45%	12.04%	11.18%
39	11.57%	11.08%	13.06%	11.69%	9.77%	10.55%	12.21%	12.93%	9.57%
40	11.45%	12.95%	12.63%	10.50%	10.32%	11.80%	12.54%	11.08%
41	12.11%	11.87%	14.07%	10.31%	10.49%	11.87%	13.36%	9.88%
42	11.64%	13.16%	12.35%	10.83%	11.17%	13.10%	11.39%	10.84%
43	12.27%	13.75%	11.28%	10.85%	12.06%	13.35%	9.98%	9.95%
44	11.87%	13.10%	11.32%	11.01%	11.68%	13.24%	11.55%
45	13.06%	14.56%	11.21%	12.91%	12.74%	14.06%	10.14%
46	13.40%	12.99%	11.81%	12.29%	13.44%	12.45%
47	12.74%	11.87%	11.95%	13.26%	13.79%	11.34%
48	14.37%	11.62%	13.66%	13.77%	14.06%	12.74%
49	13.01%	11.77%	13.49%	14.50%	12.51%	10.93%
50	11.76%	12.15%	14.56%	14.66%	11.48%
51	11.79%	13.17%	14.44%	12.75%	12.52%
52	12.03%	14.39%	14.61%	12.33%	11.03%
53	11.88%	14.42%	16.05%	13.12%
54	12.42%	15.17%		11.53%
55	13.79%
56
57
58
59
60
61
62
63
64
65

The calculation of Delinquencies is described on page A-1 of this Appendix.

(1)Automobile loan contracts with respect to which the servicer has repossessed the related financed vehicle or that are classified as a Liquidated Receivables, including automobile loan contracts that reach 120 days past due, are not included in this delinquency table.

(2) January-March 2018 data points reflect the impact to certain credit metrics of a servicing system conversion for the sponsor’s retail loan and lease portfolios that occurred in early 2018.

AmeriCredit Automobile Receivables Trust (AMCAR) ABS Information

31-60 Day Delinquencies (1) (continued)

As of April 30, 2020 (2)

Months	2017-4	2018-1	2018-2	2018-3	2019-1	2019-2	2019-3	2020-1
1	3.50%	3.73%	3.39%	3.27%	2.73%	3.33%	3.37%	3.06%
2	5.42%	3.97%	4.57%	4.71%	3.51%	4.77%	4.33%	3.47%
3	6.53%	4.79%	5.26%	4.87%	4.21%	5.29%	4.96%
4	5.58%	4.51%	5.16%	4.30%	4.52%	6.07%	5.78%
5	5.44%	4.99%	5.77%	4.16%	5.15%	6.49%	5.07%
6	5.21%	5.20%	4.90%	4.39%	4.92%	6.34%	3.98%
7	5.76%	5.19%	4.30%	4.34%	5.36%	6.20%	4.33%
8	5.62%	6.14%	4.30%	4.42%	6.01%	5.51%	4.50%
9	6.60%	5.97%	4.84%	5.82%	6.23%	5.01%
10	6.52%	5.24%	5.47%	6.13%	7.28%	5.96%
11	7.28%	5.25%	5.53%	6.93%	6.58%	5.85%
12	7.90%	5.64%	6.86%	7.50%	5.73%
13	7.28%	5.96%	6.66%	7.40%	6.48%
14	8.35%	5.87%	7.32%	8.03%	5.86%
15	7.30%	7.10%	7.75%	6.96%
16	6.23%	6.86%	7.98%	5.69%
17	6.49%	7.79%	8.60%	6.74%
18	6.96%	7.97%	7.16%	6.29%
19	7.03%	8.23%	6.43%
20	7.42%	8.88%	7.10%
21	8.59%	7.66%	6.33%
22	8.27%	6.66%
23	8.93%	7.37%
24	9.45%	6.56%
25	9.41%
26	10.18%
27	8.74%
28	7.78%
29	8.73%
30	7.64%
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65

The calculation of Delinquencies is described on page A-1 of this Appendix.

(1)Automobile loan contracts with respect to which the servicer has repossessed the related financed vehicle or that are classified as a Liquidated Receivables, including automobile loan contracts that reach 120 days past due, are not included in this delinquency table.

(2) January-March 2018 data points reflect the impact to certain credit metrics of a servicing system conversion for the sponsor’s retail loan and lease portfolios that occurred in early 2018.

AmeriCredit Automobile Receivables Trust (AMCAR) ABS Information

61-90 Day Delinquencies (1)

As of April 30, 2020 (2)

Months	2015-1	2015-2	2015-3	2015-4	2016-1	2016-2	2016-3	2016-4	2017-1	2017-2	2017-3
1	0.01%	0.00%	0.01%	0.04%	0.02%	0.03%	0.03%	0.06%	0.52%	0.40%	0.73%
2	0.24%	0.43%	0.47%	0.61%	0.31%	0.51%	0.54%	0.71%	0.53%	0.69%	1.06%
3	0.34%	0.65%	0.67%	1.06%	0.37%	0.86%	0.92%	0.96%	0.89%	0.98%	1.22%
4	0.62%	0.80%	1.00%	0.89%	0.56%	1.15%	1.22%	1.47%	1.01%	1.19%	1.27%
5	0.83%	1.31%	1.09%	0.78%	0.88%	1.60%	1.26%	1.28%	1.18%	1.19%	1.67%
6	1.01%	1.19%	1.56%	0.82%	1.08%	1.50%	1.53%	0.84%	1.19%	1.32%	2.57%
7	1.07%	1.18%	1.06%	1.03%	1.30%	1.66%	1.17%	1.17%	1.41%	1.24%	1.99%
8	1.26%	1.28%	0.82%	1.21%	1.54%	1.73%	0.78%	1.14%	1.17%	1.34%	1.39%
9	1.13%	1.26%	0.92%	1.44%	1.24%	1.79%	1.01%	1.12%	1.21%	2.53%	1.53%
10	1.10%	1.58%	1.21%	1.82%	1.46%	1.96%	1.17%	1.37%	1.50%	2.37%	1.56%
11	1.51%	1.08%	1.54%	1.73%	1.84%	1.51%	1.35%	1.64%	1.89%	1.75%	1.57%
12	1.49%	1.09%	1.85%	1.90%	1.76%	1.17%	1.62%	1.60%	3.32%	1.87%	1.73%
13	2.10%	1.17%	2.29%	2.24%	2.23%	1.47%	1.74%	1.57%	2.78%	1.79%	1.79%
14	1.50%	1.51%	1.84%	2.14%	1.81%	1.53%	1.47%	1.66%	1.90%	1.77%	1.89%
15	1.23%	1.65%	1.87%	2.36%	1.25%	1.68%	1.53%	1.96%	1.98%	1.85%	1.87%
16	1.24%	1.87%	2.00%	1.78%	1.55%	1.75%	1.60%	3.74%	1.87%	1.92%	2.22%
17	1.40%	2.10%	2.13%	1.23%	1.38%	1.99%	1.75%	2.74%	1.69%	2.13%	2.29%
18	1.54%	1.74%	2.38%	1.56%	1.48%	1.66%	3.29%	2.02%	1.77%	2.14%	2.00%
19	1.80%	1.85%	1.75%	1.58%	1.72%	1.66%	2.86%	2.14%	1.99%	2.13%	1.62%
20	2.15%	2.13%	1.13%	1.61%	1.93%	1.77%	2.08%	1.94%	2.15%	2.27%	1.32%
21	1.83%	2.20%	1.51%	1.87%	1.64%	2.03%	2.17%	2.04%	2.05%	2.28%	1.64%
22	2.07%	2.49%	1.53%	2.03%	1.74%	3.92%	2.08%	1.97%	2.15%	1.86%	1.56%
23	2.30%	1.91%	1.80%	1.80%	1.70%	3.42%	1.94%	2.12%	2.46%	1.41%	2.37%
24	2.25%	1.50%	1.91%	1.82%	2.11%	2.34%	1.98%	2.33%	2.35%	1.73%	2.02%
25	2.60%	1.63%	2.12%	1.84%	3.98%	2.45%	2.08%	2.21%	2.10%	1.60%	2.30%
26	1.85%	1.56%	1.75%	2.03%	3.35%	2.17%	2.28%	2.29%	1.52%	2.40%	2.35%
27	1.45%	1.77%	1.83%	3.94%	2.11%	2.22%	2.27%	2.56%	1.85%	1.93%	2.41%
28	1.83%	1.83%	1.83%	3.30%	2.12%	2.34%	2.16%	2.47%	1.79%	2.43%	2.71%
29	1.63%	2.05%	2.19%	2.48%	2.21%	2.26%	2.40%	1.97%	2.39%	2.39%	2.67%
30	1.57%	1.88%	4.54%	2.24%	2.10%	2.56%	2.37%	1.51%	2.17%	2.66%	2.24%
31	1.86%	1.92%	3.27%	2.12%	2.32%	2.39%	1.91%	1.80%	2.45%	2.84%	2.07%
32	1.98%	1.90%	2.45%	2.07%	2.15%	2.50%	1.43%	1.70%	2.74%	2.58%	2.27%
33	1.90%	2.35%	2.51%	2.35%	2.39%	2.79%	1.73%	2.51%	2.51%	2.48%	2.30%
34	1.94%	4.28%	2.20%	2.32%	2.46%	2.65%	1.82%	2.23%	3.01%	2.21%
35	1.94%	3.59%	2.24%	2.41%	2.48%	2.10%	1.97%	2.58%	2.77%	2.23%
36	2.14%	2.47%	2.30%	2.48%	2.86%	1.62%	2.26%	2.47%	2.79%	2.68%
37	3.98%	2.59%	2.40%	2.50%	2.73%	2.16%	2.51%	2.65%	2.38%
38	3.62%	2.27%	2.60%	2.96%	2.38%	2.02%	3.06%	3.06%	2.76%
39	2.51%	2.30%	2.38%	2.72%	1.67%	2.52%	2.77%	2.89%	3.17%
40	2.53%	2.59%	2.46%	2.33%	2.12%	2.42%	3.11%	3.03%
41	2.43%	2.68%	3.17%	1.76%	2.10%	2.84%	3.20%	2.64%
42	2.25%	2.70%	3.01%	1.88%	2.43%	3.03%	2.86%	2.77%
43	2.37%	2.65%	2.44%	2.02%	2.78%	3.25%	2.57%	3.09%
44	2.48%	2.74%	1.93%	2.52%	3.25%	3.31%	2.78%
45	2.69%	3.34%	2.38%	2.48%	3.06%	3.24%	3.28%
46	2.84%	3.43%	2.17%	3.07%	3.25%	2.90%
47	2.97%	2.74%	2.65%	2.87%	3.36%	2.61%
48	3.39%	1.97%	2.73%	2.80%	3.52%	3.01%
49	3.14%	2.18%	3.28%	3.12%	3.36%	3.62%
50	2.70%	2.08%	3.32%	3.27%	2.59%
51	1.93%	2.50%	3.47%	3.37%	3.00%
52	2.37%	2.72%	4.09%	2.55%	3.36%
53	2.45%	3.30%	3.79%	3.52%
54	2.76%	3.44%		3.68%
55	3.11%
56
57
58
59
60
61
62
63
64
65

The calculation of Delinquencies is described on page A-1 of this Appendix.

(1) Automobile loan contracts with respect to which the servicer has repossessed the related financed vehicle or that are classified as a Liquidated Receivables, including automobile loan contracts that reach 120 days past due, are not included in this delinquency table.

(2) January-March 2018 data points reflect the impact to certain credit metrics of a servicing system conversion for the sponsor’s retail loan and lease portfolios that occurred in early 2018.

AmeriCredit Automobile Receivables Trust (AMCAR) ABS Information

61-90 Day Delinquencies (1) (continued)

As of April 30, 2020 (2)

Months	2017-4	2018-1	2018-2	2018-3	2019-1	2019-2	2019-3	2020-1
1	0.48%	0.46%	0.48%	0.47%	0.30%	0.49%	0.36%	0.43%
2	0.94%	0.66%	0.84%	0.84%	0.59%	0.74%	0.76%	0.63%
3	1.71%	0.76%	0.99%	1.07%	0.68%	1.09%	1.08%
4	1.46%	0.89%	1.11%	1.04%	0.99%	1.32%	1.26%
5	1.11%	0.94%	1.23%	0.71%	1.03%	1.46%	1.27%
6	1.16%	0.97%	1.17%	0.87%	1.17%	1.60%	0.93%
7	1.06%	1.10%	0.93%	0.81%	1.17%	1.39%	0.92%
8	1.06%	1.32%	0.76%	1.30%	1.22%	1.16%	1.00%
9	1.27%	1.31%	1.09%	1.10%	1.39%	1.15%
10	1.35%	1.23%	1.09%	1.50%	1.57%	1.44%
11	1.57%	0.88%	2.02%	1.58%	1.65%	1.68%
12	1.70%	1.19%	1.45%	1.72%	1.49%
13	1.72%	1.05%	1.61%	1.97%	1.56%
14	1.90%	2.04%	1.62%	1.98%	1.74%
15	1.80%	1.41%	1.70%	1.78%
16	1.46%	1.61%	1.79%	1.58%
17	1.12%	1.77%	1.82%	1.52%
18	1.31%	1.90%	1.88%	1.69%
19	1.44%	2.06%	1.45%
20	1.65%	2.17%	1.62%
21	1.79%	1.97%	1.79%
22	1.96%	1.59%
23	2.14%	1.70%
24	2.06%	1.90%
25	2.21%
26	2.19%
27	2.23%
28	1.83%
29	1.98%
30	2.13%
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65

The calculation of Delinquencies is described on page A-1 of this Appendix.

(1)Automobile loan contracts with respect to which the servicer has repossessed the related financed vehicle or that are classified as a Liquidated Receivables, including automobile loan contracts that reach 120 days past due, are not included in this delinquency table.

(2) January-March 2018 data points reflect the impact to certain credit metrics of a servicing system conversion for the sponsor’s retail loan and lease portfolios that occurred in early 2018.

AmeriCredit Automobile Receivables Trust (AMCAR) ABS Information

91-120 Day Delinquencies (1)

As of April 30, 2020 (2)

Months	2015-1	2015-2	2015-3	2015-4	2016-1	2016-2	2016-3	2016-4	2017-1	2017-2	2017-3
1	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.01%	0.00%
2	0.00%	0.00%	0.01%	0.01%	0.00%	0.01%	0.00%	0.01%	0.13%	0.12%	0.27%
3	0.05%	0.09%	0.11%	0.21%	0.09%	0.14%	0.16%	0.20%	0.18%	0.20%	0.27%
4	0.11%	0.13%	0.17%	0.21%	0.07%	0.28%	0.24%	0.27%	0.21%	0.23%	0.30%
5	0.18%	0.19%	0.26%	0.18%	0.13%	0.28%	0.29%	0.22%	0.23%	0.35%	0.38%
6	0.14%	0.32%	0.29%	0.15%	0.20%	0.32%	0.29%	0.23%	0.30%	0.30%	0.69%
7	0.20%	0.25%	0.22%	0.24%	0.24%	0.36%	0.27%	0.18%	0.24%	0.30%	0.58%
8	0.25%	0.29%	0.20%	0.26%	0.27%	0.35%	0.19%	0.22%	0.32%	0.40%	0.43%
9	0.28%	0.28%	0.21%	0.35%	0.32%	0.36%	0.24%	0.23%	0.31%	0.59%	0.35%
10	0.25%	0.30%	0.24%	0.35%	0.28%	0.44%	0.24%	0.30%	0.33%	0.66%	0.44%
11	0.27%	0.31%	0.28%	0.46%	0.35%	0.43%	0.27%	0.30%	0.41%	0.54%	0.42%
12	0.37%	0.22%	0.35%	0.47%	0.45%	0.29%	0.33%	0.39%	0.76%	0.46%	0.42%
13	0.37%	0.27%	0.43%	0.40%	0.35%	0.32%	0.34%	0.40%	0.74%	0.46%	0.46%
14	0.36%	0.32%	0.50%	0.54%	0.37%	0.33%	0.34%	0.40%	0.56%	0.44%	0.54%
15	0.31%	0.32%	0.44%	0.53%	0.30%	0.32%	0.32%	0.49%	0.46%	0.52%	0.54%
16	0.30%	0.44%	0.50%	0.43%	0.33%	0.38%	0.40%	0.82%	0.55%	0.44%	0.54%
17	0.35%	0.50%	0.42%	0.32%	0.37%	0.36%	0.49%	0.80%	0.51%	0.57%	0.59%
18	0.36%	0.49%	0.45%	0.35%	0.33%	0.47%	0.84%	0.52%	0.56%	0.63%	0.58%
19	0.46%	0.47%	0.45%	0.40%	0.36%	0.46%	0.74%	0.44%	0.45%	0.59%	0.46%
20	0.43%	0.41%	0.34%	0.32%	0.42%	0.43%	0.60%	0.58%	0.62%	0.63%	0.37%
21	0.43%	0.48%	0.29%	0.49%	0.41%	0.51%	0.54%	0.42%	0.60%	0.54%	0.39%
22	0.43%	0.55%	0.34%	0.50%	0.39%	0.83%	0.55%	0.63%	0.65%	0.54%	0.43%
23	0.42%	0.41%	0.38%	0.51%	0.42%	0.92%	0.51%	0.44%	0.79%	0.46%	0.46%
24	0.49%	0.30%	0.44%	0.54%	0.48%	0.74%	0.62%	0.61%	0.67%	0.42%	0.56%
25	0.44%	0.48%	0.51%	0.58%	0.82%	0.52%	0.48%	0.64%	0.50%	0.48%	0.61%
26	0.43%	0.48%	0.49%	0.60%	0.90%	0.73%	0.58%	0.63%	0.50%	0.56%	0.71%
27	0.40%	0.37%	0.48%	1.02%	0.70%	0.50%	0.62%	0.70%	0.41%	0.62%	0.62%
28	0.35%	0.50%	0.53%	0.92%	0.51%	0.61%	0.64%	0.67%	0.49%	0.62%	0.57%
29	0.42%	0.46%	0.56%	0.66%	0.51%	0.60%	0.68%	0.54%	0.56%	0.66%	0.71%
30	0.43%	0.48%	0.93%	0.67%	0.53%	0.66%	0.55%	0.45%	0.60%	0.65%	0.70%
31	0.49%	0.47%	1.06%	0.63%	0.52%	0.60%	0.60%	0.45%	0.61%	0.63%	0.59%
32	0.47%	0.56%	0.76%	0.57%	0.57%	0.66%	0.47%	0.48%	0.71%	0.75%	0.62%
33	0.49%	0.52%	0.59%	0.66%	0.63%	0.76%	0.43%	0.49%	0.69%	0.56%	0.90%
34	0.50%	0.95%	0.58%	0.64%	0.63%	0.63%	0.46%	0.63%	0.66%	0.58%
35	0.53%	0.95%	0.54%	0.73%	0.61%	0.65%	0.53%	0.63%	0.80%	0.76%
36	0.68%	0.76%	0.66%	0.68%	0.66%	0.47%	0.64%	0.67%	0.65%	0.83%
37	0.90%	0.64%	0.56%	0.62%	0.69%	0.52%	0.60%	0.77%	0.60%
38	0.95%	0.78%	0.69%	0.80%	0.54%	0.61%	0.76%	0.83%	0.64%
39	0.63%	0.55%	0.67%	0.78%	0.45%	0.61%	0.73%	0.83%	0.96%
40	0.58%	0.68%	0.64%	0.61%	0.44%	0.73%	0.61%	0.73%
41	0.72%	0.66%	0.77%	0.54%	0.59%	0.61%	0.61%	0.68%
42	0.58%	0.73%	0.72%	0.58%	0.65%	0.69%	0.61%	0.83%
43	0.76%	0.76%	0.62%	0.67%	0.63%	0.78%	0.62%	1.14%
44	0.57%	0.77%	0.58%	0.52%	0.62%	0.81%	0.74%
45	0.70%	0.83%	0.44%	0.65%	0.87%	0.97%	1.03%
46	0.70%	0.79%	0.70%	0.61%	0.80%	0.72%
47	0.66%	0.61%	0.52%	0.84%	0.82%	0.59%
48	0.95%	0.69%	0.67%	0.78%	0.76%	0.85%
49	0.75%	0.51%	0.69%	0.79%	0.80%	1.06%
50	0.62%	0.54%	0.63%	0.97%	0.69%
51	0.48%	0.53%	0.81%	0.83%	0.85%
52	0.51%	0.56%	0.76%	0.83%	1.05%
53	0.53%	0.66%	0.98%	0.90%
54	0.69%	0.72%		1.22%
55	0.87%
56
57
58
59
60
61
62
63
64
65

The calculation of Delinquencies is described on page A-1 of this Appendix.

(1)Automobile loan contracts with respect to which the servicer has repossessed the related financed vehicle or that are classified as a Liquidated Receivables, including automobile loan contracts that reach 120 days past due, are not included in this delinquency table.

(2) January-March 2018 data points reflect the impact to certain credit metrics of a servicing system conversion for the sponsor’s retail loan and lease portfolios that occurred in early 2018.

AmeriCredit Automobile Receivables Trust (AMCAR) ABS Information

91-120 Day Delinquencies (1) (continued)

As of April 30, 2020 (2)

Months	2017-4	2018-1	2018-2	2018-3	2019-1	2019-2	2019-3	2020-1
1	0.00%	0.00%	0.01%	0.01%	0.00%	0.01%	0.00%	0.01%
2	0.19%	0.12%	0.16%	0.16%	0.09%	0.17%	0.12%	0.23%
3	0.40%	0.21%	0.25%	0.22%	0.19%	0.22%	0.23%
4	0.43%	0.19%	0.26%	0.25%	0.25%	0.29%	0.25%
5	0.31%	0.24%	0.29%	0.25%	0.25%	0.35%	0.28%
6	0.26%	0.26%	0.25%	0.24%	0.25%	0.37%	0.29%
7	0.32%	0.24%	0.28%	0.23%	0.28%	0.39%	0.23%
8	0.24%	0.35%	0.24%	0.29%	0.32%	0.32%	0.38%
9	0.33%	0.29%	0.22%	0.30%	0.30%	0.30%
10	0.31%	0.34%	0.31%	0.31%	0.43%	0.40%
11	0.38%	0.30%	0.43%	0.44%	0.44%	0.62%
12	0.42%	0.27%	0.39%	0.37%	0.40%
13	0.41%	0.37%	0.39%	0.40%	0.49%
14	0.49%	0.40%	0.44%	0.49%	0.64%
15	0.52%	0.44%	0.38%	0.51%
16	0.35%	0.46%	0.40%	0.41%
17	0.40%	0.43%	0.47%	0.42%
18	0.35%	0.49%	0.41%	0.62%
19	0.38%	0.51%	0.42%
20	0.44%	0.57%	0.42%
21	0.53%	0.53%	0.70%
22	0.53%	0.46%
23	0.55%	0.52%
24	0.54%	0.71%
25	0.56%
26	0.66%
27	0.54%
28	0.53%
29	0.55%
30	0.81%
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65

The calculation of Delinquencies is described on page A-1 of this Appendix.

(1)Automobile loan contracts with respect to which the servicer has repossessed the related financed vehicle or that are classified as a Liquidated Receivables, including automobile loan contracts that reach 120 days past due, are not included in this delinquency table.

(2) January-March 2018 data points reflect the impact to certain credit metrics of a servicing system conversion for the sponsor’s retail loan and lease portfolios that occurred in early 2018.

AmeriCredit Automobile Receivables Trust (AMCAR) ABS Information

Prepayment (ABS) Speed

As of April 30, 2020 (1)

Months	2015-1	2015-2	2015-3	2015-4	2016-1	2016-2	2016-3	2016-4	2017-1	2017-2	2017-3
1	0.0000	0.3282	0.6022	0.3902	0.0000	0.4999	0.5366	0.4817	1.7328	1.8311	2.1147
2	0.5877	0.7786	0.9658	0.7899	1.0290	0.8794	0.8406	0.6366	1.2405	0.9859	0.8339
3	0.8332	1.1861	1.2868	0.9954	1.1071	1.1652	0.9038	0.9105	1.0668	1.1878	1.2316
4	1.0541	1.4400	1.2668	1.4962	1.3216	1.2556	1.1205	1.1380	1.4775	1.4642	1.2158
5	1.2162	1.3523	1.3476	1.5210	1.3127	1.5193	1.2091	1.3189	1.4930	1.4101	1.2804
6	1.4539	1.4248	1.3799	1.5016	1.4124	1.5385	1.1672	1.5950	1.4268	1.4881	1.0436
7	1.5770	1.6406	1.5744	1.3719	1.3648	1.4004	1.3977	1.1989	1.5657	1.2929	1.5221
8	1.4122	1.2783	1.6705	1.4776	1.5104	1.4089	1.6079	1.4536	1.2969	1.2677	1.6609
9	1.5307	1.4713	1.6450	1.4137	1.5070	1.5601	1.3034	1.3920	1.4774	1.1784	1.4977
10	1.6254	1.5085	1.5836	1.6109	1.5372	1.4219	1.4926	1.3539	1.4412	1.3556	1.4689
11	1.4342	1.7620	1.6086	1.5991	1.3916	1.5397	1.5352	1.5418	1.3465	1.6850	1.4138
12	1.5181	1.7841	1.5875	1.4703	1.5246	1.7303	1.4097	1.4532	1.1346	1.4473	1.4990
13	1.5116	1.6648	1.6695	1.4399	1.4634	1.3457	1.5526	1.4203	1.5124	1.5349	1.5583
14	1.6028	1.5034	1.6092	1.5157	1.4884	1.5584	1.4662	1.3976	1.6999	1.4391	1.3769
15	1.8849	1.6263	1.5285	1.4959	1.6637	1.5919	1.4213	1.3508	1.4495	1.4963	1.4664
16	1.6762	1.5505	1.4560	1.4686	1.3501	1.4335	1.3827	1.1807	1.5144	1.5187	1.3431
17	1.6001	1.5696	1.4635	1.6007	1.5023	1.5203	1.2502	1.4371	1.3297	1.2963	1.3419
18	1.5406	1.5522	1.4217	1.2875	1.4884	1.3637	1.0668	1.5786	1.4002	1.4434	1.3300
19	1.5342	1.4871	1.3740	1.3960	1.3743	1.3916	1.4018	1.3300	1.4395	1.4095	1.2858
20	1.5791	1.4412	1.5819	1.4360	1.4302	1.3216	1.5399	1.2857	1.1973	1.2843	1.5362
21	1.5518	1.3954	1.2655	1.3549	1.3593	1.3023	1.3506	1.3035	1.4649	1.4061	1.3186
22	1.4637	1.3742	1.3812	1.4109	1.3816	1.1258	1.3460	1.3546	1.2848	1.2737	1.3259
23	1.3845	1.4103	1.4111	1.3033	1.3287	1.3091	1.3739	1.4717	1.1910	1.4740	1.2349
24	1.4106	1.5871	1.2431	1.2487	1.2055	1.4504	1.3226	1.2709	1.3045	1.3585	1.3508
25	1.2835	1.2412	1.2679	1.2712	1.0940	1.2727	1.3850	1.3700	1.1982	1.2906	1.3154
26	1.3955	1.4473	1.2528	1.1763	1.2321	1.3192	1.2006	1.2991	1.3554	1.1514	1.2038
27	1.5147	1.3248	1.2111	1.0171	1.4267	1.2544	1.2365	1.2247	1.2253	1.2755	1.3311
28	1.2488	1.2871	1.1594	1.2659	1.2787	1.1647	1.3038	1.2637	1.2601	1.3061	1.1282
29	1.3776	1.3603	1.0899	1.3039	1.2190	1.2725	1.1267	1.1833	1.1943	1.1779	1.2044
30	1.3694	1.2407	0.9915	1.2126	1.2447	1.0180	1.3067	1.3091	1.1743	1.3171	1.1870
31	1.2719	1.2562	1.1495	1.1549	1.1639	1.2276	1.2417	1.1336	1.2329	1.1315	1.1917
32	1.2592	1.1254	1.3775	1.2074	1.2826	1.2247	1.3333	1.2241	1.1732	1.2525	1.1123
33	1.2684	1.0533	1.1807	1.1403	1.1549	1.0313	1.2156	1.1448	1.2139	1.2950	1.0303
34	1.1905	0.9427	1.1883	1.2270	1.2458	1.2256	1.2685	1.1225	1.0620	1.1392
35	1.1545	1.2281	1.1898	1.0450	1.1918	1.0983	1.1505	1.2874	1.1763	1.0892
36	1.0616	1.3147	1.1434	1.1248	1.0393	1.2436	1.1679	1.0879	1.2067	1.0179
37	1.0089	1.1337	1.1844	1.0899	1.1502	1.0812	1.2247	1.2070	1.0674
38	1.1776	1.1513	1.0100	0.9814	1.1037	1.1750	1.0714	1.0123	1.0005
39	1.3091	1.1747	1.1247	1.1189	1.1869	1.0175	1.1627	1.1091	0.9381
40	1.1268	1.0893	1.0661	1.0648	1.0549	1.0841	1.0238	1.1515
41	1.1144	1.1964	0.9026	1.1868	1.1095	1.1584	1.0614	1.0815
42	1.1870	1.0171	1.1333	1.0783	1.0176	1.0055	1.1844	0.9340
43	1.1257	1.0623	1.0649	1.0591	1.1147	1.0969	1.0783	0.9810
44	1.1883	1.0430	1.1418	1.0484	1.1470	0.9635	1.0182
45	1.0603	0.9830	1.0217	1.0722	0.9845	1.0304	0.9687
46	1.1154	1.0588	1.0552	1.0749	1.1263	1.1269
47	1.0932	1.0622	0.9991	1.0150	0.9333	1.0570
48	0.8993	1.1601	1.0133	1.1079	1.0679	0.9284
49	1.0699	1.0697	1.0140	0.8506	1.0863	0.9384
50	1.1372	1.0289	0.9090	0.9593	0.9862
51	1.1132	0.9620	1.0438	1.0100	0.9218
52	0.9698	0.9900	0.8869	0.9750	0.9568
53	1.0112	0.9856	0.9231	0.9345
54	0.9767	0.9221		0.8994
55	0.9980
56
57
58
59
60
61
62
63
64
65

The calculation of Prepayment (ABS) Speeds is described on page A-1 of this Appendix.

(1) January-March 2018 data points reflect the impact to certain credit metrics of a servicing system conversion for the sponsor’s retail loan and lease portfolios that occurred in early 2018.

AmeriCredit Automobile Receivables Trust (AMCAR) ABS Information

Prepayment (ABS) Speed (continued)

As of April 30, 2020 (1)

Months	2017-4	2018-1	2018-2	2018-3	2019-1	2019-2	2019-3	2020-1
1	1.9341	1.7911	2.0474	2.0449	2.4556	2.4839	1.9532	2.6968
2	0.8407	1.0165	0.7399	0.8193	1.1356	1.0450	1.2494	1.1247
3	0.8803	1.1319	1.1738	1.0028	1.3757	1.4039	1.1452
4	1.2275	1.3308	1.1632	1.2016	1.3510	1.2470	1.4400
5	1.7140	1.2413	1.1367	1.6293	1.4975	1.6357	1.6201
6	1.4492	1.3964	1.3237	1.4074	1.6462	1.2919	1.5217
7	1.4370	1.4210	1.2412	1.3897	1.4561	1.4503	1.4525
8	1.3659	1.2791	1.4975	1.3171	1.6429	1.4152	1.2767
9	1.3582	1.4933	1.3852	1.4551	1.3462	1.5094
10	1.5567	1.3094	1.4542	1.4989	1.4638	1.3912
11	1.4315	1.6415	1.3938	1.3598	1.5909	1.3908
12	1.4763	1.4725	1.4590	1.5805	1.5086
13	1.4626	1.5077	1.5213	1.2550	1.4345
14	1.3595	1.3950	1.2651	1.4397	1.3280
15	1.3936	1.4041	1.4867	1.3765
16	1.4342	1.5059	1.2019	1.4132
17	1.5852	1.2567	1.3323	1.4211
18	1.4136	1.5184	1.3953	1.1635
19	1.4800	1.1749	1.2863
20	1.3680	1.3893	1.3240
21	1.3971	1.3447	1.0753
22	1.4434	1.2762
23	1.3022	1.2629
24	1.3979	1.1414
25	1.1725
26	1.3057
27	1.2894
28	1.1803
29	1.1638
30	1.0864
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65

The calculation of Prepayment (ABS) Speeds is described on page A-1 of this Appendix.

(1) January-March 2018 data points reflect the impact to certain credit metrics of a servicing system conversion for the sponsor’s retail loan and lease portfolios that occurred in early 2018.

AmeriCredit Automobile Receivables Trust (AMCAR) ABS Information

Pool Factor

As of April 30, 2020 (1)

Months	2015-1	2015-2	2015-3	2015-4	2016-1	2016-2	2016-3	2016-4	2017-1	2017-2	2017-3
1	0.9909	0.9861	0.9828	0.9853	0.9896	0.9834	0.9837	0.9844	0.9705	0.9699	0.9663
2	0.9749	0.9676	0.9614	0.9660	0.9679	0.9627	0.9643	0.9672	0.9467	0.9494	0.9475
3	0.9564	0.9446	0.9364	0.9446	0.9455	0.9388	0.9443	0.9470	0.9252	0.9269	0.9244
4	0.9357	0.9188	0.9119	0.9175	0.9208	0.9141	0.9220	0.9245	0.8990	0.9014	0.9018
5	0.9133	0.8944	0.8867	0.8904	0.8965	0.8862	0.8990	0.9001	0.8730	0.8768	0.8786
6	0.8885	0.8693	0.8614	0.8639	0.8713	0.8584	0.8766	0.8727	0.8481	0.8516	0.8582
7	0.8626	0.8418	0.8339	0.8393	0.8469	0.8328	0.8519	0.8503	0.8218	0.8289	0.8326
8	0.8388	0.8191	0.8055	0.8136	0.8210	0.8075	0.8249	0.8251	0.7990	0.8068	0.8055
9	0.8139	0.7943	0.7778	0.7891	0.7955	0.7804	0.8019	0.8010	0.7744	0.7859	0.7808
10	0.7881	0.7694	0.7514	0.7624	0.7699	0.7556	0.7769	0.7777	0.7506	0.7631	0.7568
11	0.7649	0.7414	0.7250	0.7362	0.7465	0.7296	0.7517	0.7522	0.7282	0.7366	0.7337
12	0.7410	0.7135	0.6994	0.7121	0.7217	0.7011	0.7284	0.7283	0.7084	0.7134	0.7099
13	0.7174	0.6877	0.6729	0.6886	0.6980	0.6786	0.7036	0.7051	0.6844	0.6895	0.6857
14	0.6930	0.6644	0.6477	0.6645	0.6745	0.6535	0.6802	0.6825	0.6582	0.6670	0.6641
15	0.6653	0.6398	0.6241	0.6411	0.6489	0.6283	0.6578	0.6608	0.6358	0.6442	0.6416
16	0.6407	0.6166	0.6018	0.6183	0.6278	0.6058	0.6361	0.6414	0.6130	0.6214	0.6209
17	0.6175	0.5936	0.5798	0.5941	0.6051	0.5825	0.6162	0.6191	0.5927	0.6016	0.6006
18	0.5954	0.5711	0.5587	0.5744	0.5830	0.5617	0.5985	0.5953	0.5719	0.5804	0.5807
19	0.5736	0.5498	0.5385	0.5536	0.5626	0.5410	0.5773	0.5751	0.5510	0.5599	0.5615
20	0.5516	0.5294	0.5157	0.5327	0.5418	0.5215	0.5547	0.5557	0.5332	0.5411	0.5395
21	0.5303	0.5100	0.4976	0.5131	0.5222	0.5025	0.5348	0.5364	0.5124	0.5212	0.5206
22	0.5104	0.4911	0.4784	0.4931	0.5027	0.4860	0.5153	0.5168	0.4943	0.5031	0.5019
23	0.4918	0.4720	0.4590	0.4748	0.4841	0.4675	0.4957	0.4959	0.4775	0.4829	0.4845
24	0.4731	0.4508	0.4421	0.4574	0.4673	0.4473	0.4771	0.4780	0.4596	0.4645	0.4661
25	0.4561	0.4345	0.4252	0.4401	0.4518	0.4300	0.4581	0.4591	0.4432	0.4472	0.4483
26	0.4382	0.4159	0.4088	0.4241	0.4350	0.4124	0.4415	0.4415	0.4253	0.4317	0.4322
27	0.4191	0.3993	0.3931	0.4099	0.4162	0.3960	0.4248	0.4250	0.4092	0.4150	0.4148
28	0.4035	0.3833	0.3782	0.3934	0.3996	0.3809	0.4075	0.4083	0.3929	0.3983	0.3999
29	0.3867	0.3668	0.3643	0.3766	0.3839	0.3647	0.3925	0.3928	0.3777	0.3833	0.3845
30	0.3703	0.3519	0.3515	0.3613	0.3683	0.3517	0.3758	0.3761	0.3629	0.3669	0.3695
31	0.3552	0.3372	0.3373	0.3468	0.3538	0.3366	0.3602	0.3617	0.3478	0.3529	0.3547
32	0.3406	0.3241	0.3207	0.3321	0.3382	0.3219	0.3438	0.3466	0.3336	0.3379	0.3410
33	0.3261	0.3118	0.3068	0.3183	0.3243	0.3094	0.3290	0.3326	0.3192	0.3226	0.3282
34	0.3126	0.3006	0.2932	0.3039	0.3097	0.2952	0.3140	0.3191	0.3066	0.3093
35	0.2997	0.2870	0.2798	0.2915	0.2960	0.2826	0.3005	0.3040	0.2931	0.2967
36	0.2878	0.2727	0.2672	0.2787	0.2840	0.2687	0.2871	0.2914	0.2795	0.2850
37	0.2765	0.2607	0.2544	0.2664	0.2712	0.2569	0.2734	0.2778	0.2676
38	0.2640	0.2487	0.2435	0.2553	0.2590	0.2443	0.2614	0.2663	0.2564
39	0.2504	0.2368	0.2318	0.2432	0.2464	0.2336	0.2489	0.2542	0.2460
40	0.2389	0.2259	0.2208	0.2318	0.2352	0.2224	0.2378	0.2420
41	0.2278	0.2143	0.2113	0.2195	0.2237	0.2108	0.2266	0.2306
42	0.2162	0.2044	0.2002	0.2085	0.2133	0.2008	0.2146	0.2207
43	0.2055	0.1945	0.1899	0.1980	0.2023	0.1903	0.2038	0.2105
44	0.1944	0.1848	0.1792	0.1877	0.1912	0.1811	0.1937
45	0.1846	0.1758	0.1698	0.1776	0.1818	0.1716	0.1841
46	0.1747	0.1665	0.1604	0.1676	0.1714	0.1615
47	0.1651	0.1573	0.1516	0.1583	0.1626	0.1523
48	0.1570	0.1476	0.1429	0.1486	0.1532	0.1442
49	0.1480	0.1389	0.1344	0.1408	0.1439	0.1363
50	0.1387	0.1307	0.1268	0.1325	0.1355
51	0.1299	0.1231	0.1185	0.1242	0.1277
52	0.1223	0.1156	0.1114	0.1162	0.1199
53	0.1146	0.1083	0.1043	0.1088
54	0.1073	0.1015		0.1017
55	0.1001
56
57
58
59
60
61
62
63
64
65

The calculation of Pool Factors is described on page A-1 of this Appendix.

(1) January-March 2018 data points reflect the impact to certain credit metrics of a servicing system conversion for the sponsor’s retail loan and lease portfolios that occurred in early 2018.

AmeriCredit Automobile Receivables Trust (AMCAR) ABS Information

Pool Factor (continued)

As of April 30, 2020 (1)

Months	2017-4	2018-1	2018-2	2018-3	2019-1	2019-2	2019-3	2020-1
1	0.9686	0.9705	0.9684	0.9693	0.9623	0.9627	0.9685	0.9551
2	0.9498	0.9498	0.9510	0.9515	0.9405	0.9420	0.9452	0.9324
3	0.9307	0.9281	0.9292	0.9318	0.9162	0.9175	0.9233
4	0.9078	0.9043	0.9075	0.9102	0.8924	0.8950	0.8983
5	0.8794	0.8816	0.8864	0.8842	0.8672	0.8684	0.8714
6	0.8546	0.8575	0.8634	0.8609	0.8405	0.8459	0.8461
7	0.8302	0.8332	0.8415	0.8380	0.8164	0.8219	0.8219
8	0.8069	0.8109	0.8169	0.8160	0.7903	0.7986	0.8000
9	0.7840	0.7862	0.7939	0.7928	0.7680	0.7744
10	0.7589	0.7640	0.7703	0.7693	0.7447	0.7520
11	0.7356	0.7379	0.7477	0.7476	0.7201	0.7298
12	0.7122	0.7143	0.7245	0.7237	0.6968
13	0.6891	0.6906	0.7009	0.7036	0.6747
14	0.6677	0.6686	0.6805	0.6817	0.6542
15	0.6461	0.6467	0.6578	0.6608
16	0.6243	0.6238	0.6387	0.6397
17	0.6008	0.6042	0.6183	0.6188
18	0.5800	0.5817	0.5974	0.6009
19	0.5586	0.5636	0.5780
20	0.5389	0.5433	0.5585
21	0.5192	0.5238	0.5419
22	0.4991	0.5053
23	0.4812	0.4873
24	0.4624	0.4709
25	0.4464
26	0.4292
27	0.4125
28	0.3973
29	0.3824
30	0.3686
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65

The calculation of Pool Factors is described on page A-1 of this Appendix.

(1) January-March 2018 data points reflect the impact to certain credit metrics of a servicing system conversion for the sponsor’s retail loan and lease portfolios that occurred in early 2018.

Cumulative Net Losses (1)

The graphs below depict Cumulative Net Losses for each month after closing for each of the sponsor’s securitizations related to its AMCAR platform for the past five years.

The calculation of Cumulative Net Losses is described on page A-1 of this Appendix.

2015 AMCAR Securitized Pools

2016 AMCAR Securitized Pools

(1) January-March 2018 data points reflect the impact to certain credit metrics of a servicing system conversion for the sponsor’s retail loan and lease portfolios that occurred in early 2018.

2017 AMCAR Securitized Pools

2018 AMCAR Securitized Pools

2019 & 2020 AMCAR Securitized Pools

(1) January-March 2018 data points reflect the impact to certain credit metrics of a servicing system conversion for the sponsor’s retail loan and lease portfolios that occurred in early 2018.

61+ Delinquencies (1)

The graphs below depict 61+ Delinquencies for each month after closing for each of the sponsor’s securitizations related to its AMCAR platform for the past five years.

The calculation of Delinquencies is described on page A-1 of this Appendix.

2015 AMCAR Securitized Pools

2016 AMCAR Securitized Pools

(1) January-March 2018 data points reflect the impact to certain credit metrics of a servicing system conversion for the sponsor’s retail loan and lease portfolios that occurred in early 2018.

2017 AMCAR Securitized Pools

2018 AMCAR Securitized Pools

2019 & 2020 AMCAR Securitized Pools

(1) January-March 2018 data points reflect the impact to certain credit metrics of a servicing system conversion for the sponsor’s retail loan and lease portfolios that occurred in early 2018.

Prepayment (ABS) Speeds (1)

The graphs below depict Prepayment (ABS) Speeds for each month after closing for each of the sponsor’s securitizations related to its AMCAR platform for the past five years.

The calculation of Prepayment (ABS) Speeds is described on page A-1 of this Appendix.

2015 AMCAR Securitized Pools

2016 AMCAR Securitized Pools

(1) January-March 2018 data points reflect the impact to certain credit metrics of a servicing system conversion for the sponsor’s retail loan and lease portfolios that occurred in early 2018.

2017 AMCAR Securitized Pools

2018 AMCAR Securitized Pools

2019 & 2020 AMCAR Securitized Pools

(1) January-March 2018 data points reflect the impact to certain credit metrics of a servicing system conversion for the sponsor’s retail loan and lease portfolios that occurred in early 2018.

Annex B

Clearance, Settlement and Tax Documentation Procedures

NOTICE TO INVESTORS: THIS ANNEX B IS AN INTEGRAL PART OF THE PROSPECTUS TO WHICH IT IS ATTACHED.

Except in limited circumstances, the publicly offered notes will be available only in book-entry form. Investors in the publicly offered notes may hold the publicly offered notes through any of DTC, Clearstream or Euroclear. The publicly offered notes will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding publicly offered notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC participants.

Non-U.S. holders of global notes will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the notes clearing organizations or their participants.

Initial Settlement

All publicly offered notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the publicly offered notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

Investors electing to hold their publicly offered notes through DTC will follow DTC settlement practices. Investor notes custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their publicly offered notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Publicly offered notes will be credited to the notes custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants

Secondary market trading between DTC participants will be settled using the procedures applicable to asset-backed notes issues in same-day funds.

Trading between Clearstream or Euroclear Participants

Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC, Seller and Clearstream or Euroclear Participants

When publicly offered notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the publicly offered notes against payment. Payment will include interest accrued on the publicly offered notes from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant’s account against delivery of the publicly offered notes. After settlement has been completed, the publicly offered notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The notes credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global notes will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the publicly offered notes are credited to their account one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing publicly offered notes would incur overdraft charges for one day, assuming they cleared the overdraft when the publicly offered notes were credited to their accounts. However, interest on the publicly offered notes would accrue from the value date. Therefore, in many cases the investment income on the global notes earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global notes to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the

DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser

Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which publicly offered notes are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the publicly offered notes to the DTC participant’s account against payment. Payment will include interest accrued on the publicly offered notes from and including the last interest payment to and excluding the settlement date on the basis of a 360-day year and the actual number of days elapsed in the accrual period (with respect to the Class A-1 Notes and A-2-B Notes) and on the basis of a 360-day year consisting of twelve 30-day months (with respect to all other notes). For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase global notes from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•

borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system’s customary procedures;

•

borrowing the publicly offered notes in the United States from a DTC participant no later than one day prior to settlement, which would give the publicly offered notes sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of publicly offered notes holding such notes through Clearstream, Euroclear, or DTC will be subject to the 30% U.S. federal withholding tax that generally applies to payments of interest, including OID, on registered debt issued by U.S. Persons, unless:

(1)

each clearing system, bank or other financial institution that holds customers’ notes in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

(2)	such beneficial owner certifies as to an exemption or reduced tax rate, which may be done using one of the forms below.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the publicly offered notes, including U.S. federal withholding tax under FATCA, as well as the application of the withholding tax regulations. You are encouraged to consult your own tax advisors for specific advice regarding the holding and disposing of the publicly offered notes. For further discussion of U.S. federal withholding tax under FATCA, see “Material U.S. Federal Income Tax Consequences—Payments to Foreign Financial Institutions and Certain Other Non-U.S. Entities” in this prospectus.

Exemption for Non-U.S. Persons – IRS Form W-8BEN or IRS Form W-8BEN-E

Beneficial owners of publicly offered notes that are Non-U.S. Persons, as defined below, generally can obtain a complete exemption from the U.S. federal income withholding tax by providing a duly executed IRS Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals), or IRS Form W-8BEN-E, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities), as applicable. Generally, an IRS Form W-8BEN or IRS Form W-8BEN-E is valid for the period starting on the date the form is signed and ending on the last day of the third succeeding calendar year. If the information shown on IRS Form W-8BEN or IRS Form W-8BEN-E changes, a new IRS Form W-8BEN or IRS Form W-8BEN-E must be provided within 30 days of the change. In certain cases, an IRS Form W-8BEN or IRS Form W-8BEN-E may remain effective indefinitely.

Exemption for Non-U.S. Persons with effectively connected income—IRS Form W-8ECI

A Non-U.S. Person may claim an exemption from U.S. federal withholding on income effectively connected with the conduct of a trade or business in the United States by providing a duly executed IRS Form W-8ECI, Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States. The IRS Form W-8ECI is valid for the period starting on the date the form is signed and ending on the last day of the third succeeding calendar year. If the information shown on IRS Form W-8ECI changes, a new Form W-8ECI must be provided within 30 days of the change.

Exemption or reduced rate for Non-U.S. Persons resident in treaty countries – IRS Form W-8BEN or IRS Form W-8BEN-E

A Non-U.S. Person may claim treaty benefits by providing a duly executed IRS Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals), or IRS Form W-8BEN-E, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities), as applicable. Generally, an IRS Form W-8BEN or IRS Form W-8BEN-E is valid for the period starting on the date the form is signed and ending on the last day of the third succeeding calendar year. If the information shown on IRS Form W-8BEN or IRS Form W-8BEN-E changes, a new IRS Form W-8BEN or IRS Form W-8BEN-E must be provided within 30 days of the change. In certain cases, an IRS Form W-8BEN or IRS Form W-8BEN-E may remain effective indefinitely.

Exemption for U.S. Persons – IRS Form W-9

U.S. Persons may obtain a complete exemption from withholding tax by filing a duly executed IRS Form W-9, Request for Taxpayer Identification Number and Certification, supplying such U.S. Person’s tax identification number and certain other information.

For purposes of this discussion, a U.S. Person is:

(1)	a citizen or resident of the United States;

(2)	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any political subdivision thereof;

(3)	an estate that is subject to U.S. federal income tax regardless of the source of its income; or

(4)

a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust.

A Non-U.S. Person is any person other than a U.S. Person and other than a partnership (including any entity treated as a partnership for U.S. federal income tax purposes).

Dealer Prospectus Delivery Obligation

Until 90 days after the date of this prospectus dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and for their unsold allotments or subscriptions.